Exhibit 4.4

ABSOLUTE SOFTWARE CORPORATION

Notice of Annual General Meeting

and Management Information Circular

2019

Meeting Date:	Wednesday, December 11, 2019, 2:00 p.m. (PST)

Location:	Blake, Cassels & Graydon LLP, Suite 2600, 595 Burrard Street, Vancouver, British Columbia, Canada

Suite 1400

Four Bentall Centre, 1055 Dunsmuir Street

PO Box 49211

Vancouver, British Columbia, Canada V7X 1K8

604-730-9851

www.absolute.com

This document is important and requires your immediate attention. It requires holders of common shares of Absolute Software Corporation to make important decisions. If you are in doubt as to how to make such decisions, please contact your financial, legal, tax, or other professional advisors.

ABSOLUTE SOFTWARE CORPORATION

Suite 1400, Four Bentall Centre

1055 Dunsmuir Street

Vancouver, British Columbia, V7X 1K8

NOTICE OF ANNUAL GENERAL MEETING

TO OUR SHAREHOLDERS:

Our Annual General Meeting (the “Meeting”) will be held at the offices of Blake, Cassels & Graydon LLP, at Suite 2600, 595 Burrard Street, Vancouver, British Columbia, on Wednesday, December 11, 2019 at 2:00 p.m. (PST) for the following purposes:

(1)	to receive the report of our Directors;

(2)	to receive our audited financial statements for the financial year ended June 30, 2019, and the accompanying report of the auditors;

(3)	to set the number of our Directors at six for the ensuing year;

(4)	to elect our Directors for the ensuing year;

(5)	to appoint our auditor for the ensuing year and to authorize the Directors to fix the auditor’s remuneration;

(6)	to approve the adoption of a new Employee Share Ownership Plan and reserve 350,000 common shares for issuance thereunder;

(7)	to consider any amendment to or variation of a matter identified in this Notice; and

(8)	to transact such other business as may properly come before the Meeting or any adjournment thereof.

Our Information Circular, which includes a detailed description of the matters to be dealt with at the Meeting, accompanies this Notice. Our financial statements for the year ended June 30, 2019 and the report of the auditors thereon can be requested separately.

If you are unable to attend the Meeting in person and wish to ensure that your Absolute shares will be voted at the Meeting, you must complete, date, and execute the enclosed form of proxy, or another suitable form of proxy, and deliver it by hand or by mail in accordance with the instructions set out in the form of proxy and in the Information Circular. If you are an unregistered shareholder and want to attend the Meeting, you must follow the instructions set out in the Information Circular to ensure that your Absolute shares will be voted at the Meeting.

DATED at Vancouver, British Columbia as of November 12, 2019.

ABSOLUTE SOFTWARE CORPORATION

“Daniel P. Ryan”
Chairman of the Board

ABSOLUTE SOFTWARE CORPORATION

Suite 1400, Four Bentall Centre

1055 Dunsmuir Street

Vancouver, British Columbia, V7X 1K8

INFORMATION CIRCULAR

as at November 12, 2019

INTRODUCTION

The Board of Directors of Absolute Software Corporation (the “Board”) is delivering this information circular (this “Information Circular”) to you in connection with the solicitation of your proxy for use at the annual general meeting of shareholders to be held on December 11, 2019 (the “Meeting”).

In this Information Circular, unless the context otherwise requires, all references to “Absolute”, the “Company”, “we”, “us”, and “our” refer to Absolute Software Corporation. The Company’s fiscal year ends on June 30 of each year. In this Information Circular, the fiscal year ended June 30, 2019 is referred to as “Fiscal 2019”, the fiscal year ended June 30, 2018 is referred to as “Fiscal 2018”, and the fiscal year ended June 30, 2017 is referred to as “Fiscal 2017”. All dollar figures are stated in U.S. dollars unless otherwise indicated.

Cautionary Note on Forward Looking Statements

Certain statements contained in the Notice of Meeting and this Information Circular (together, the “Meeting Materials”) may contain and constitute forward-looking statements and forward-looking information (collectively, “forward-looking statements”) which relate to future events or Absolute’s future business, operations, and financial performance and condition. Forward-looking statements normally contain words like “will”, “intend”, “anticipate”, “could”, “should”, “may”, “might”, “expect”, “estimate”, “forecast”, “plan”, “potential”, “project”, “assume”, “contemplate”, “believe”, “shall”, “scheduled”, and similar terms and, within the Meeting Materials, include, without limitation, any statements (express or implied) respecting: the administration of the Option Plan (as defined herein); the administration of the PRSU Plan (as defined herein); the administration of the Current ESOP (as defined herein); the Company’s plans with respect to the Current ESOP; the enactment and approval of the New ESOP (as defined herein); the administration of the New ESOP; the administration of the DSU Plan (as defined herein); the Company’s compensation plans, philosophies, and practices; and the ability of the Company’s compensation practices to attract, retain, motivate, and reward qualified executive officers who will be able to accomplish the Company’s business objectives.

Forward-looking statements are not guarantees of future performance, actions, or developments and are based on expectations, assumptions, and other factors that management currently believes are relevant, reasonable, and appropriate in the circumstances. The material expectations, assumptions, and other factors used in developing the forward-looking statements set out in the Meeting Materials include or relate to the following, without limitation: the Company will be able to successfully execute its plans, strategies, and objectives; market and industry data obtained from external sources is accurate and reliable; the Company’s compensation practices are competitive with comparable organizations for similar positions; the Company will be able to attract and retain qualified personnel; the New ESOP will be approved by shareholders, the TSX (as defined herein), and the Administrator (as defined herein) and will accomplish its intended purpose; and the 350,000 Common Shares (as defined herein) proposed to be reserved for issuance pursuant to the New ESOP will be sufficient for purchases under the New ESOP in the two following calendar years.

Although management believes that the forward-looking statements herein are reasonable, actual results could be substantially different due to the risks and uncertainties associated with and inherent to Absolute’s business, as more particularly described in the “Risk and Uncertainties” section of Absolute’s most recently filed Management’s Discussion and Analysis, which is available under Absolute’s profile on www.sedar.com. Additional material risks and uncertainties applicable to the forward-looking statements herein include, without limitation: the New ESOP will not be approved by shareholders, the TSX, and/or the Administrator on the respective timelines currently anticipated or at all; the 350,000 Common Shares proposed to be reserved for issuance pursuant to the New ESOP will not be sufficient for purchases under the New ESOP in the two following calendar years; the Company’s compensation strategies and programs will be unsuccessful at attracting, retaining, motivating, and rewarding qualified executive officers and the Company may change its strategies and programs if they are unsuccessful; and other unforeseen events, developments, or factors causing any of the aforesaid expectations, assumptions, and other factors ultimately being inaccurate or irrelevant. Many of these factors are beyond the control of Absolute.

All forward-looking statements included in the Meeting Materials are expressly qualified in their entirety by this cautionary note. The forward-looking statements contained in the Meeting Materials are made as at the date of this Information Circular and Absolute undertakes no obligation to update publicly or to revise any of the included forward-looking statements, whether as a result of new information, future events, or otherwise, except as may be required by applicable securities laws.

GENERAL PROXY INFORMATION

Who Can Vote

November 6, 2019 is the record date for the determination of shareholders entitled to notice of and to vote at the Meeting and at any adjournment thereof. As of November 6, 2019, Absolute had outstanding 41,817,499 common shares in the capital of Absolute (“Common Shares”). Persons who on November 6, 2019 are recorded on our share register as holders of Common Shares can vote at the Meeting. Each Common Share has the right to one vote.

Under our Articles, the quorum for the transaction of business at the Meeting is two persons present in person, each being a shareholder entitled to vote at the Meeting or a duly appointed proxyholder or representative for such shareholder so entitled, representing at least 25% of the issued and outstanding Common Shares.

How You Can Vote

If you are a registered shareholder (your Common Shares are held in your name) you may vote your Common Shares either by attending the Meeting in person or, if you do not plan to attend the Meeting, by completing the proxy and following the delivery instructions contained in the form of proxy and this Information Circular.

Principal Holders of Common Shares

To the knowledge of the Company, as of November 6, 2019, Lynrock Lake LP held 6,247,066 Common Shares, or approximately 14.9% of the outstanding Common Shares, and Trigran Investments, Inc. held 6,246,800 Common Shares, or approximately 14.9% of the outstanding Common Shares. To the knowledge of the Company, no other person or corporation beneficially owns, directly or indirectly, or exercises control or direction over, Common Shares carrying more than 10% of the voting rights attached to all outstanding Common Shares.

Normal Course Issuer Bid

On October 1, 2019, the Company commenced a normal course issuer bid (the “NCIB”) to purchase and cancel up to 2,663,275 Common Shares until September 30, 2020. The NCIB allows for the purchase of up to 27,956 Common Shares on a daily basis, except where purchases are made in accordance with “block purchase” exemptions under applicable Toronto Stock Exchange (“TSX”) policies. To date, the Company has not purchased any shares under the NCIB.

The Company commenced the NCIB because it believes that, from time to time, the market price of the Common Shares may not fully reflect the underlying value of the Company’s business and its future business prospects. Any purchases of Common Shares by the Company are expected to benefit all remaining shareholders.

The Company’s prior normal course issuer bid ran for the period September 28, 2018 to September 27, 2019. Under this prior normal course issuer bid, the Company sought to purchase up to 1,933,375 Common Shares, but ultimately purchased no Common Shares. The Company’s normal course issuer bids for periods prior to the current NCIB are described in the Company’s prior Information Circulars which are available under Absolute’s profile on www.sedar.com.

The Company’s Notice of Intention to Make a Normal Course Issuer Bid (TSX Form 12) for the NCIB is available free of charge from Absolute in person at Suite 1400, Four Bentall Centre, 1055 Dunsmuir Street, Vancouver British Columbia, or by telephone at (604) 730-9851 (ext. 117).

Advice to Beneficial Holders of Shares

The information set forth in this section is of significant importance to many shareholders of Absolute, as a substantial number of our shareholders do not hold their Common Shares in their own name. Shareholders who do not hold their Common Shares in their own name (referred to in this Information Circular as “Beneficial Shareholders”) should note that only proxies deposited by shareholders whose names appear on the records of the Company as the registered holders of Common Shares can be recognized and acted upon at the Meeting. If your Common Shares are listed in an account statement provided to you by a broker, then in almost all cases those Common Shares will not be registered in your name on the records of Absolute. Such Common Shares will more likely be registered under the name of your broker or an agent of that broker. In Canada, the vast majority of such Common Shares are registered under the name of CDS & Co. (the registration name for The Canadian Depository for Securities Limited, which acts as nominee for many Canadian brokerage firms), and in the United States, under the name of Cede & Co. as nominee for The Depositary Trust Company (which acts as depositary for many U.S. brokerage firms and custodian banks). If you are a Beneficial Shareholder, you should ensure that instructions respecting the voting of your Common Shares are communicated to the appropriate person.

Applicable regulatory policy requires intermediaries/brokers to seek voting instructions from Beneficial Shareholders in advance of shareholders’ meetings. Every intermediary/broker has its own mailing procedures and provides its own return instructions to clients, which should be carefully followed by Beneficial Shareholders in order to ensure that their Common Shares are voted at the Meeting. The form of proxy supplied to a Beneficial Shareholder by its broker (or the agent of the broker) is similar to the form of proxy provided to registered shareholders by Absolute. However, its purpose is limited to instructing the registered shareholder (the broker or agent of the broker) how to vote on behalf of the Beneficial Shareholder. The majority of brokers now delegate responsibility for obtaining instructions from clients to Broadridge Investor Communication Solutions (“Broadridge”) in Canada and in the United States. Broadridge will either mail a form of proxy or a voting instruction form in lieu of a form of proxy provided by Absolute. The voting instruction form will name the same persons as the proxy to represent you as a Beneficial Shareholder at the Meeting. As a Beneficial Shareholder you have the right to appoint a person (who need not be a Beneficial Shareholder) other than the persons designated in the voting instruction form, to represent you at the Meeting. To exercise this right, you should insert the name of the desired representative in the blank space provided in the voting instruction form. The completed voting instruction form must then be returned to Broadridge by mail or facsimile. Broadridge then tabulates the results of all instructions received and provides appropriate instructions respecting the voting of Common Shares to be represented at the Meeting. If you receive a voting instruction form from Broadridge, you cannot use it to vote your Common Shares directly at the Meeting as the voting instruction form must be returned to Broadridge well in advance of the Meeting in order to have your Common Shares voted.

Although as a Beneficial Shareholder you may not be recognized directly at the Meeting for the purposes of voting your Common Shares registered in the name of your broker (or agent of the broker), you may attend at the Meeting as proxyholder for the registered shareholder and vote the Common Shares in that capacity. If you wish to attend at the Meeting and indirectly vote your Common Shares as proxyholder for the registered shareholder, you should enter your own name in the blank space on the instrument of proxy provided to them and return the same to your broker (or the broker’s agent) in accordance with the instructions provided by such broker (or agent), well in advance of the Meeting.

Alternatively, as a Beneficial Shareholder you may request in writing that your broker send to you a legal proxy which would enable you to attend at the Meeting and vote your Common Shares.

Solicitation of Proxies

We are soliciting proxies primarily by mail, but our Directors, officers, and employees may solicit proxies personally, by telephone, by email, or by other means of electronic communication. We are paying all proxy solicitation costs. We are not sending proxy-related materials directly to non-objecting beneficial owners. We intend to pay for intermediaries to deliver proxy-related materials to objecting beneficial owners.

Appointment and Revocation of Proxies

The persons named in the accompanying form of proxy are the Company’s Chief Executive Officer and Chief Financial Officer. You may also appoint some other person or company (who need not be a shareholder of Absolute) to represent you at the Meeting either by inserting such other person’s name or company’s name in the blank space provided in the form of proxy or by completing another suitable form of proxy. A proxy will not be valid unless the completed form of proxy is delivered to the office of AST Trust Company (Canada) (“AST”) or the Company’s agents by mail or by fax no later than 48 hours (excluding Saturdays, Sundays, and holidays) prior to the time of the Meeting, or an adjournment thereof, or may be accepted by the Chair of the Meeting prior to the commencement of the Meeting. The Company or the Chair of the Meeting may waive or extend the proxy cut-off without notice.

AST’s mailing address is AST Trust Company (Canada), Attention: Proxy Department, P.O. Box 721, Agincourt, Ontario, M1S 0A1. AST’s fax numbers are 1-866-781-3111 (toll free) or 1-416-368-2502. You may also scan and email your proxy to proxyvote@astfinancial.com.

You can revoke your proxy by:

◾	providing a written notice of revocation to AST before the end of business on December 9, 2019;

◾

providing a written notice of revocation to Absolute at its registered office, which is located at the offices of Blake, Cassels & Graydon LLP, Suite 2600, 595 Burrard Street, P.O. Box 49314, Vancouver, British Columbia, V7X 1L3, before the end of business on December 9, 2019;

◾	advising the Chair of the Meeting that you are voting in person at the Meeting; or

◾	any other manner provided by law.

Your revocation of a proxy will not affect a matter on which a vote has already been taken.

Exercise of Discretion

The nominees named in the accompanying form of proxy will vote or withhold from voting the Common Shares represented by the proxy in accordance with your instructions. The proxy grants the nominees the discretion to vote on:

◾	each matter or group of matters identified in the proxy where you do not specify how you want to vote;

◾	any amendment to or variation of any matter identified in the proxy; and

◾	any other matter that properly comes before the Meeting.

If on a particular matter to be voted on you do not specify in your proxy the manner in which you want to vote, your Common Shares will be voted for the approval of such matter.

As of the date of this Information Circular, the Company’s management knows of no amendment, variation, or other matter that may come before the Meeting; but if any amendment, variation, or other matter properly comes before the Meeting, each nominee named in the proxy intends to vote in accordance with the nominee’s best judgment.

Late proxies may be accepted or rejected by the Chair of the Meeting at his or her discretion. The Chair of the Meeting is under no obligation to accept or reject any particular late proxy. The Company or the Chair of the Meeting may waive or extend the proxy cut-off without notice.

If no choice is indicated in the proxy, management’s nominees intend to vote FOR:

◾	establishing the number of Directors at six;

◾	electing management’s nominees for Director;

◾	appointing Deloitte LLP as the auditor of the Company, at remuneration to by fixed by the Board; and

◾	approving the New ESOP and reserving 350,000 Common Shares for issuance thereunder.

ELECTION OF DIRECTORS

The Board currently has seven members. At the Meeting, shareholders will be asked to pass an ordinary resolution to set the number of Directors for the ensuing year at six, subject to such increases as may be permitted by our Articles and the Business Corporations Act (British Columbia). The number of Directors will be approved if the affirmative vote of the majority of Common Shares present, or represented by proxy at the Meeting, and entitled to vote is voted in favour to set the number of Directors at six. The term of office of each of the current Directors will end at the conclusion of the Meeting. Each Director elected at the Meeting will hold office until the end of our next annual meeting, or if no Director is then elected, until a successor is elected, or until the Director resigns or is removed.

Advance Notice Policy

On October 25, 2014, the Board adopted an Advance Notice Policy for Director nominations. The Advance Notice Policy was ratified, confirmed, and approved at the Annual General and Special Meeting of our shareholders held on December 8, 2014. Shareholders who wish to nominate candidates for election as Directors must provide timely notice in writing to the Secretary of the Company at Suite 1400, Four Bentall Centre, 1055 Dunsmuir Street, Vancouver, British Columbia, V7X 1K8, and include the information set forth in the Advance Notice Policy. The notice must be given not less than 30 days and not more than 65 days prior to the date of the Meeting. A copy of the Advance Notice Policy is available on the Company’s website and under its profile on www.sedar.com.

Majority Voting Policy

The Board believes that each of the Directors should carry the confidence and support of its shareholders. To this end, the Board has adopted a Majority Voting Policy for the election of Directors. The policy provides that if a nominee for election as Director receives a greater number of “withheld” votes than “for” votes, that nominee will tender a resignation to the Chair of the Board following the meeting of shareholders at which the nominee was put forth for election. The Board will consider the offer of resignation and announce its decision on whether to accept it in a press release within 90 days following the meeting of shareholders.

In these deliberations, the Board will consider all factors it deems relevant, including any reasons stated for why shareholders “withheld” votes from the election of that nominee and, as applicable, the length of service and the qualifications of the nominee, the nominee’s contributions to the Company, the effect such resignation may have on the Company’s ability to comply with any applicable governance rules and policies and the dynamics of the Board, and whether the resignation would be in the best interests of the Company. The Board will be expected to accept the resignation, except in situations where extenuating circumstances would warrant the Director to continue to serve.

This policy only applies in circumstances involving an uncontested election of Directors, being those where the number of Director nominees is the same as the number of Directors to be elected to the Board. A copy of the Majority Voting Policy is available on the Company’s website and under its profile on www.sedar.com.

Director Nominees

Each of the proposed nominees for election has been nominated by management of Absolute. Each nominee is currently a Director of Absolute. The following table sets out certain information regarding the nominees(1).

Daniel Ryan

Age:	60

Director Since:	June 2011

Principal Occupation:	Chief Executive Officer of CiBO Technologies

Areas of Expertise:	Executive leadership; Industry knowledge; Technology and research & development; Information security knowledge

Common Shares(2):	115,101

Residence:	Minnesota, U.S.A.

Lynn Atchison

Age:	59

Director Since:	August 2019

Principal Occupation:	Corporate director

Areas of Expertise:	Financial expertise; Mergers and acquisitions; Public and private capital markets; Executive leadership

Common Shares(2):	0

Residence:	Texas, U.S.A.

Gregory Monahan

Age:	46

Director Since:	December 2012

Principal Occupation:	Senior Managing Director of Crescendo Partners, L.P. and Portfolio Manager of Jamarant Capital, L.P.

Areas of Expertise:	Corporate governance; Financial expertise; Public company directorships, Public and private capital markets

Common Shares(2)(3):	78,795

Residence:	Connecticut, U.S.A.

Salvatore Visca

Age:	53

Director Since:	February 2014

Principal Occupation:	Chief Technology Officer of Elastic Path Software

Areas of Expertise:	Executive leadership; Industry knowledge; Technology and research & development; Information security knowledge

Common Shares(2):	12,000

Residence:	British Columbia, Canada

Gerhard Watzinger

Age:	59

Director Since:	December 2014

Principal Occupation:	Corporate director

Areas of Expertise:	Executive leadership; Industry knowledge; CEO background; Information security knowledge

Common Shares(2):	0

Residence:	Florida, U.S.A.

Christy Wyatt

Age:	47

Director Since:	December 2018

Principal Occupation:	Chief Executive Officer of Absolute

Areas of Expertise:	Executive leadership; Industry knowledge; Product development; Technology and Information security knowledge; Mergers & acquisitions

Common Shares(2):	0

Residence:	California, U.S.A.

Notes:

1)

Other than with respect to Ms. Wyatt, the information as to principal occupation, age, place of residence, and the number Common Shares owned, controlled, or directed is not within the knowledge of management of the Company and has been provided by the respective nominees.

2)	Includes Common Shares beneficially owned, or controlled or directed, directly or indirectly, by each nominee.

3)	These include Common Shares held by Jamarant Capital, L.P.

Daniel P. Ryan

Mr. Ryan joined Absolute as a Director in June 2011, has been Chairman of the Board since December 2013, and is currently a member of the Audit Committee and the Governance and Nominating Committee. Mr. Ryan, a resident of Greenwood, Minnesota, is a software and technology executive with over 30 years of experience and a background in product and market strategy, business development, and mergers and acquisitions. Mr. Ryan is currently the CEO and a director of CiBO Technologies, a science-driven software company that models and simulates agricultural ecosystems. From 2011 to 2018 (until its acquisition by Marlin Equity Partners), Mr. Ryan was the President and CEO of RedBrick Health, which grew into an acknowledged industry leader in SaaS-powered employee well-being and health engagement. Before RedBrick, Mr. Ryan was President and CEO at Secure Computing, a $250 million leader in enterprise security solutions, prior to it being acquired by McAfee, where he served as EVP and General Manager of their $500 million Network Security Business Unit. Prior to Secure Computing, Mr. Ryan served as President and Chief Operating Officer at Stellent, a leading enterprise content management software company that grew revenue from $2 million to $130 million during his tenure before being acquired by Oracle, where he became Senior Vice President of Enterprise Content Management Products. Mr. Ryan joined Stellent from Foglight Software, an innovator in e-commerce and application performance management that was acquired by Quest Software, where he headed marketing, product management, and business development. Mr. Ryan is also currently a director of LogicStream Health, a clinical process improvement company, and was previously a director of Secure Computing. Mr. Ryan holds a Bachelor of Science in Math and Economics from the University of Minnesota.

Lynn Atchison

Ms. Atchison joined Absolute as a Director on August 7, 2019 and is currently a member of the Audit Committee. Ms. Atchison is a resident of Austin, Texas and currently serves on the boards of Q2 Software, Convey, and RealMassive. Ms. Atchison is also a member of original steering committee for Women@Austin and an Advisory Board Member of Philanthropitch. Most recently, Ms. Atchison was the CFO of Spredfast, a provider of enterprise social media management software. Prior to that, she served as the CFO of the online vacation rental marketplace HomeAway from August 2006 until March 2016. During her tenure at HomeAway, the business grew from $10 million to over $500 million in revenue and Ms. Atchison oversaw over 20 acquisitions, expansion into Europe, South America, and Australia, and an IPO on the NASDAQ in June 2011. Ms. Atchison was also instrumental in the sale of HomeAway to Expedia in December 2015 for $3.9 billion.

Gregory Monahan

Mr. Monahan joined Absolute as a Director in December 2012 and is currently the Chair of the Governance and Nominating Committee and a member of the Audit Committee. Mr. Monahan is a resident of Darien, Connecticut. Mr. Monahan is a Senior Managing Director of Crescendo Partners, L.P. and he is the Portfolio Manager of Jamarant Capital, L.P., a New York-based investment firm. Mr. Monahan previously co-founded Bind Network Solutions, a consulting firm focused on network infrastructure and security. Mr. Monahan also serves as a director of Cott Corporation, a leading North American and European water, coffee and coffee extracts, tea, and filtration solutions service company. He was formerly a director of: BSM Technologies, a commercial fleet telematics provider; COM DEV International, a designer and manufacturer of space hardware; ENTREC Corporation, a crane and heavy haul transportation company; SAExploration Holdings, a geophysical services company offering seismic data acquisition services to the oil and gas industry; O’Charley’s Inc., a multi-concept restaurant company; and Bridgewater Systems, a telecommunications software provider. Mr. Monahan holds a Bachelor of Science in Mechanical Engineering from Union College and an MBA from Columbia Business School.

Salvatore (Sal) Visca

Mr. Visca joined Absolute as a Director in March 2014 and is currently a member of the Compensation Committee and the Governance and Nominating Committee. Mr. Visca is a resident of Vancouver, British Columbia and his principal occupation is as Chief Technology Officer of Elastic Path Software, a privately held e-commerce software company. Prior to Mr. Visca’s time with Elastic Path, he was the Chief Technology Officer from 2005 to 2008 at Business Objects, an enterprise software company specializing in business intelligence. When Business Objects was acquired by SAP in 2007, Mr. Visca transitioned to Chief Technology Officer for the SAP Technology Development Group until 2010. Prior to Business Objects, he held a number of technology leadership positions at Infowave Software and IBM. Mr. Visca served as the Chairman of the Advisory Board of Infowave Software Inc. from 2004 to 2006. Mr. Visca also served as a director of DDS Wireless International Inc. from November 2006 to July 2014, as the independent director of Terminal City Capital Inc. from May 2008 to August 2010, and as an advisor of INETCO Systems Limited. Mr. Visca graduated with Honours from the University of Western Ontario with a Bachelor of Science in Computer Science.

Gerhard Watzinger

Mr. Watzinger joined Absolute as a Director in December 2014 and is currently the Chair of the Compensation Committee and a member of the Governance and Nominating Committee. Mr. Watzinger, a resident of Naples, Florida, is the Chairman of CrowdStrike, a cloud-based security and endpoint protection company, and is also a director of each of Mastech Digital, a leading provider of digital transformation IT services, and KnowBe4, a privately-held provider of security awareness training platforms. Mr. Watzinger previously served as the chief strategy officer and an executive vice president at McAfee, where he was responsible for guiding McAfee’s global business strategy and development. Mr. Watzinger helped accelerate the international expansion of McAfee and directed the company through numerous successful mergers and acquisitions. Mr. Watzinger was also the architect of McAfee’s acquisition by Intel, a $7.7 billion transaction which is one of the largest transactions in the information security industry. Mr. Watzinger holds a Bachelor’s degree in Computer Science from the University of Applied Sciences in Munich, Germany.

Christy Wyatt

Ms. Wyatt is Absolute’s Chief Executive Officer. Ms. Wyatt, a resident of San Jose, California, joined Absolute as CEO in November 2018 and became a Director in December 2018. Previously, Ms. Wyatt served as CEO of Dtex Systems, a leader in enterprise user intelligence and insider threat detection. Ms. Wyatt has held a variety of executive leadership roles at globally-recognized business and technology brands including Good Technology (now Blackberry), Citigroup, Motorola, Apple, and Sun Microsystems. Ms. Wyatt currently serves as a member of the boards of directors of Silicon Labs and Quotient Technology. She has been named one of Inc. Magazine’s Top 50 Women Entrepreneurs of America, Information Security’s CEO of the Year, one of the Fierce Wireless ‘Most Influential Women in Wireless’, and most recently as one of the Top 50 Women Leaders in SaaS.

Prior Year’s Voting Results

Except Ms. Atchison, each of the nominees for election as Director was nominated and elected as a Director at the last annual meeting of shareholders. The voting results for the election of Directors at the Company’s Annual General Meeting held on December 13, 2018 are as follows:

Name	Votes For	Percentage For
Daniel Ryan	19,679,801	73.35%
Gregory Monahan	18,412,022	68.63%
Eric Rosenfeld	17,496,572	65.21%
Salvatore Visca	20,456,855	76.25%
Gerhard Watzinger	20,465,443	76.28%
Christy Wyatt	26,800,810	99.89%

Eric Rosenfeld will not stand for re-election at the Meeting. Management appreciates and thanks Mr. Rosenfeld for his contributions to the Company over the past seven years.

Absence of Cease Trade Orders, Bankruptcies, Penalties and Sanctions

None of our proposed Directors or executive officers has, within the 10 years prior to the date of this Information Circular, been a director, chief executive officer, or chief financial officer of any company (including Absolute) that, while such person was acting in that capacity (or after such person ceased to act in that capacity but resulting from an event that occurred while that person was acting in such capacity), was the subject of a cease trade order, an order similar to a cease trade order, or an order that denied the company access to any exemption under securities legislation, in each case for a period of more than 30 consecutive days.

None of our proposed Directors or executive officers or, to the knowledge of the Company, shareholders holding a sufficient number of securities to materially affect control of Absolute has within the 10 years prior to the date of this Information Circular: (i) become bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency or was subject to or instituted any proceedings, arrangement or comprise with creditors or had a receiver, receiver manager or trustee appointed to hold its assets; or (ii) been a director or executive officer of any company, that, while that person was acting in that capacity, or within a year of that person ceasing to act in that capacity, became bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency or was subject to or instituted any proceedings, arrangement or comprise with creditors or had a receiver, receiver manager or trustee appointed to hold its assets.

None of our proposed Directors or executive officers or, to the knowledge of the Company, shareholders holding a sufficient number of securities to materially affect control of Absolute has: (i) been subject to any penalties or sanctions imposed by a court relating to securities legislation or by a securities regulatory authority or has entered into a settlement agreement with a securities regulatory authority; or (ii) been subject to any other penalties or sanctions imposed by a court or regulatory body that would likely be considered important to a reasonable investor making an investment decision.

Board Committees

The Board currently has an Audit Committee, a Compensation Committee, and a Governance and Nominating Committee. The membership of these committees is reviewed annually. The Board intends to review and reconstitute the membership of each of these committees following the Meeting.

Audit Committee

The Audit Committee is currently comprised of:

Eric Rosenfeld (Chair)

Lynn Atchison

Gregory Monahan

Daniel Ryan

The primary functions of the Audit Committee are to: (a) meet with the CFO and other senior finance staff of Absolute and its independent auditors to review matters affecting financial reporting, the system of internal accounting and financial controls and procedures and the audit procedures and audit plans; (b) appoint the auditors, subject to shareholder approval; and (c) review and recommend to the Board for approval Absolute’s financial statements and certain other documents required by regulatory authorities.

During Fiscal 2019, all members of the Audit Committee listed above were independent and financially literate and none of the members was an officer or employee of the Company or any of its subsidiaries.

Audit Committee disclosure required under National Instrument 52-110 – Audit Committees (“NI 52-110”) is contained in the Company’s Annual Information Form dated August 13, 2019 (the “AIF”), which is available under the Company’s profile on www.sedar.com.

Compensation Committee

The Compensation Committee is currently comprised of:

Gerhard Watzinger (Chair)

Eric Rosenfeld

Salvatore Visca

The primary functions of the Compensation Committee are to: (a) consider the terms of employment of the Chief Executive Officer and certain other executive officers; (b) oversee the Company’s general compensation policies; and (c) approve the grant of awards under Absolute’s equity compensation plans.

During Fiscal 2019, all members of the Compensation Committee listed above were independent and none of the members was an officer or employee of the Company or any of its subsidiaries.

Governance and Nominating Committee

The Governance and Nominating Committee is currently comprised of:

Gregory Monahan (Chair)

Daniel Ryan

Salvatore Visca

Gerhard Watzinger

The primary functions of the Governance and Nominating Committee are to: (a) provide a focus on governance that will enhance the Company’s performance; (b) assess and make recommendations regarding the effectiveness of the Board; and (c) establish and lead the process for identifying, recruiting, appointing, and providing ongoing development for the Directors.

During Fiscal 2019, all members of the Governance and Nominating Committee listed above were independent and none of the members was an officer or employee of the Company or any of its subsidiaries.

Strategic Planning

The Board oversees the Company’s strategic planning. At least annually, the Board reviews the strategic business plans and strategies proposed by management and approves such plans and strategies with such changes as the Board deems appropriate. The strategic plans and discussions – which take into account, among other things, the opportunities and risks of the business, strategic objectives of the Company, and budgetary considerations – are presented by management to the Board for its approval.

Risk Oversight

The Board oversees the identification of the principal risks of the Company’s business and the implementation of appropriate systems to manage these risks. A Risk Committee, consisting of senior executive officers, maintains a dashboard of the evolving strategic, operational, product, cyber, financial, legal, compliance, and other risks facing the Company, which includes an explanation of the risk, measurement of the likelihood of occurrence and resulting impact of the risk, and mitigation efforts being undertaken by the Company. This dashboard is presented at least quarterly by management to the Audit Committee and the Board for review and discussion.

APPOINTMENT OF AUDITOR

Deloitte LLP, Chartered Professional Accountants, of 939 Granville Street, Vancouver, British Columbia, will be nominated at the Meeting for reappointment as Absolute’s auditor, at the remuneration to be fixed by the Board. Deloitte LLP was first appointed as Absolute’s auditor by the Company’s shareholders on November 12, 2003.

The remuneration for the auditors is determined by the Board, and the fees paid to the auditors during the last two fiscal years has been disclosed in the “Audit Committee Disclosure” section of the AIF.

APPROVAL OF NEW EMPLOYEE SHARE OWNERSHIP PLAN

New Employee Share Ownership Plan

At the Meeting, shareholders will be asked to approve a new Employee Share Ownership Plan (the “New ESOP”), which the Company intends will replace the Current ESOP (as discussed below) effective January 1, 2020 if approved by shareholders, the TSX, and the designated administrator under the Employee Investment Act (British Columbia) (the “Administrator”). If the New ESOP receives necessary shareholder, TSX, and Administrator approvals, the Company will terminate the Current ESOP following the conclusion of the current offering period ending December 31, 2019.

The Company is seeking to reserve for issuance 350,000 Common Shares under the New ESOP, being that number of Common Shares that management believes will be sufficient to satisfy employee purchases under the New ESOP for the following two calendar years, at which point the Company intends to re-evaluate the place of the New ESOP in the Company’s compensation scheme in conjunction with the need for the Company, pursuant to the policies of the TSX, to seek the re-approval of the unallocated entitlements under the Option Plan and PRSU Plan from shareholders in 2021 if the Company wishes to grant further awards under these plans thereafter. The Common Shares proposed to be reserved for issuance under the New ESOP fall within the 12% limit contained in the Option Plan and PRSU Plan, and as such will reduce the number of awards that may be granted under those plans.

The terms of the New ESOP are substantially similar to the terms of the Current ESOP; however, the Company has made certain amendments to the terms, including:

◾	only an employee’s base salary will be eligible for deduction pursuant to the New ESOP;

◾

the New ESOP simplifies the definition of “Eligible Employee” to mean any employee employed by the Company (or an affiliate) on a continuing basis for at least 20 hours a week, excluding non-employee service providers, non-employee members of the Board, and highly compensated employees within the meaning of Section 414(q) of the Internal Revenue Code of 1986 (United States);

◾	the New ESOP will be overseen by the Compensation Committee;

◾

the New ESOP removes the 60 day notice period for amendments and may be amended, subject to the approval of the Administrator, the TSX, and a majority of employee shareholders in all instances, except that any of the following amendments will require approval by the Company’s shareholders:

○	increasing the number of Common Shares reserved for issuance under the New ESOP or the maximum amount of Common Shares available for issuance pursuant to the New ESOP;

○	amending the definition of “Eligible Employee”, “Purchase Price”, or “Shares”;

○	to remove, exceed, or increase the limits on insider participation in the New ESOP;

○	to introduce Company matching of employee contributions under the New ESOP;

○	amending the restrictions on the transferability of participating employees’ rights under the New ESOP; and

○	amendments to the amendment provisions of the New ESOP;

◾	the New ESOP allows persons who become employees during an offering period to participate in the New ESOP on a pro-rated basis during that offering period;

◾

all contributions pursuant to the New ESOP will be denominated in Canadian dollars to ensure the consistent application of the limits in the New ESOP to the Company’s employees in different jurisdictions;

◾	the period and annual contribution limits under the New ESOP for all participating employees will generally be $7,500 and $15,000, respectively;

◾

the New ESOP prohibits purchases under the New ESOP by those persons who, after giving effect to such purchases, would hold more than 5% of the total issued and outstanding Common Shares on that date; and

◾

the New ESOP will continue to be available to participating employees during sick leave or other bona fide leave of absence, for up to 3 months, or for so long as the participating employee’s right to re-employment is guaranteed either by statute or contract, if longer than 3 months.

The full text of the New ESOP is appended to this Information Circular as Schedule “B” and a blackline to the Current ESOP is appended as Schedule “C”. The terms of the New ESOP are described in further detail below under the heading “Securities Authorized for Issuance under Equity Compensation Plans – New Employee Share Ownership Plan”.

New Employee Share Ownership Plan Approval Resolutions

At the Meeting, shareholders will be asked to consider and, if deemed appropriate, to pass with or without variation, the following ordinary resolutions (the “New ESOP Resolutions”):

RESOLVED THAT:

1)

The new Employee Share Ownership Plan (the “New ESOP”) of the Company, in substantially the form described in and appended as Schedule “B” to the Company’s management information circular dated November 12, 2019, be and is hereby authorized and approved.

2)	The maximum number of common shares in the capital of the Company (the “Common Shares”) authorized and reserved for issuance under the New ESOP shall be 350,000 Common Shares.

3)

Any Director or officer of the Company be and is hereby authorized and directed to take all such action and execute and deliver all such documents as any such Director or officer may, in his or her sole discretion, determine are necessary, desirable, or useful to implement the foregoing resolutions.

4)

The Board of Directors of the Company, in its sole and complete discretion, may act upon these resolutions to effect the adoption of the New ESOP and, subject to the limits set forth herein, fix the number of Common Shares reserved for issuance thereunder, or if deemed appropriate and without any further approval from the shareholders of the Company, may choose not to act upon this resolutions, notwithstanding shareholder approval of the New ESOP and are authorized to revoke this resolution in their sole discretion.

An ordinary resolution is a resolution passed by a simple majority of the votes cast in person or by proxy. Unless otherwise indicated, the persons designated as proxyholders in the accompanying proxy intend to vote the Common Shares represented by each properly executed proxy FOR the New ESOP Resolutions.

The Board recommends that shareholders vote FOR the New ESOP Resolutions. Unless otherwise instructed, Common Shares represented by proxies in favour of management will be voted FOR the New ESOP Resolutions.

If the shareholders do not approve the New ESOP, the Current ESOP will remain as the employee share ownership plan of the Company. The Company expects the remaining Common Shares issuable pursuant to the Current ESOP to be issued during the current offering period ending on December 31, 2019, and that no further Common Shares will be issued pursuant to the Current ESOP thereafter. In the event the New ESOP is approved, the Company expects that employees will be able to acquire Common Shares under the New ESOP subject to and governed by the terms of the New ESOP effective January 1, 2020, subject to the approval of the New ESOP by the TSX and the Administrator. If the New ESOP is approved by shareholders, the TSX, and the Administrator, the Company will terminate the Current ESOP following the end of the current offering period concluding December 31, 2019.

OTHER BUSINESS

Management has no knowledge, as at the date hereof, of any business other than that mentioned in the Notice of Meeting, to be presented for action at the Meeting. However, the proxy solicited hereunder confers upon the proxyholder the discretionary right to exercise the powers conferred thereunder upon any other matters and proposals that may properly come before the Meeting.

DISCLOSURE OF CORPORATE GOVERNANCE PRACTICES

National Instrument 58-101 – Disclosure of Corporate Governance Practices requires reporting issuers to disclose their corporate governance practices. The corporate governance practices of the Company are set out in the attached Schedule “A” – Statement of Corporate Governance Practices.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

Share Option Plan

Overview

The Company’s 2000 Share Option Plan, as amended (the “Option Plan”) has been established to provide incentives to eligible persons to increase their ownership interest in the Company and thereby encourage their continuing association with the Company. The Option Plan was last approved by the Company’s shareholders on December 13, 2018. The Option Plan is administered by the Board. The Option Plan provides that options (“Options”) exercisable for Common Shares may be issued to officers, employees, and consultants of the Company or a subsidiary of the Company. All Options expire on a date not later than 7 years after the date of grant of such Option.

Number of Common Shares Available for Issuance

The maximum number of Common Shares that may be reserved for issuance under the Option Plan, in combination with all other security-based compensation arrangements of the Company, is 12% of the Company’s issued and outstanding Common Shares. Based on the 41,817,499 Common Shares issued and outstanding as at November 6, 2019, the Company may reserve up to 5,018,100 Common Shares for issuance pursuant to the Option Plan and all other security based compensation arrangements. As at November 6, 2019, the Company had outstanding Options to purchase 1,138,375 Common shares (representing approximately 2.7% of the issued and outstanding Common Shares as at November 6, 2019). Taking into account the 56,136 Common Shares reserved for issuance pursuant to the Current ESOP and the 2,363,720 Common Shares reserved for issuance pursuant to Share Units (as defined below) granted under the PRSU Plan, 1,459,869 Common Shares, or approximately 3.5% of the Company’s total issued and outstanding Common Shares as at November 6, 2019, are available for issuance pursuant to the Option Plan and all other security-based compensation arrangements of the Company.

As at June 30, 2019, the Company had outstanding Options to purchase 1,151,213 Common Shares (representing approximately 2.8% of the issued and outstanding Common Shares as at June 30, 2019). Taking into account the 92,099 Common Shares reserved for issuance pursuant to the Current ESOP and the 1,580,257 Common Shares reserved for issuance pursuant to the PRSU Plan, in each case as at June 30, 2019, 2,173,897 Common Shares, or approximately 5.2% of the Company’s issued and outstanding Common Shares as at June 30, 2019, were available for issuance pursuant to the Option Plan and all other security-based compensation arrangements of the Company as at June 30, 2019.

Common Shares purchased and cancelled under the NCIB will reduce the number of Common Shares outstanding and therefore the maximum number of Options the Company can issue.

The number of Common Shares reserved for issue to any person under the Option Plan may not exceed 5% of the issued and outstanding Common Shares (2,090,875 Common Shares, based on the number of issued and outstanding Common Shares as at November 6, 2019). In addition, the number of Common Shares (i) that may be issuable under the Option Plan and any other security-based compensation arrangement of the Company at any time, or (ii) issued under the Option Plan and any other security-based compensation arrangement of the Company within any one year period to insiders of the Company may not exceed 10% of the issued and outstanding Common Shares at that time.

Burn Rate

The Company’s annual burn rate under the Option Plan, as described in Section 613(d) of the TSX Company Manual, was 0.4% in Fiscal 2017, 2.3% in Fiscal 2018, and 0.9% in Fiscal 2019. The burn rate is calculated by dividing the number of securities granted under the security-based compensation arrangement during the relevant fiscal year by the weighted average number of securities outstanding for the applicable fiscal year (the “Burn Rate”). The weighted average number of securities outstanding during the period is the number of securities outstanding at the beginning of the period, adjusted by the number of securities bought back or issued during the period, multiplied by a time-weighting factor. The time-weighting factor is the number of days that the securities are outstanding as a proportion of the total number of days in the period (a weighted average is adequate in many circumstances). The weighted average number of securities outstanding is to be calculated in accordance with the CPA Canada Handbook, as such may be amended or superseded from time to time.

Vesting, Exercise, and Expiry Provisions

The exercise price for each Option is equal to the closing price per share for the Common Shares on the TSX on the last trading day before the date of the grant of the Option. Except for alternate vesting schedules for certain optionees that may be fixed by the Board on a case by case basis, and except for accelerated vesting in certain instances, Options vest after the first, second, third, or fourth year of the term of the Options as to a total number of Common Shares not exceeding 25% of the Common Shares that are the subject of the Options in each such year. For Options issued on or before December 31, 2012, accelerated vesting in respect of a change of control is defined broadly to include, among other things, the launch of a take-over bid which would result in the acquisition of control over 75% of the votes to elect a Director, whether or not the bid is ultimately successful, the beneficial acquisition of sufficient securities to cast 75% of the votes to elect a Director, on a fully diluted basis, a disposition of substantially all of the assets of the Company or an amalgamation, merger, arrangement or other business combination resulting in securityholders of the other party’s shares being entitled to cast 75% of the votes to elect Directors of the continuing entity. For Options issued on or after January 1, 2013, accelerated vesting in respect of a change of control is defined to include, among other things, an accelerated vesting event identified in an employment agreement, the passage of a resolution by the Board determining that an accelerated vesting event has or is deemed to have occurred together with the occurrence of (a) a special resolution of shareholders pursuant to the Business Corporations Act (British Columbia) in the event of a take-over bid, (b) the acquisition or continuing ownership by any person or persons acting jointly or in concert of at least 50% of the Common Shares of the Company, or (c) the sale, lease exchange or other disposition of all or substantially all of the Company’s assets or a business combination involving the Company that results in securityholders other than current securityholders of the Company owning shares of the continuing entity entitling them to cast over 50% of the votes attaching to all shares of the continuing entity. For Options issued on or after December 13, 2018, accelerated vesting would occur for an optionee upon the occurrence of: (A) (i) the sale of all or substantially all of the assets of the Company other than to an entity which was an affiliate of the Company prior to the sale; (ii) a reorganization, amalgamation, merger or plan of arrangement with respect to which all or substantially all of the persons who were the beneficial owners of the Common Shares immediately prior to such reorganization, amalgamation, merger or plan of arrangement beneficially own, directly or indirectly, less than 50% of the resulting voting shares on a fully-diluted basis; (iii) a formal bid or tender offer for Common Shares being made as a result of which the offeror and its affiliates would, if successful, beneficially own, directly or indirectly, 50% or more of the Common Shares then outstanding; (iv) during any period of two consecutive years, individuals who at the beginning of the period constituted the Board (together with any new directors whose nomination for election was approved by a vote of a majority of the directors of the Company, then still in the office, who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board, then still in office; (v) any transaction determined by the Board to be substantially similar to the above transactions; (vi) any proposed change of control determined by the Board to be a change of control; or (vii) any change of control event identified in an optionees employment agreement and (B) the employment of an optionee being terminated by the Company without cause or the optionee resigning in circumstances constituting constructive termination, in each case within twelve months following any of the events listed above.

If an Option would otherwise expire during or within 5 business days after the expiration of a black-out period applicable to the optionholder, then such Option expires 10 business days following the expiration of the applicable black-out period.

Termination, Retirement and Other Cessation of Employment

Options terminate upon the happening of certain events. For optionholders who are Directors, their Options terminate upon their ceasing to be a Director. For officers and employees, their Options terminate on the last day such officer or employee worked for the Company, except in limited circumstances. The exceptions to these termination events include, (a) the cases of death, retirement or total disability of the optionholder, in which cases an additional one year, 3 years or 3 years, respectively, are allowed for the exercise of the Options in question, and (b) in the event the optionholder is terminated other than for cause, the optionholder may exercise the Options in question for up to 30 days following termination. Notwithstanding the foregoing, for all Options granted following the December 13, 2018 amendment of the Option Plan, upon the death or disability of an optionee, all Options will vest immediately prior to the optionee’s death or disability and become exercisable by the personal representatives of the optionee for 6 months following such death or disability.

Except for cases involving assignment to a personal representative in the case of death, an Option may be exercised only by the optionholder to whom it is granted and is not assignable.

Amendment Provisions

Shareholder approval is required for any amendment or modification to the Option Plan that does any of the following:

◾	increases the aggregate number of Common Shares reserved under the Option Plan;

◾	extends the option period of Options granted to insiders pursuant to the Option Plan;

◾	reduces the exercise price of Options granted to insiders pursuant to the Option Plan;

◾	removes or exceeds the insider participation limit set out in the Option Plan;

◾	removes the non-transferability limits set out in the Option Plan, or permits the transfer or assignment of Options other than by will or the laws of descent and distribution;

◾	amends the amending provisions set out in the Option Plan;

◾	extends the option period of Options granted to any participant in the Option Plan;

◾	reduces the exercise price of Options granted to any participant in the Option Plan;

◾	cancels and reissues any Option; or

◾	expands the categories of eligible optionees to broaden or increase insider participation.

Except for the above noted matters, the Board retains the power without further shareholder approval to approve all other changes to the Option Plan. Such amendments may include the following:

◾

changes to the terms and conditions of the Option Plan necessary to ensure that the Option Plan complies with the applicable regulatory requirements, including, without limitation, the rules of the TSX or any national securities exchange or system on which the stock is then listed or reported, or by any regulatory body having jurisdiction with respect thereto;

◾

the addition of a cashless exercise feature, payable in cash or securities, whether or not such feature provides for a full deduction of the number of underlying securities from the Option Plan reserve;

◾	a change to the termination provisions of a security or the Option Plan which does not entail an extension beyond the original expiry date;

◾	changes to the provisions of the Option Plan respecting the administration of the Option Plan and eligibility for participation under the Option Plan;

◾

changes to the provisions of the Option Plan respecting the terms and conditions on which Options may be granted, including the provisions relating to the subscription price, the option period, and the vesting schedule;

◾	the addition of any form of financial assistance to participants for the acquisition of Common Shares, and the subsequent amendment of any such provision which is more favourable to participants;

◾	changes of a “housekeeping nature”;

◾	any amendments necessary to suspend or terminate the Option Plan; and

◾	any other amendment, whether fundamental or otherwise, not requiring shareholder approval under applicable law (including the policies of the TSX).

Performance and Restricted Share Unit Plan

Overview

The Performance and Restricted Share Unit Plan, as amended (the “PRSU Plan”) was last approved by the Company’s shareholders on December 13, 2018. Pursuant to the PRSU Plan, the Board may, from time to time, determine those eligible employees and officers of the Company who will receive a grant of Restricted Share Units (“RSUs”) and/or Performance Share Units (“PSUs”, and together with RSUs, “Share Units”). The purposes of the PRSU Plan are to: (i) support the achievement of the Company’s performance objectives; (ii) ensure that interests of key persons are aligned with the success of the Company; (iii) provide compensation opportunities to attract, retain and motivate key employees and officers critical to the long-term success of the Company; and (iv) provide compensation incentives that do not promote excessive risk-taking by the Company’s key employees.

Subject to the Compensation Committee of the Board reporting to the Board on all matters relating to the PRSU Plan and obtaining approval of the Board for those matters required by the Compensation Committee’s mandate, the PRSU Plan is administered by the Compensation Committee, which has the sole and absolute discretion to recommend to the Board the employees and officers of the Company to whom grants of Share Units should be made and the number of Share Units to be granted; to interpret and administer the PRSU Plan; to establish conditions to the vesting of Share Units; to set, waive, and amend performance targets; and to make any other determinations that the Compensation Committee deems necessary or desirable for the administration of the PRSU Plan. Any decision of the Compensation Committee with respect to the administration and interpretation of the PRSU Plan will be conclusive and binding on the participants.

Awards

The Compensation Committee may award Share Units to any employee or officer (a “Participant”), subject to Board approval, and a Participant may elect to defer compensation to be received under the Company’s annual incentive program by electing to receive such compensation in the form of RSUs by delivering to the Company an election notice not later than December 31 of the year preceding the first date of any period of services over which any compensation to be received under the annual incentive program would be earned. A Participant who makes such an election will be awarded the number of RSUs determined by dividing the dollar amount of incentive compensation to be deferred by the “FMV” (as defined below) as at the award date.

Each Share Unit granted to a Participant under the PRSU Plan will be credited to the Participant’s Share Unit account. From time to time, a Participant’s Share Unit account will be credited with dividend Share Units in the form of additional RSUs (“Dividend RSUs”) or additional PSUs (“Dividend PSUs”, together with Dividend RSUs, “Dividend Share Units”), as applicable, in respect of outstanding RSUs or PSUs, as applicable, on each dividend payment date in respect of which normal cash dividends are paid on Common Shares. Such Dividend Share Units will be computed as the amount of the dividend declared and paid per Common Share multiplied by the number of Share Units recorded in the Participant’s Share Unit account on the date for the payment of such dividend, divided by the FMV as at the dividend payment date. Dividend Share Units are not paid out until the underlying vested Share Unit is paid out.

“FMV” for these purposes means the volume weighted average trading price of the Common Shares on the principal stock exchange on which the Common Shares are traded for the 5 trading days immediately preceding the applicable day (calculated as the total value of Common Shares traded over the 5 day period divided by the total number of Common Shares traded over the 5 day period on that exchange).

Participants may elect at any time to redeem vested Share Units on any date or dates after the date the Share Units become vested and on or before the expiry date. A Participant who does not elect an early redemption date as specified under the PRSU Plan will have vested Share Units redeemed on their expiry date. The expiry date for Share Units will be determined by the Compensation Committee for each applicable grant.

The Company will redeem each Share Unit elected to be redeemed by a Participant on the applicable redemption date by:

◾

issuing to the Participant the number of Common Shares equal to one Common Share for each whole vested Share Unit elected to be redeemed and delivering (A) such number of Common Shares; less (B) the number of Common Shares with a FMV equal to the amount of all income taxes and statutory amounts required to be withheld (“Applicable Withholdings”); or

◾

at the election of the Participant and subject to the consent of the Company, paying the Participant an amount in cash equal to: (A) the number of vested Share Units elected to be redeemed multiplied by (B) the FMV minus (C) Applicable Withholdings; or

◾	at the election of the Participant, a combination of Common Shares and, subject to the consent of the Company, cash, less Applicable Withholdings.

Rights respecting Share Units and Dividend Share Units are not transferable or assignable other than by will or the laws of descent and distribution. No financial assistance will be provided by the Company to any Participant in connection with any award of Share Units.

Vesting Provisions

Each RSU will vest on the date or dates designated in the applicable grant agreement or such earlier date as is provided for in the PRSU Plan or is determined by the Compensation Committee, conditional on the satisfaction of any additional vesting conditions established by the Compensation Committee.

Each PSU will vest on the date or dates designated in the applicable grant agreement or such earlier date as is provided in the PRSU Plan or is determined by the Compensation Committee, conditional on the satisfaction of any additional vesting conditions established by the Compensation Committee. The number of PSUs which will vest on a vesting date will be the number of PSUs and Dividend PSUs scheduled to vest on such vesting date multiplied by the applicable adjustment factor set out and defined in the relevant grant agreement. The adjustment factor will be determined based on the Company’s financial or market performance, as described in the applicable grant agreement. For PSUs granted after December 13, 2018, the adjustment factor of any such PSU is capped at 200% (or a multiple of 2).

Number of Common Shares Available for Issuance

The aggregate number of Common Shares that may be reserved for issuance under the PRSU Plan, in combination with all other security-based compensation arrangements of the Company is 12% of the Company’s issued and outstanding Common Shares. Based on the 41,817,499 Common Shares issued and outstanding as at November 6, 2019, the Company may reserve up to 5,018,100 Common Shares for issuance pursuant to the PRSU Plan and all other security-based compensation arrangements. As at November 6, 2019, the Company had outstanding Share Units to purchase 2,363,720 Common Shares (representing approximately 5.7% of the issued and outstanding Common Shares as at November 6, 2019). Taking into account the 56,136 Common Shares reserved for issuance pursuant to the Current ESOP and the 1,138,375 Common Shares reserved for issuance pursuant to the Option Plan, 1,459,869 Common Shares, or approximately 3.5% of the issued and outstanding Common Shares as at November 6, 2019, are available for issuance pursuant to the PRSU Plan and all other security-based compensation arrangements of the Company. The Company’s annual Burn Rate under the PRSU Plan was 1.3% in Fiscal 2017, 2.2% in Fiscal 2018, and 3.4% in Fiscal 2019.

As at June 30, 2019, the Company had outstanding Share Units to purchase 1,580,257 Common Shares (representing approximately 3.8% of the issued and outstanding Common Shares as at June 30, 2019). Taking into account the 92,099 Common Shares that were reserved for issuance pursuant to the Current ESOP and the 1,151,213 Common Shares that were reserved for issuance pursuant to the Option Plan, in each case as at June 30, 2019, 2,173,897 Common Shares, or approximately 5.2% of the Company’s issued and outstanding Common Shares as at June 30, 2019, were available to be reserved for issuance pursuant to the PRSU Plan and all other security-based compensation arrangements as at June 30, 2019.

Under the PRSU Plan, Common Shares reserved for issuance pursuant to Share Units that are surrendered, terminated, or are cancelled without having been redeemed will again be available for issuance under the PRSU Plan and Common Shares underlying Share Units that are redeemed for cash, Common Shares, or a combination of cash and Common Shares will again be available for issuance under the PRSU Plan.

Pursuant to the terms of the PRSU Plan: (i) the number of Common Shares reserved for issuance pursuant to the PRSU Plan and any other security-based compensation arrangement of the Company to any one person will not exceed 5% of the issued and outstanding Common Shares; (ii) the aggregate number of Common Shares issued to insiders of the Company under the PRSU Plan and under any other security-based compensation arrangement of the Company will not exceed 10% of the issued and outstanding Common Shares within a 12-month period; and (iii) the aggregate number of Common Shares issued to insiders of the Company, or issuable to insiders of the Company at any time, under the PRSU Plan and any other security-based compensation arrangement of the Company, may not exceed 10% of the total number of issued and outstanding Common Shares.

Termination, Retirement and Other Cessation of Employment

In the event that a Participant’s employment is terminated due to resignation by the Participant or by the Company for just cause, the Participant will forfeit all rights, title and interest with respect to Share Units and the related Dividend Share Units which are not vested at the Participant’s termination date. All vested Share Units will be redeemed as at the Participant’s termination date. Notwithstanding the foregoing, for all Share Units granted following the December 13, 2018 amendment of the PRSU Plan, in the case of termination by the Company for cause, all Share Units, whether vested or unvested, and the related Dividend Share Units, will be cancelled as at the Participant’s termination date.

For all PSUs granted prior to the December 13, 2018 amendment of the PRSU Plan, in the event a Participant’s employment is terminated by the Company without cause, a pro-rata portion of the Participant’s unvested PSUs and related Dividend PSUs will vest immediately prior to the Participant’s termination date, based on the number of complete months from the first day of the performance period to the applicable termination date divided by the number of months in the performance period and using an Adjustment Factor of one. Similarly, for all RSUs granted prior to the December 13, 2018 amendment of the PRSU Plan, if the Participant’s employment is terminated by the Company without cause, a pro-rata portion of the Participant’s unvested RSUs and related Dividend RSUs will vest immediately prior to the Participant’s termination date, based on the number of months from the first day of the grant term to the termination date divided by the number of months in the grant term. For all Share Units granted following the December 13, 2018 amendment of the PRSU Plan, in the case of a termination of a Participant without cause, all of the Participant’s unvested Share Units and related Dividend Share Units will be cancelled as at the Participant’s termination date. For all Share Units, in the event a Participant’s employment is terminated by the Company without cause, all vested Share Units will be redeemed as at the Participant’s termination date.

In the event a Participant’s employment is terminated by the death or disability of the Participant or the Participant ceases to be employed due to retirement, all of the Participant’s PSUs and RSUs and related Dividend PSUs and Dividend RSUs, as applicable, will vest immediately prior to the date of such event, and for purposes of PSUs using an Adjustment Factor of one, and will be redeemed as at that date, and all vested Share Units will be redeemed as at the Participant’s termination date. Notwithstanding the foregoing, for all Share Units granted following the December 13, 2018 amendment of the PRSU

Plan, in the case of the retirement of a Participant, the Participant will forfeit all rights, title, and interest with respect to unvested Share Units, and the related Dividend Share Units.

In the event that employment of a Participant is terminated by the Company without just cause or if the Participant resigns in circumstances constituting constructive termination, in each case, within 12 months following a Change of Control (as such term is defined under the PRSU Plan) which includes, among other things the acquisition of 50% or more of the Common Shares, sale of all or substantially all of the assets of the Company, or a significant change in the Directors of the Company, all of the Participant’s Share Units and related Dividend Share Units as applicable will vest immediately prior to the Participant’s termination date (for purposes of PSUs, using an Adjustment Factor of one) and will be redeemed as at that date.

Amendment, Suspension or Termination

The Board may amend, suspend or terminate the PRSU Plan, or any portion thereof, at any time, subject to those provisions of applicable law (including, without limitation, the rules, regulations and policies of the TSX), if any, that require the approval of shareholders or any governmental or regulatory body. The Board may make any amendments to the PRSU Plan without seeking shareholder approval and the Compensation Committee may correct any defect or supply any omission or reconcile any inconsistency in the PRSU Plan and to the extent the Compensation Committee deems, in its sole and absolute discretion, necessary or desirable. However, shareholder approval (by a majority of votes cast) will be required for:

◾

amendments to the percentage of Common Shares issuable under the PRSU Plan, including an increase to the fixed maximum percentage of Common Shares or a change from a fixed maximum percentage of Common Shares to a fixed maximum number;

◾	amendments expanding the categories of Participants which would have the potential of broadening or increasing insider participation;

◾	amendments extending the term of a Share Unit or any rights pursuant thereto held by an insider beyond its original expiry date;

◾	amendments that add any other provision which results in participants receiving Common Shares while no cash consideration is received by the Company;

◾	amendments which would permit the rights respecting Share Units or Dividend Share Units to be transferred or assigned other than by will or the laws of descent and distribution;

◾	amendments to the amending provisions of the PRSU Plan; and

◾	amendments required to be approved by shareholders under applicable law (including, without limitation, the rules, regulations and policies of the TSX).

The Board may, from time to time, in its absolute discretion and without the approval of shareholders, make the following amendments to the PRSU Plan or any Share Unit:

◾

any amendment to the vesting provisions applicable to a Share Unit, including to accelerate, conditionally or otherwise, on such terms as it sees fit, the vesting date of a Share Unit, provided that with respect to any Participant who is a United States citizen or United States resident alien, the acceleration will not accelerate the redemption date applicable to the Share Unit;

◾

any amendment to the PRSU Plan or a Share Unit, as necessary, to comply with applicable law or the requirements of the applicable stock exchange or any other regulatory body having authority over the Company, the PRSU Plan or the shareholders;

◾	any amendment to permit the conditional redemption of any Share Unit;

◾

any amendment of a “housekeeping” nature, including, without limitation, to clarify the meaning of an existing provision of the PRSU Plan, correct or supplement any provision of the PRSU Plan that is inconsistent with any other provisions of the PRSU Plan, correct any grammatical or typographical errors or amend the definitions in the PRSU Plan regarding administration of the PRSU Plan;

◾	any amendment respecting the administration of the PRSU Plan; or

◾

any other amendment that does not require the approval of the shareholders, including, for greater certainty, an amendment in connection with a change of control of the Company to assist the Participants to tender the underlying Common Shares to, or participate in, the actual or potential event or to obtain the advantage of holding the underlying Common Shares during such event, and to terminate, following the successful completion of such event, on such terms as it sees fit, the Share Units not redeemed prior to the successful completion of the event.

The Board may amend or modify any outstanding Share Unit in any manner to the extent that the Board would have had the authority to initially grant the award as so modified or amended, provided that, where such amendment or modification is adverse to the holder, the consent of the holder is required to effect such amendment or modification. No new awards of Share Units may be made under the PRSU Plan after December 16, 2025, being the tenth anniversary of the PRSU Plan’s effective date.

Current Employee Share Ownership Plan

The current employee share ownership plan (the “Current ESOP”), adopted in 2005, was established to provide incentive to qualified individuals to increase their proprietary interest in the Company and thereby encourage their continuing association with the Company. The Current ESOP is administered by the Directors of the Company. The Current ESOP provides for the issuance of Common Shares to employees of the Company or a subsidiary of the Company pursuant to its terms. The shareholders have approved the issuance of a maximum of 2,000,000 Common Shares under the Current ESOP, which represents approximately 4.8% of the Company’s issued and outstanding shares as at November 6, 2019. As at November 6, 2019, 1,943,864 and 56,136 Common Shares have been issued and remain available for issue, respectively, under the Current ESOP, constituting approximately 4.6% and 0.1%, respectively, of the issued and outstanding Common Shares as at that date. As at June 30, 2019, 1,907,901 and 92,099 Common Shares had been issued and were available for issue, respectively, under the Current ESOP, constituting approximately 4.6% and 0.2%, respectively, of the issued and outstanding Common Shares as at June 30, 2019. The Company’s annual Burn Rate under the Current ESOP was 0.2% in Fiscal 2017, 0.3% in Fiscal 2018, and 0.2% in Fiscal 2019.

The number of Common Shares that may be issued under the Current ESOP and any other security-based compensation arrangement to insiders of the Company may not exceed 10% of the issued and outstanding Common Shares at that time. With respect to insiders (or their associates), within a one year period, the number of Common Shares that may be issued under the Current ESOP and any other security-based compensation arrangement to such insiders may not exceed 10% of the issued and outstanding Common Shares at that time. The purchase price of Common Shares under the Current ESOP is 85% of the lower of the closing Common Share price on the first and last day of the offering period, and therefore could result in a purchase price that is below the market price of the Common Shares. The Current ESOP has annual Common Share purchase limits of $10,500 for US-based employees and CAD$10,500 for Canadian employees.

Upon termination of employment with the Company (including retirement or death), under the terms of the Current ESOP, an employee will be deemed to have withdrawn from participation in the purchase of Common Shares under the Current ESOP, effective the date of termination.

An employee’s rights under the Current ESOP may not be pledged, assigned, encumbered or otherwise transferred for any reason other than by will or the laws of descent and distribution.

The Board may amend any terms under the Current ESOP upon 60 days written notice, subject to the receipt of any required regulatory approval, and approval from the Administrator and a majority of employee shareholders.

As described above under the heading “Approval of New Employee Share Ownership Plan”, the Company intends for the New ESOP to replace the Current ESOP effective January 1, 2020. If shareholders do not approve the New ESOP, the Current

ESOP will remain as the employee share ownership plan of the Company. The Company expects the remaining Common Shares issuable pursuant to the Current ESOP to be issued during the current offering period ending on December 31, 2019, and that no further Common Shares will be issued pursuant to the Current ESOP thereafter. In the event the New ESOP is approved, the Company expects that employees will be able to acquire Common Shares under the New ESOP subject to and governed by the terms of the New ESOP effective January 1, 2020, subject to the approval of the New ESOP by the TSX and the Administrator. If the New ESOP is approved by shareholders, the TSX and the Administrator, the Company will terminate the Current ESOP following the end of the current offering period concluding December 31, 2019.

New Employee Share Ownership Plan

At the Meeting, shareholders will be asked to approve, with or without variation, the New ESOP Resolutions to adopt the New ESOP and reserve a fixed limit of 350,000 Common Shares issuable under the New ESOP. The New ESOP is intended to provide incentive to qualified individuals to increase their proprietary interest in the Company and encourage their continuing association with the Company. The New ESOP will be overseen by the Compensation Committee. The New ESOP provides for the issuance of Common Shares to employees of the Company or a subsidiary of the Company pursuant to its terms. The shareholders will be asked to approve the issuance of a maximum of 350,000 Common Shares under the New ESOP, which represents approximately 0.8% of the issued and outstanding Common Shares as at November 6, 2019 and approximately 0.8% of the issued and outstanding Common Shares as at June 30, 2019.

Similar to the Current ESOP, the purchase price of Common Shares under the New ESOP will be 85% of the lower of the closing Common Share price on the first and last day of the offering period, and therefore could result in a purchase price that is below the market price of the Common Shares. The New ESOP will have annual purchase limits of CAD$15,000 per employee.

Common Shares will not be purchased under the New ESOP if, together with any other security based compensation arrangement of the Company, such purchase could result in the number of Common Shares issuable to insiders, at any time, exceeding 10% of the outstanding issue, or the number of Common Shares issued to insiders, within any one-year period, exceeding 10% of the outstanding issue. The number of Common Shares that may be purchased by any person under the New ESOP may not, after giving effect to such purchase, exceed 5% of the issued and outstanding Common Shares on the date of such purchase.

An employee may withdraw from the New ESOP by delivering written notice to the Company on or before the 10th business day prior to the end of the offering period. Upon termination of employment with the Company for any reason (including involuntary with or without cause, resignation, retirement or death), under the terms of the New ESOP, an employee will be deemed to have withdrawn from participation in the purchase of Common Shares under the New ESOP, effective as of the last date of their employment. Upon receipt of a notice of withdrawal or termination, as described above, the Company will, within 10 business days, return all of the employee’s contributions which are being held at such time by the Company.

If an employee’s payroll deductions are interrupted by any garnishment or other legal process, the employee will be deemed to have elected to withdraw from the New ESOP. An employee’s participation in the New ESOP will continue during a sick leave or other bona fide leave of absence for up to three months or for so long as the employee’s right to re-employment is guaranteed, either by statute or contract, if longer than three months, unless the employee elects to withdraw from participation in the New ESOP.

An employee’s rights under the New ESOP may not be pledged, assigned, encumbered or otherwise transferred for any reason other than by will or the laws of descent and distribution.

The Compensation Committee may, insofar as permitted by law and subject to any required approval of any stock exchange on which the Common Shares are then listed or quoted, the Administrator and a majority of employee shareholders, amend, modify, revise or otherwise change the terms of the New ESOP, in whole or in part, provided that no amendment or revision may use or divert any employee contributions for purposes other than for the purchase of Common Shares pursuant to the New ESOP. Such amendments may include:

◾

amendments of a “housekeeping” nature, including any amendment for the purpose of curing any ambiguity, error or omission or to correct or supplement any provision of the New ESOP that is inconsistent with any other provision;

◾	amendments necessary to comply with the provisions of applicable law;

◾	amendments respecting the administration of the New ESOP, including changing the process by which an employee may participate in the New ESOP; and

◾	amendments to introduce vesting or retention periods in respect of Common Shares purchased pursuant to the New ESOP.

However, shareholder approval will be required for:

◾	any amendment to increase the number of Common Shares reserved for issuance under the New ESOP or the maximum amount of Common Shares available for issuance pursuant to the New ESOP;

◾	any amendment to the definition of “Eligible Employee”, “Purchase Price”, and “Shares;

◾	any amendment to remove, exceed or increase the limits on insider participation in the New ESOP;

◾	any amendment to introduce Company matching of employee contributions;

◾	any amendment to the restrictions on the transferability of participating employee’s rights under the New ESOP; and

◾	any amendments to the amendment provisions under the New ESOP.

Deferred Share Unit Plan

The Company adopted a deferred share unit plan (the “DSU Plan”) effective January 1, 2016. Pursuant to the DSU Plan, non-employee Directors are entitled to elect to receive deferred share units (“DSUs”) in full or partial satisfaction of their annual retainers, with each DSU having a value equal to the market price of the Common Shares, which under the DSU Plan is equal to the weighted-average closing price of the Common Shares in the period of 5 trading days preceding the date of grant. Although DSUs will typically vest in the calendar year of grant, they are not payable by the Company until the non-employee Director ceases to be a member of the Board. After a Director leaves the Board, their DSUs will be redeemed for cash during a prescribed period at a value equal to the market price of the Common Shares at the date of redemption. No Common Shares are issuable pursuant to the DSU Plan. The Company may amend the DSU Plan as it deems necessary or appropriate, but no such amendment may adversely affect the rights of an eligible Director in DSUs granted prior to the date of amendment without the consent of the Director.

Equity Compensation Plan Information as at June 30, 2019

The following table sets forth details of the Company’s compensation plans under which equity securities of the Company were authorized for issuance as at the end of Fiscal 2019.

Plan Category	Number of securities to be issued under equity compensation plans(1) (a)	Weighted-average exercise price of outstanding options (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by securityholders
Option Plan	1,151,213	CAD$7.82	2,173,897
PRSU Plan	1,580,257	N/A	2,173,897
Current ESOP	N/A	N/A	92,099
Total	2,731,470	CAD$7.82	2,173,897(2)

Notes:

1)	Except as set out herein, Absolute does not have any Common Share purchase arrangements or other rights to purchase Common Shares outstanding.

2)	This figure is based on the 12% limit for all equity-based compensation plans of the Company.

STATEMENT OF EXECUTIVE COMPENSATION

Named Executive Officers

In this Information Circular, Named Executive Officer (“NEO”) means each of the following individuals:

a)	the Company’s Chief Executive Officer (“CEO”);

b)	the Company’s Chief Financial Officer (“CFO”);

c)

each of the Company’s three most highly compensated executive officers, or the three most highly compensated individuals acting in a similar capacity, other than the CEO and CFO, at the end of Fiscal 2019 whose total compensation was, individually, more than CAD$150,000 for Fiscal 2019; and

d)	each individual who would be an NEO under (c) above, but for the fact that he or she was neither an executive officer of the Company, nor serving in a similar capacity, at the end of Fiscal 2019.

Based on the foregoing, the Company’s NEOs for Fiscal 2019 were:

◾	Christy Wyatt (CEO as of November 26, 2018);

◾	Steve Munford (Interim CEO until November 26, 2018);

◾	Errol Olsen (CFO);

◾	Sean Maxwell (Chief Commercial Officer);

◾	Dr. Nicholas (Nicko) van Someren (Chief Technology Officer);

◾	Todd Wakerley (Executive Vice President, Product Development until November 1, 2019); and

◾	Dean Coza (Executive Vice President, Products until April 30, 2019).

Compensation Discussion and Analysis

Compensation Committee

The Compensation Committee is currently composed of Gerhard Watzinger, Eric Rosenfeld, and Salvatore Visca, all of whom are independent Directors and have prior management experience determining compensation plans and levels in other organizations. See “Election of Directors” above for a description of their relevant experience. The Compensation Committee has adopted a Charter which outlines the roles, responsibilities, and purposes of the Compensation Committee. The purposes and responsibilities of the Compensation Committee with respect to compensation matters are to determine the Company’s compensation philosophy, oversee the development and implementation of executive and Director compensation programs, and review and recommend to the Board any required modifications to the program.

The Objectives

Compensation of the Company’s executives has three primary objectives: (i) attract and retain executives with the management skills required to execute on the Company’s objectives; (ii) reward executive team members for their contribution to the overall success of the Company and for achievement of planned business objectives in their own area of responsibility; and (iii) align the longer term interests of the Company’s executives with the investment objectives of the Company’s shareholders through share-ownership programs. In order to meet these objectives, the Compensation Committee considers many factors which influence the overall level of executive compensation.

Elements of Compensation

The Company’s executive compensation program is comprised primarily of the following elements:

◾	base salary;

◾	participation in the Option Plan (described above under “Securities Authorized Under Equity Compensation Plans – Share Option Plan”);

◾	participation in the PRSU Plan (described above under “Securities Authorized Under Equity Compensation Plans – Performance and Restricted Share Unit Plan”);

◾	compensation under the Company’s short-term incentive plans, which include an annual variable pay plan and/or sales commissions, depending on the nature of the particular executive officer’s position;

◾

participation in the Current ESOP (described above under “Securities Authorized Under Equity Compensation Plans – Current Share Ownership Plan” and “Securities Authorized Under Equity Compensation Plans – New Employee Share Ownership Plan”); and

◾	other perquisites and benefits.

Each element of the Company’s compensation program is chosen to satisfy one or more of the stated compensation objectives. The Compensation Committee regularly reviews the various elements of the Company’s compensation program to ensure that each element is aligned with both the goals of the Company and the relevant executive officer. The compensation program, as designed, achieves the Company’s compensation objectives through:

◾

Benchmarking: The Compensation Committee periodically benchmarks the Company’s executive compensation with a broad peer group of companies with particular emphasis on the security software and Software-as-a-Service sectors. This comparison ensures that the Company’s executive compensation and benefits package is competitive with those found in the survey. To ensure that the survey includes the most appropriate companies, the Compensation Committee considers companies of a similar revenue size and market capitalization that have a global focus and that compete with the Company for executives of similar talent and experience. In the most recent benchmarking study, the total compensation package was compared to approximately the 35th percentile of the comparator group, taking into account the specific skillset and performance of the executives. In Fiscal 2019, the Compensation Committee considered the benchmarking study performed in Fiscal 2018 as well as a number of other factors, including information gathered from a third party compensation survey, when determining compensation changes for Fiscal 2019.

◾

Providing Fixed and Variable Compensation: The Company provides a mix of fixed and variable compensation designed to attract, retain, and motivate top performing executives, and the Company also appropriately links compensation levels with the achievement of relevant financial and strategic goals. The Company’s fixed compensation includes salary and certain perquisites and benefits. The Company’s variable compensation includes participation in the Option Plan, the PRSU Plan, the Current ESOP, and compensation under short-term incentive plans.

◾

Providing a Mix of Equity and Cash Incentives: The Company provides a mix of equity compensation, through participation in the Option Plan, the PRSU Plan, and the Current ESOP, and variable pay cash incentives designed to motivate executive officers to focus on achieving performance results that lead to sustainable long-term shareholder returns.

Independent Compensation Consultant

Under its Charter, the Compensation Committee has the authority to select and set the compensation for external compensation consultants or advisors. In Fiscal 2019, the Compensation Committee engaged an independent compensation consultant, Meridian Compensation Partners (“Meridian”).

In July 2019, Willis Towers Watson was retained as an independent compensation consultant to assist the Compensation Committee in determining executive compensation for the 2020 fiscal year. Full details of these services will be disclosed in the Company’s 2020 Statement of Executive Compensation.

In Fiscal 2019, the services provided by Meridian were limited to assistance with annual incentive and long-term incentive compensation design, including assistance with determining performance measures related to vesting PSUs. Meridian was originally retained prior to this engagement in the 2016 fiscal year and again in Fiscal 2017 and in Fiscal 2018 and has not provided any other services to the Company or to its affiliates, or to any of the Directors or members of management, other than the compensation services that it has been retained to provide to the Compensation Committee.

In completion of their mandate in Fiscal 2018, Meridian compiled lists of peer group companies in the software industry, with particular emphasis on those with a similar size (based on revenue) in the security software and Software-as-a-Service industries. This list comprised a total of 17 peer group companies, of which 6 were Canadian-based and 11 were U.S.-based. Total compensation for each selected executive officer was compared to the 35th percentile of the appropriate range, based on the compiled list of Canadian and U.S. based companies, and recommendations were then made for consideration of the Compensation Committee.

The peer companies studied in Fiscal 2018 were:

◾ Amber Road Inc.	◾ Rapid7, Inc.

◾ Brightcove, Inc.	◾ Redknee Solutions Inc.

◾ Descartes Systems Group Inc.	◾ Solium Capital Inc.

◾ Everbridge, Inc.	◾ Tucows, Inc.

◾ Guidance Software, Inc.	◾ Upland Software, Inc.

◾ Halogen Software Inc.	◾ Vasco Data Security Intl., Inc.

◾ Kinaxis Inc.	◾ Xactly Corp.

◾ MobileIron, Inc.	◾ Zix Corporation

◾ Qualys, Inc.

Executive Compensation Related Fees

The aggregate fees billed by Meridian, or any of its affiliates, for services related to determining compensation for any of the Company’s Directors and executive officers were CAD$32,407 in Fiscal 2018 and CAD$24,460 in Fiscal 2019.

All Other Fees

The aggregate fees billed by Meridian, or any of its affiliates, for all other services provided were CAD$24,987 in Fiscal 2018 and CAD$0 in Fiscal 2019. The nature of the other services in Fiscal 2018 included: development of equity compensation plans; assistance with development of equity compensation policies; and general advisory services on design of overall compensation plans for the executive officers.

Recommendations of the Compensation Committee and Management

In general, the Compensation Committee uses information gathered from an independent consultant (if engaged), third-party compensation surveys, and its own assessment of performance to develop pay strategies and recommendations for the executive officers. In Fiscal 2019, the Compensation Committee considered the benchmarking study performed in Fiscal 2018 as well as a number of other factors, including information gathered from a third party compensation survey, when determining compensation changes for Fiscal 2019.

After this analysis, the Compensation Committee prepares its recommendation for the Board to review and discuss. The independent (non-executive) members of the Board have the sole authority to approve compensation decisions made with respect to the NEOs. This applies to all elements of the relevant executive officers’ compensation, including salary, short-term incentive plan opportunity, sales commissions, and long-term incentive plan participation. The CEO and other NEOs determine the compensation for the other executive officers which report directly to them.

The Determination of Each Element

When determining compensation policies and individual compensation levels for the executive officers, the Compensation Committee takes into consideration a variety of factors. These factors include: (i) the Company’s overall financial and operating performance; (ii) the Compensation Committee’s and the Board’s overall assessment of each relevant executive’s individual performance and contribution towards meeting corporate objectives, levels of responsibility, and length of service; (iii) industry comparables, as noted above under “Independent Compensation Consultant”; and (iv) information from relevant third party compensation surveys.

The amount for each element of compensation is determined as follows:

◾

Salary: Base salary for a NEO is determined based on his or her responsibilities, individual performance factors, overall corporate performance, benchmark data, and the assessment of such individual as determined by the Compensation Committee. The base salaries for executive officers are reviewed annually. Base salary is considered as a part of the overall compensation package, which is intended to provide the executive officer with a compensation level comparable to the total compensation package within the applicable peer group of companies from the most recent compensation study completed.

◾

Share Ownership: NEOs benefit from long-term improved performance by the Company almost entirely through their participation in the Option Plan, the PSRU Plan, and the Current ESOP. The Compensation Committee may from time to time recommend the grant of Options, PSUs, and/or RSUs to the Company’s executive officers. All grants of Options, PSUs, and RSUs are reviewed and approved by the Compensation Committee and the Board. Grants of Options, PSUs, and RSUs are intended to emphasize the executive officers’ commitment to the Company’s growth and the enhancement of share value and to reward executive officers for the Company’s performance through appreciation in equity values. The grant of Options, PSUs, and RSUs is a key component of the executive compensation package and contributes to the Company’s ability to attract and retain qualified executives. The Compensation Committee recommends to the Board grants to newly hired executive officers following the commencement of their employment and reviews Option, PSU, and RSU balances annually. The amount of Options, PSUs, and RSUs granted to the executive officers on an annual basis is determined based on their position level, respective responsibilities, individual performance factors, overall corporate performance, benchmark data, and the assessment of such individual as determined by the Compensation Committee. In addition, the amount and terms of outstanding Options, PSUs, and RSUs held by the executive officer are taken into account when determining whether and how new grants should be made to such person. Generally, Options, PSUs, and/or RSUs are granted on initial hire, upon promotion, and via an annual grant to certain employees, including executive officers. The adjustment factor for PSUs granted in Fiscal 2019 was related to a mix of (i) market-based performance condition, and (ii) a Company-specific performance condition.

◾

Short-term Incentive Plan: The executive officers also benefit from the improved performance of the Company from time to time by the receipt of variable pay, awarded based on Company performance set in conjunction with the annual financial plan, and subject to personal performance. The annual executive officer variable pay plan and the related performance targets are reviewed and approved by the Compensation Committee. The performance targets are aligned with those which the Compensation Committee believes will enhance future shareholder value and, in Fiscal 2019, were based on the achievement of annual contract value base growth and profitability, in addition to the achievement of certain individual objectives (MBOs). Generally, the amounts available under the variable pay plan will be paid if the Company meets annual targets and strategic imperatives as set out in the annual operating plan. In addition, the standard opportunities are also payable at a variety of decreased or increased levels depending on performance (such as at a level of 50% for achievement of approximately 87-95% of the standard performance targets, depending on the target, or at a level of 200% for overachievement of approximately 104-120% of the standard performance targets, depending on the target). From time to time, the Compensation Committee may change the variable pay plan performance targets in order to provide continued incentive to the executive officers throughout the year, if it becomes clear that the targets as originally outlined are unachievable.

◾

Commissions: The Chief Commercial Officer, in his sales leadership role, benefits from variable compensation in the form of sales commissions. Sales quotas are set based on senior management recommendations, taking into account current market trends and the overall annual budget approved by the Board, and are subject to approval by the CEO. In Fiscal 2019, sales quotas were set semi-annually, with quarterly benchmarks. Due to their nature, sales commissions are generally earned on a pro-rata basis, based on performance. Any sales commission opportunity for a NEO is approved by the Compensation Committee.

◾

Perquisites and Benefits: The Compensation Committee also determines industry standard perquisites for each NEO. The Company’s perquisites are intended to provide the executive officers with a package competitive within its industry, so as to attract and retain talented executives. Executive officers also participate in the Company’s employee health insurance benefit plans. There are minimal perquisites provided to the executive officers which are not afforded to all employees.

The Company believes that the disclosure of the specific targets referred to under “Share Ownership”, “Short-term Incentive Plan” and “Commissions” above would be seriously prejudicial to its interests, as disclosure of these targets would reveal details that could undermine the chosen target criteria and the rationale for choosing such criteria. The Company believes these targets are sufficiently and appropriately challenging to reach, while still being achievable. The achievement of targeted objectives, which are established in consideration of the Company’s projections for each fiscal year, is based on, among other things, the Company’s financial performance. Thus, various economic factors beyond the Company’s control, including the Company’s market outlook and the global economic environment, may influence the achievement of the Company’s results.

Compensation Risk

Both the Compensation Committee and the Board considered the risks associated with the Company’s compensation policies and practices. The role of the Board includes assessing and reviewing the principal risks of all aspects of the Company’s business, and ensuring proper structures are in place to manage those risks. The role of the Compensation Committee includes developing appropriate terms of employment for certain executive officers and general compensation policy to appropriately balance risks and incentives.

The Company monitors industry standards for compensation practices to identify emerging areas of potential risk or inappropriate incentives. When setting compensation levels, the Company seeks an appropriate balance of base pay, variable pay opportunities, and share ownership vehicles to balance the short-term and long-term interests of the Company by tying compensation to the achievement of the business objectives of the Company, while also ensuring that the senior management of the Company has sufficient equity exposure to align their interests with the interests of the Company’s shareholders. The Company believes that the compensation policies it has established reflect an appropriate mixture of guaranteed compensation, variable pay opportunities, and risk mitigation. The Company believes that senior management collectively owns a sufficient number of Common Shares to discourage the taking of inappropriate risks by senior management.

The Directors and executive officers are prohibited from purchasing financial instruments designed to hedge or offset a decrease in the market value of the Common Shares or other equity securities of the Company that were granted to him or her by the Company as compensation, or that are otherwise held (directly or indirectly) by him or her.

NEO Compensation Paid in Fiscal 2019 – Base Salaries

Base salaries for the NEOs are typically reviewed by the Compensation Committee annually and at the outset of employment. The following changes were made to the base salaries of the NEOs in Fiscal 2019:

◾	Ms. Wyatt was appointed as CEO effective November 26, 2018. Ms. Wyatt’s annual base salary was set at $420,000.

◾	Effective May 1, 2019, Mr. Olsen’s annual base salary was increased to CAD$400,000.

◾	Effective April 1, 2019, Mr. Maxwell’s annual base salary was increased to $400,000.

◾	Dr. van Someren was hired as Chief Technology Officer effective April 1, 2019. Dr. van Someren’s annual base salary was set at $330,000.

NEO Compensation Paid in Fiscal 2019 – Variable Pay Opportunity

The variable pay opportunity for each of the NEOs in Fiscal 2019 is set out below. The variable pay opportunity for Mr. Maxwell was primarily based on the achievement of certain sales targets (as discussed above), with a small portion being based on achievement of corporate objectives. See below under “Summary Compensation Table” for the actual amounts paid to the NEOs.

Name and Position	Variable Pay Opportunity
Christy Wyatt Current Chief Executive Officer	$248,548(1)
Errol Olsen Chief Financial Officer	CAD$171,821(2)
Sean Maxwell Chief Commercial Officer	$280,405(3)
Nicko van Someren Chief Technology Officer	$40,685(4)
Todd Wakerley Executive Vice President, Product Development	$145,000
Steve Munford Former Interim Chief Executive Officer	$162,192(5)
Dean Coza Former Executive Vice President, Products	$126,596(6)

Notes:

1)	This variable pay opportunity is based on a full year at $420,000, pro-rated to a start date of November 28, 2018.

2)	Effective May 1, 2019, this variable pay opportunity was increased to CAD$200,000 from CAD$167,375.

3)	Effective April 1, 2019, this variable pay opportunity was increased to $300,000 from $276,000.

4)	This variable pay opportunity is based on a full year at $165,000, pro-rated to a start date of April 1, 2019.

5)

This variable pay opportunity is based on a full year at $400,000, pro-rated to an end date of November 26, 2018. This amount was guaranteed to be paid out at 100% pursuant to the terms of Mr. Munford’s employment agreement.

6)	This variable pay opportunity is based on a full year at $152,500, pro-rated to an end date of April 30, 2019.

The NEOs’ opportunities under the Company’s variable pay plans are typically reviewed by the Compensation Committee annually and at the outset of employment. The following changes were made to the variable pay opportunities of the NEOs in fiscal 2019:

◾	Ms. Wyatt was appointed as CEO effective November 26, 2018. Ms. Wyatt’s standard annual variable pay opportunity, based on corporate performance, was set at $420,000.

◾	Effective May 1, 2019, Mr. Olsen’s standard annual variable pay opportunity, based on corporate performance, was increased to CAD$200,000.

◾

Effective April 1, 2019, Mr. Maxwell’s total standard variable pay opportunity was increased to $300,000. Of this amount, $264,000 was structured as sales commissions and $36,000 was based on corporate performance.

◾	Dr. van Someren was hired as Chief Technology Officer effective April 1, 2019. Dr. van Someren’s standard annual variable pay opportunity, based on corporate performance, was set at $165,000.

The NEOs’ payment pursuant to the annual executive variable pay plan for Fiscal 2019 was based upon the achievement of the Company’s two annual performance targets (the first target being annual contract value base growth and the second target being profitability) and a third target being the achievement of certain individual objectives (MBOs). The first and second performance targets were each weighted at 40% and the third target was weighted at 20%. The Company achieved

97% of the first performance target and 126% of the second performance target. As a result of various executive changes that occurred during Fiscal 2019, the Compensation Committee determined it was not possible to properly assess the achievement of the individual objectives for the third performance target. While the target threshold for the first performance target was not met, the 97% achievement of the target resulted in a 68% attainment factor for that target. The achievement of the second performance target applied a 200% attainment factor to that amount. As a result of the difficulty in assessing the achievement of the individual objectives for the third performance target, the Compensation Committee applied the 68% achievement of the first performance target as a proxy for the third performance target. As a result, the relevant executive officers achieved an overall attainment of 121% of their variable pay opportunity for Fiscal 2019, which was paid early in the fiscal 2020 year. This excludes sales commissions payable to Mr. Maxwell.

Actual amounts paid, and their percentage of total compensation for each NEO, are outlined in the Summary Compensation Table below.

NEO Compensation Paid in Fiscal 2019 – Incentive Plan Awards

Ms. Wyatt and Dr. van Someren received respective grants of Options, PSUs, and RSUs following the commencement of their employment. Messrs. Olsen, Maxwell, Wakerley, and Coza received grants of PSUs and RSUs in September 2018 in recognition of their performance in Fiscal 2018 and as a retention tool. Mr. Maxwell also received a grant of RSUs in March 2019 as a retention tool. NEOs were also eligible to participate in the Current ESOP.

See below under “Incentive Plan Awards – Value Vested or Earned During the Year” for details of the incentive plan amounts granted to the NEOs in Fiscal 2019.

Compensation Plan Changes for Fiscal 2020

The variable pay plan for Ms. Wyatt and Messrs. Olsen, van Someren and Wakerley was determined by the Compensation Committee for the 2020 fiscal year to align with current internal targets, budgets, and forecasts. For the 2020 fiscal year, the three performance targets for the NEOs variable pay opportunity are: (i) the amount of new Annual Contract Value (“ACV”) in excess of expirations in our ACV Base; (ii) the percentage renewal of subscription expiries in our ACV Base; and (iii) adjusted earnings before interest, taxes, depreciation, and amortization (“EBITDA”), each weighted at 33.3%. For Mr. Maxwell, approximately 88% of his variable pay opportunity is based on the achievement of sales targets and is paid as commissions on a pro-rata basis, with the remaining 12% based on the corporate variable pay plan as described above. See the section entitled “Non-IFRS Measures” in the Company’s most recent management’s analysis and discussion filed on www.sedar.com for a discussion of the Company’s methods for calculating ACV Base and EBITDA.

The standard variable pay opportunities described above are available if the Company meets its performance targets. In addition, the standard opportunities described above are also payable at a variety of decreased or increased levels depending on performance (such as at a level of 50% for achievement of approximately 89-93% of the standard performance targets, depending on the target, or at a level of 200% for overachievement of approximately 109-122% of the standard performance targets, depending on the target).

In general, the achievement of annual performance targets by the Company triggers the creation of the pool of funds available for variable pay to employees who are not executive officers or commissioned employees; however, specific amounts are paid based on assessed personal performance levels.

Performance Chart

The following chart shows the shareholder return on the Common Shares for the 5-year period from June 30, 2014 to June 30, 2019, together with the cumulative return for the S&P/TSX Total Return Index for the same period, based on the closing price on the last trading day of each year and including dividends paid on the Common Shares. The chart assumes an initial investment of CAD$100.

	June 30, 2014	June 30, 2015	June 30, 2016	June 30, 2017	June 30, 2018	June 30, 2019
Absolute	CAD$100.00	CAD$134.20	CAD$108.55	CAD$124.35	CAD$118.12	CAD$137.97
S&P/TSX Total Return Index	CAD$100.00	CAD$96.09	CAD$92.86	CAD$100.24	CAD$107.47	CAD$108.16

The trend in the above graph shows that the performance of the Common Shares has outpaced the performance of the S&P/TSX Total Return Index over the past five years.

Overall compensation for the NEOs has been relatively constant over this 5 year period, with the general exception of higher amounts in the first year of a NEO’s employment as a result of inception equity grants. The short term variable pay opportunity for NEOs is based on Company performance in meeting profitability and revenue growth targets, with annual improvement in these metrics likely to contribute to stock price performance. The long term incentive compensation for NEOs is equity based; however, ongoing grants are measured primarily by the value of equity instruments at the time of grant. As a result, changes in the Company’s public market valuation do not directly influence NEO compensation; however, the post-grant value of these awards will increase if the Company’s stock performance improves.

Summary Compensation Table

The compensation paid to the NEOs during Fiscal 2019 is as set out below:

Name and Position	Fiscal Year	Salary(1)	Share-based awards(2)(3)	Option-based awards(4)	Non-equity incentive plan compensation	All other compensation(6)	Total compensation
Annual incentive plans(1)(5)
Christy Wyatt(7) Current Chief Executive Officer	2019	$253,182	$1,664,651	$260,617	$302,039	$404,200	$2,884,689
Errol Olsen Chief Financial Officer	2019 2018 2017	$271,894 $260,683 $252,352	$270,309 $328,476 $103,968	Nil $42,475 $19,538	$157,932 $68,652 $56,087	$15,765 $9,098 $10,125	$715,900 $709,386 $442,070
Sean Maxwell Chief Commercial Officer	2019 2018 2017	$383,754 $354,939 $300,000	$656,391 $298,522 Nil	Nil $42,475 Nil	$288,423 $248,302 $275,504	$969 $1,952 Nil	$1,329,537 $946,190 $575,504
Nicko van Someren(8) Chief Technology Officer	2019	$82,569	$515,984	$136,509	$49,760	$100,000	$884,822
Todd Wakerley Executive Vice President, Product Development	2019 2018 2017	$290,180 $290,000 $270,833	$151,780 $141,313 $180,413	Nil $14,128 $7,098	$175,394 $85,550 $145,000	$8,250 $8,700 $8,125	$625,604 $539,693 $611,469
Steve Munford(9) Former Interim Chief Executive Officer	2019 2018	$151,382 $141,949	Nil $544,624	Nil $325,555	$228,165 $121,469	$93,677(10) Nil	$473,223 $1,133,607
Dean Coza(11) Former Executive Vice President, Products	2019 2018	$263,408 $226,599	$159,825 $466,185	Nil $72,072	Nil $66,740	$254,564 Nil	$677,797 $831,596

Notes:

1)

The salary and annual incentive plan payments for Messrs. Olsen and Munford were paid in Canadian dollars. These amounts are translated into US dollars at the average monthly foreign exchange rate in effect when the payment is made.

2)

Share-based awards include RSUs and PSUs and, in the case of Messrs. Olsen, Maxwell, and Wakerley, Phantom Share Unit awards. The Phantom Share Unit Plan lapsed on December 7, 2017. The grant-date fair value of the Phantom Share Unit and RSU awards is the fair value of the Common Shares on the date of grant.

3)

The grant-date fair value of PSU awards is determined on the grant date using a Monte Carlo simulation model, taking into account the fair value of the Common Shares on the date of grant, potential future dividends accruing to the unitholder’s benefit, and encompassing a wide range of possible future market conditions and Company performance conditions.

4)

The grant-date fair value of the Option awards is determined in accordance with IFRS 2, “Share Based Payment” using a Black- Scholes option pricing model. The Company has chosen this methodology as there are no future performance criteria for the vesting of these Options, other than the passage of time.

5)

The annual incentive plan compensation (the specific targets for which have not been disclosed) as a percentage of total annual compensation for the year ended June 30, 2019 was 10% for Ms. Wyatt, 22% for Mr. Olsen, 22% for Mr. Maxwell,

6% for Dr. van Someren, 28% for Mr. Wakerley, 48% for Mr. Munford, and 0% for Mr. Coza.

6)

Other compensation includes inception bonuses, Company contribution to a personal savings plan like a registered retirement savings plan or a 401(k) Plan, and amounts related to participation in the Current ESOP. The amount related to the Current ESOP is calculated as the difference between the price expected to be paid for the number of shares purchased and the fair market value of the shares at the beginning of each Current ESOP period.

7)	Ms. Wyatt was appointed CEO effective November 27, 2018. No additional compensation was paid to Ms. Wyatt specifically for serving on the Board.

8)	Dr. van Someren was hired as Chief Technology Officer effective April 1, 2019.

9)	Mr. Munford’s employment ended on November 26, 2018.

10)	Mr. Munford received a payment of CAD$124,000 in connection with his departure from the Company.

11)	Mr. Coza’s employment ended on April 30, 2019.

Incentive Plan Awards

Outstanding Option-Based Awards

The following table sets out all Options outstanding as at June 30, 2019 for each NEO:

	Option-based Awards
Name and Position	Number of securities underlying unexercised options (#)	Option exercise price(1)	Option expiration date	Value of unexercised in- the-money options(1)
Christy Wyatt Current Chief Executive Officer	250,000	CAD$8.74	February 7, 2026	Nil
Errol Olsen Chief Financial Officer	12,500	CAD$6.90	February 20, 2020	CAD$13,500
	17,500	CAD$7.10	August 22, 2020	CAD$15,400
	26,600	CAD$7.11	March 15, 2023	CAD$23,142
	22,500	CAD$7.23	September 9, 2023	CAD$16,875
	47,348	CAD$7.46	August 25, 2024	CAD$24,621
Sean Maxwell Chief Commercial Officer	200,000	CAD$6.03	February 8, 2023	CAD$390,000
	47,348	CAD$7.46	August 25, 2024	CAD$24,621
Nicko van Someren Chief Technology Officer	135,000	CAD$9.16	May 9, 2026	Nil
Todd Wakerley Executive Vice President, Product Development	4,000	CAD$7.40	August 23, 2023	CAD$2,320
	11,812	CAD$7.46	August 25, 2024	CAD$6,142
	7,500	CAD$8.09	November 13, 2021	Nil
Steve Munford Former Interim Chief Executive Officer(2)	5,000	CAD$8.09	November 13, 2021	Nil

Notes:

1)	All Options have exercise prices denominated in Canadian dollars.

2)

The Options remaining outstanding for Mr. Munford were granted prior to his appointment as Interim CEO and relate to his prior advisory relationship with the Company. As a result, these Options did not expire as a result of his tenure as Interim CEO ending.

Outstanding Share-Based Awards – NEOs

The following table sets out all share-based awards (PSUs and RSUs) outstanding as at June 30, 2019 for each NEO:

Name and Position	Share-based Awards
	Number of securities underlying unvested share-based awards (#)	Value of unvested share-based awards	Value of vested share- based awards not paid out or distributed
Christy Wyatt Current Chief Executive Officer	305,550	CAD$2,438,288	Nil
Errol Olsen Chief Financial Officer	100,565	CAD$802,508	CAD$273,138
Sean Maxwell Chief Commercial Officer	136,863	CAD$1,092,165	CAD$818,857
Nicko van Someren Chief Technology Officer	90,000	CAD$718,200	Nil
Todd Wakerley Executive Vice President, Product Development	49,720	CAD$396,764	CAD$163,292

Incentive Plan Awards – Value Vested or Earned During the Year

The following table sets out the value vested or earned under incentive plans during the year ended June 30, 2019 for each NEO:

Name and Position	Option-based awards – Value vested during the year(1)	Share-based awards – Value vested during the year(2)	Non-equity incentive plan compensation – Value earned during the year
Christy Wyatt Current Chief Executive Officer	Nil	Nil	$702,039
Errol Olsen Chief Financial Officer	CAD$34,945	CAD$361,016	$209,055
Sean Maxwell Chief Commercial Officer	CAD$137,735	CAD$688,521	$288,423
Nicko van Someren Chief Technology Officer	Nil	Nil	$149,760
Todd Wakerley Executive Vice President, Product Development	CAD$5,075	CAD$307,545	$175,394
Steve Munford Former Interim Chief Executive Officer	CAD$49,800	CAD$919,362	$302,023

Notes:

1)	Amount is calculated as the number of Common Shares vested multiplied by the difference between the Common Share price and the exercise price on the date of vesting.

2)	Amount is calculated as the number of Common Shares vested multiplied by the Common Share price on the date of vesting.

Pension Plan Benefits

The Company does not have any pension plans that provide for payments or benefits at, following, or in connection with retirement (defined benefit plans or defined contribution plans).

Termination and Change of Control Benefits

The Company has written employment agreements with each of its NEOs. Under these agreements, an amount equal to 18 months’ salary, in the case of Ms. Wyatt and Mr. Olsen, and 12 months’ salary in the case of Messrs. Maxwell, van Someren, and Wakerley, is payable in the event of a termination without cause or a resignation with cause within 12 months following a change of control (as defined below). If the employment of an NEO is terminated by the Company without cause, or if the NEO resigns in circumstances constituting constructive termination, in each case within 12 months from the date of the change of control, all of the NEO’s unvested Options, RSUs, and PSUs (with an adjustment factor of x1 in the case of PSUs) will vest immediately. If the employment of a NEO is terminated with cause: (i) unvested Options, RSUs, and PSUs are immediately cancelled; (ii) vested Options are cancelled at 5pm (PST) on the termination date; (iii) vested RSUs and PSUs granted prior to December 13, 2018 are redeemed on the termination date; and (iv) vested RSUs and PSUs granted after December 13, 2018 are cancelled immediately.

Under these NEO employment agreements, a change of control is generally defined to have occurred upon: (a) the acquisition or ownership by a person of a stated percentage of Common Shares (ranging between 30% and 51%); (b) the election over any period of two consecutive years of a stated percentage (ranging between 51% and 75%) of Directors who were not incumbent Directors; (c) the sale, lease, exchange, or other disposition of all or substantially all of the assets of the Company; (d) an amalgamation, merger, arrangement or other business combination that results in persons other than the shareholders of the Company owning Common Shares of the continuing entity that entitle the holders thereof to cast a majority of the votes on the election of Directors; or (e) the Board otherwise determining that a change of control has occurred.

The estimated incremental payments from the Company to each of the NEOs following (a) termination without cause, or (b) termination without cause or resignation with cause within 12 months following a change of control, assuming the triggering event occurred on June 30, 2019, are as follows:

Name and Position		Termination Without Cause	Change of Control
Christy Wyatt Current Chief Executive Officer	Salary	$420,000	$630,000
	Variable Pay	$420,000(1)	$420,000
	Options	Nil	Nil
	RSUs & PSUs	CAD$478,753	CAD$2,438,288
Errol Olsen Chief Financial Officer	Salary	CAD$600,000	CAD$600,000
	Variable Pay	Nil	Nil
	Options	CAD$60,849	CAD$93,538
	RSUs & PSUs	CAD$273,138	CAD$1,075,646
Sean Maxwell Chief Commercial Officer	Salary	$400,000	$400,000
	Variable Pay	Nil	Nil
	Options	CAD$298,655	CAD$414,621
	RSUs & PSUs	CAD$818,856	CAD$1,911,021
Nicko van Someren Chief Technology Officer	Salary	$330,000	$330,000
	Variable Pay	Nil	Nil
	Options	Nil	Nil
	RSUs & PSUs	Nil	CAD$718,200
Todd Wakerley Executive Vice President, Product Development	Salary	$290,000	$290,000
	Variable Pay	Nil	Nil
	Options	$8,462	$8,462
	RSUs & PSUs	CAD$163,292	CAD$560,056

Note:

1)

The terms of Ms. Wyatt’s employment agreement stipulate that in the event of termination without cause, she is entitled to receive an annual bonus payment calculated at the percentage set for corporate achievement in the prior year. The Company’s short-term incentive plan allows for attainment from 0% to 200%. The amount presented here represents 100% attainment.

Director Compensation

The Company compensates its independent Directors for serving on the Board. In making recommendations to the Board relating to Director compensation, the Compensation Committee considered Directors’ compensation offered by similar companies, its Directors’ time commitments, and the risks and responsibilities that the Directors assume. The compensation provided to the Directors in Fiscal 2019, Fiscal 2018, and Fiscal 2017 is set out below:

Name(1)	Fiscal Year	Fees Earned(2)	Share-based Awards(3)	Total Compensation

Daniel Ryan	2019 2018 2017	$90,000(4) $90,000(4) $90,000(4)	$95,340 $81,060 $80,730	$185,340 $171,060 $170,730

Gregory Monahan	2019 2018 2017	$63,750(5) $60,000 $60,000	$95,340 $81,060 $80,730	$159,090 $141,060 $140,730

Eric Rosenfeld	2019 2018 2017	$69,375(5) $63,750(6) $63,750(7)	$95,340 $81,060 $80,730	$164,715 $144,810 $144,480

Salvatore Visca	2019 2018 2017	$60,000 $60,000 $45,233	$95,340 $97,087 $80,730	$155,340 $157,087 $125,963

Gerhard Watzinger	2019 2018 2017	$66,875(5) $63,750(6) $63,750(7)	$95,340 $81,060 $80,730	$162,215 $154,810 $144,480

J. Ian Giffen(8)	2019 2018 2017	$33,750(5) $67,500(6) $56,541(7)	Nil $100,972 $80,730	$33,750 $168,472 $137,271

Arthur Mesher(9)	2019 2018 2017	$35,000(5) $70,000(6) $52,771(7)	Nil $99,756 $80,730	$35,000 $169,756 $133,501

Josef Vejvoda(10)	2019 2018 2017	$37,500(5) $75,000(6) $50,887(7)	Nil $99,206 $80,730	$37,500 $174,206 $131,617

Notes:

1)	Please see “Summary Compensation Table” above for details regarding Ms. Wyatt’s compensation.

2)

The fees earned by Messrs. Giffen, Mesher, Vejvoda, and Visca are/were paid in Canadian dollars. The fees earned in Fiscal 2019 and Fiscal 2018 are denominated in US dollars, as such, they are converted at the rate at which the payments were translated from US to Canadian dollars. The amounts for Fiscal 2017 were denominated in Canadian dollars and were translated into US dollars at the average monthly foreign exchange rate in effect when the payment is made.

3)	The grant-date fair value of the DSU awards is the fair value of the Common Shares on the date of grant.

4)	Includes compensation of $30,000 for acting as Chairman of the Board.

5)

Includes compensation for acting as Chair or Co-Chair of a Board committee. This compensation amounted to $3,750 for Mr. Giffen (Governance and Nominating Committee for partial year), $5,000 for Mr. Mesher (Chair of Compensation Committee for partial year), $3,750 for Mr. Monahan (Chair of Governance and Nominating Committee for partial year), $9,375 for Mr. Rosenfeld (Co-Chair of Strategic Planning Committee for partial year and Chair of Audit Committee for partial year), $7,500 for Mr. Vejvoda (Chair of Audit Committee for partial year) and $6,875 for Mr. Watzinger (Co-Chair of Strategic Planning Committee for partial year and Chair of Compensation Committee for partial year).

6)

Includes compensation for acting as Chair or Co-Chair of a Board committee. This compensation amounted to $7,500 for Mr. Giffen (Chair of Governance and Nominating Committee), $10,000 for Mr. Mesher (Chair of Compensation Committee), $3,750 for Mr. Rosenfeld (Co-Chair of Strategic Planning Committee), $15,000 for Mr. Vejvoda (Chair of Audit Committee) and $3,750 for Mr. Watzinger (Co-Chair of Strategic Planning Committee).

7)

Includes compensation for acting as Chair or Co-Chair of a Board committee. This compensation amounted to $11,308 for Mr. Giffen (Chair of Audit Committee for partial year and Chair of Governance and Nominating Committee), $7,539 for Mr. Mesher (Chair of Compensation Committee), $3,750 for Mr. Rosenfeld (Co-Chair of Strategic Planning Committee), $5,654 for Mr. Vejvoda (Chair of Audit Committee for partial year), and $3,750 for Mr. Watzinger (Co-Chair of Strategic Planning Committee).

8)	Mr. Giffen’s tenure on the Board ended on November 11, 2018.

9)	Mr. Mesher’s tenure on the Board ended on December 13, 2018.

10)	Mr. Vejvoda’s tenure on the Board ended on December 13, 2018.

Outstanding Option-Based Awards – Directors

The following table sets out all Options outstanding as at June 30, 2019 for each Director:

	Option-based Awards

Name	Number of securities underlying unexercised options (#)(1)	Option exercise price(2)	Option expiration date	Value of unexercised in-the-money options
Daniel Ryan	6,250	CAD$6.90	February 20, 2020	CAD$49,875
	6,250 6,250	CAD$9.16 CAD$9.16	February 5, 2020 February 5, 2021	CAD$49,875 CAD$49,875
Gregory Monahan	6,250	CAD$6.90	February 20, 2020	CAD$49,875
	6,250 6,250	CAD$9.16 CAD$9.16	February 5, 2020 February 5, 2021	CAD$49,875 CAD$49,875
Eric Rosenfeld	6,250 6,250	CAD$9.16 CAD$9.16	February 5, 2020 February 5, 2021	CAD$49,875 CAD$49,875
Salvatore Visca	25,000	CAD$6.89	February 25, 2020	CAD$199,500
	6,250 6,250	CAD$9.16 CAD$9.16	February 5, 2020 February 5, 2021	CAD$49,875 CAD$49,875
Gerhard Watzinger	25,000 25,000	CAD$8.04 CAD$8.04	December 16, 2019 December 16, 2020	CAD$199,500 CAD$199,500

Notes:

1)

Under the terms of the Company’s Option Plan prior to its amendment in December 2015, vested Options expire two years after their date of vesting. Accordingly, Options granted prior to that amendment have four separate expiration dates, and therefore appear on multiple rows in the table. Options listed are grouped by each grant.

2)	All Options have exercise prices denominated in Canadian dollars.

Outstanding Share-Based Awards – Directors

Other than DSUs, there were no share-based awards outstanding for the Directors as at June 30, 2019. DSUs are redeemed by the Company in cash and no Common Shares are issuable pursuant to the DSU Plan (See above under “Securities Authorized Under Equity Compensation Plans – Deferred Share Unit Plan”). The following table sets out all DSUs outstanding as at June 30, 2019 for each Director:

	Share-based Awards

Name	Number of securities underlying unvested share-based awards (#)	Value of unvested share-based awards	Value of vested share- based awards not paid out or distributed

Daniel Ryan	7,067	CAD$56,393	CAD$407,268

Gregory Monahan	7,067	CAD$56,393	CAD$407,268

Eric Rosenfeld	7,067	CAD$56,393	CAD$407,268

Salvatore Visca	7,067	CAD$56,393	CAD$430,761

Gerhard Watzinger	7,067	CAD$56,393	CAD$407,268

Arthur Mesher(1)	Nil	Nil	CAD$378,281

Note:

1)	Mr. Mesher’s tenure on the Board ended on December 13, 2018. These DSUs will be redeemed no later than December 31, 2019.

Incentive Plan Awards – Value Vested or Earned During the Year – Directors

The following table sets out the value vested or earned under incentive plans during the year ended June 30, 2019 for each Director:

Name	Option-based awards – Value vested during the year(1)	Share-based awards – Value vested during the year(2)	Non-equity incentive plan compensation – Value earned during the year

Daniel Ryan	Nil	CAD$109,580	Nil

Gregory Monahan	Nil	CAD$109,580	Nil

Eric Rosenfeld	Nil	CAD$109,580	Nil

Salvatore Visca	Nil	CAD$109,580	Nil

Gerhard Watzinger	Nil	CAD$109,580	Nil

J. Ian Giffen(3)	Nil	CAD$24,341	Nil

Arthur Mesher(4)	Nil	CAD$49,582	Nil

Josef Vejvoda(5)	Nil	CAD$48,682	Nil

Notes:

1)	Amount is calculated as the number of Options vested multiplied by the difference between the Common Share price and the exercise price on the date of vesting.

2)	Amount is calculated as the number of Common Shares vested multiplied by the Common Share price on the date of vesting.

3)	Mr. Giffen’s tenure on the Board ended on November 11, 2018.

4)	Mr. Mesher’s tenure on the Board ended on December 13, 2018.

5)	Mr. Vejvoda’s tenure on the Board ended on December 13, 2018.

Executive Officer and Director Share Ownership Policy

The NEOs and certain other executive officers are required to hold Common Shares that are worth a specified percentage of their base salary depending on their role with the Company. In addition, all non-executive Directors are required to hold a minimum number of 25,000 Common Shares. Each executive officer must fulfill their stock ownership requirement within 5 years of becoming subject to the policy. Each non-executive Director must fulfill their stock ownership requirement within 3 years of becoming subject to the policy. This policy was approved by the Board effective January 1, 2016. The purpose of this policy is to align the interests of the Company and its executive officers and Directors with the long-term interests of shareholders and to mitigate excessive short-term risk taking by requiring the executive officers and Directors to attain and maintain a stated level of stock ownership in the Company.

INDEBTEDNESS OF DIRECTORS AND EXECUTIVE OFFICERS

No individual who is, or at any time during Fiscal 2019 was, an executive officer, Director, proposed nominee for election as a Director, employee or former executive officer, Director, or employee of the Company or any of its subsidiaries, and no associate of the foregoing persons: (a) is, or was at any time since the beginning of Fiscal 2019, indebted to the Company or any of its subsidiaries; or (b) has or had indebtedness to another entity which, or at any time since the beginning of Fiscal 2019 has been, the subject of a guarantee, support agreement, letter of credit, or other similar arrangement or understanding provided by the Company or any of its subsidiaries.

INTEREST OF CERTAIN PERSONS OR COMPANIES IN MATTERS TO BE ACTED UPON

None of the Directors or executive officers of Absolute, nor any person who has held such a position since the beginning of Fiscal 2019, nor any proposed nominee for election as a Director of Absolute, nor any associate or affiliate of the foregoing persons, has any material interest, direct or indirect, by way of beneficial ownership of securities or otherwise, in any matter to be acted on at the Meeting other than the election of Directors as set out herein.

INTEREST OF INFORMED PERSONS IN MATERIAL TRANSACTIONS

To the knowledge of management of Absolute, no informed person (a Director, executive officer, or holder of 10% or more of the Common Shares) or nominee for election as a Director of Absolute, or any associate or affiliate of any informed person or proposed Director had any material interest, direct or indirect, in any transaction since the beginning of Fiscal 2019 or in any proposed transaction which has materially affected or would materially affect Absolute or any of its subsidiaries, other than as may be set out in this Information Circular.

MANAGEMENT CONTRACTS

The management functions of the Company or any subsidiary of the Company are not, to any substantial degree, performed by a person other than the Directors or executive officers of the Company or its subsidiaries.

ADDITIONAL INFORMATION

Additional information relating to Absolute, including the Annual Information Form, audited financial statements, and related management’s discussion and analysis for the period ended June 30, 2019, is available on the Company’s website and under the Company’s profile on www.sedar.com. Copies of the financial statements and management’s discussion and analysis may be obtained upon request from Absolute in person at Suite 1400, Four Bentall Centre, 1055 Dunsmuir Street, Vancouver, British Columbia or by telephone at (604) 730-9851 (ext. 117).

SCHEDULE “A”

STATEMENT OF CORPORATE GOVERNANCE PRACTICES

1.	Board of Directors

a)	Independent Directors

The Board currently consists of seven Directors, six of whom are independent within the meaning of “independence” set out in Section 1.4 of NI 52-110. The six independent Directors are: Daniel Ryan, Lynn Atchison, Gregory Monahan, Eric Rosenfeld, Salvatore Visca, and Gerhard Watzinger. Mr. Rosenfeld will not be standing for re-election as a Director at the Meeting. As such, assuming all six management nominees are elected at the Meeting, five of the Company’s six Directors following the Meeting will be considered independent.

b)	Non-Independent Directors

Christy Wyatt is the Company’s Chief Executive Officer and is therefore not considered to be independent under Section 1.4 of NI 52-110.

c)	Majority Independent

As described in (a) and (b) above: (i) a majority of the current Directors (six of seven) are considered to be independent for the purposes of Section 1.4 of NI 52-110; and (ii) assuming that all six management nominees are elected at the Meeting, a majority of the Directors following the Meeting (five of six) will be considered to be independent for the purposes of Section 1.4 of NI 52-110.

d)	Involvement with Other Reporting Issuers

The current Directors are also directors of the following other reporting issuers:

Name of Director	Other Reporting Issuer Directorships
Daniel Ryan	Nil
Lynn Atchison	Q2 Software, Inc.
Gregory Monahan	Cott Corporation
Eric Rosenfeld	Aecon Group Inc. Cott Corporation CPI Aerostructures, Inc. NextDecade Corporation Pangaea Logistics Solutions
Salvatore Visca	Nil
Gerhard Watzinger	CrowdStrike Holdings, Inc. Mastech Digital, Inc.
Christy Wyatt	Silicon Laboratories, Inc. Quotient Technology Inc.

e)	Meetings of Independent Directors

The independent Directors hold private sessions not less than quarterly in conjunction with the quarterly Board meetings at which the Company’s financial statements are reviewed. Such meetings of the independent Directors exclude the non-independent Director(s) and management. The independent Directors held five such meetings during the period July 1,

2018 to November 6, 2019. In addition, communication amongst the independent Directors occurs on an ongoing basis as needs arise.

f)	Independence of Chairman

Daniel Ryan, Chairman of the Board, is an independent Director.

g)	Attendance Record of Directors at Meetings

The following table sets out the attendance at meetings of the Board and committees of the Board held during the period July 1, 2018 to November 6, 2019(1):

	Committee Meeting Attendance			Board Meeting Attendance
Director	Audit	Compensation	Governance and Nominating
Daniel Ryan	3/4(2)	2/2(3)	5/6(4)	28/29
Lynn Atchison(5)	1/1	N/A	N/A	2/2
Gregory Monahan	7/7	N/A	7/7	28/29
Eric Rosenfeld	4/4(6)	8/8	N/A	29/29
Salvatore Visca	N/A	8/8	7/7	28/29
Gerhard Watzinger	N/A	6/6(7)	7/7	28/29
Christy Wyatt(8)	N/A	N/A	N/A	14/14

Notes:

1)	Directors who were unable to attend specific Board or committee meetings typically review all materials and provide input directly to the Chair of the Board/committee.

2)	Mr. Ryan joined the Audit Committee effective December 21, 2018.

3)	Mr. Ryan served on the Compensation Committee until December 21, 2018.

4)	Mr. Ryan joined the Governance and Nominating Committee effective December 21, 2018.

5)	Ms. Atchison became a Director and joined the Audit Committee effective August 7, 2019.

6)	Mr. Rosenfeld joined the Audit Committee effective December 21, 2018.

7)	Mr. Watzinger joined the Compensation Committee effective December 21, 2018.

8)	Ms. Wyatt became a Director effective December 13, 2018.

2.	Board Mandate

The Board has no written mandate. The Board delineates its role and primary responsibilities as follows: (a) to establish and follow Board procedures; (b) to direct the business and affairs of the Company, including approval of all significant decisions; and (c) to act honestly, in good faith, and with a view to the best interests of the Company. In doing so, the Board will:

∎	contribute to, review, and approve all materials in relation to management’s strategic plans;

∎	monitor the performance of management against the strategic plans;

∎	review and approve all financial and other material corporate information before the public dissemination thereof;

∎	oversee and ensure the effectiveness of the Company’s disclosure policies;

∎	ensure that relevant information is provided to the Board by management (inclusive of industry news);

∎	assist in the creation and selection of an appropriate management structure;

∎	review the effectiveness of the Company’s internal control processes and management information systems;

∎	assess and review principal risks of all aspects of the Company’s business, and ensure proper structures are in place to manage those risks;

∎	participate in management and Director succession planning;

∎	participate in the selection and evaluation of the CEO and other senior officers, inclusive of terms of employment, compensation, and corporate objectives;

∎	oversee the fulfilment of legal requirements such as the payment of taxes, adherence to regulatory requirements, and maintenance of necessary documents and records;

∎	oversee the governance practices and policies of the Company;

∎	contribute Director expertise on specific issues and networking contacts as required;

∎	monitor the effectiveness of the Board and its committees and the actions of the Board as viewed by the individual Directors and senior management; and

∎

assess the participation, contributions and effectiveness of individual Board members on an annual basis through the use of surveys, discussion groups or informal feedback obtained from members of the Board and its committees.

3.	Position Descriptions

a)	Existence of Written Position Descriptions for Board and Committee Chairs

The Board has not developed written position descriptions for the Chair of the Board or the Chair of any Board committee. Each Board committee has a written charter which governs its responsibilities and activities, including setting out the responsibilities of the Chair of the respective Committee.

b)	Existence of Written Position Description for Chief Executive Officer

The Board has not developed a written position description for the CEO. The CEO’s role and responsibilities are assessed annually by the Board.

4.	Orientation and Continuing Education

New Board members are provided with a comprehensive orientation program which includes: the provision of information respecting the functioning of the Board and its committees; explanation of the responsibilities and duties of a Director and the Company under applicable corporate and securities law; copies of the Company’s governing documents and public filings; presentations from senior management regarding the Company’s principal business units; and complete access to management and the Company’s professional advisors.

The Board recognizes the importance of ongoing Director education, including the need for each Director to take personal responsibility for this process. To facilitate ongoing education, Board members are encouraged to communicate with management and the Company’s professional advisors to keep themselves current with industry trends and developments and changes in legislation with the Company’s assistance, to attend industry seminars, and to take opportunities to observe the Company’s operations first-hand.

5.	Ethical Business Conduct

The Board has adopted a written Code of Business Conduct (the “Code”) for the Directors, officers, and employees. The Code promotes ethical business conduct through the nomination of Board members it considers ethical. In addition, the Code requires all Directors to fully disclose any conflicts or potential conflicts of interest immediately upon the identification thereof. The Board monitors compliance with this Code primarily through the Company’s whistleblower policy and through regular updates from management of the Company. A copy of the Code may be obtained upon request from Absolute in person at Suite 1400, Four Bentall Centre, 1055 Dunsmuir Street, Vancouver, British Columbia or by telephone at (604) 730-9851 (ext. 117).

6.	Nomination of Directors

The recruitment and nomination of Directors is overseen by the Governance and Nominating Committee. Recruitment of new Directors generally results from recommendations made by the Directors, senior management, or shareholders. Candidates are assessed by the Governance and Nominating Committee on the basis of their skills, expertise, experience, independence, and other factors.

7.	Compensation

The amount and form of Director compensation is reviewed annually by the Compensation Committee, partly in comparison to compensation information disclosed by other comparable companies. Resulting recommendations are made to the full Board for its final approval. See “Director Compensation” in this Information Circular.

The Compensation Committee determines the compensation of the Company’s senior executives. See “Statement of Executive Compensation” in this Information Circular. The Compensation Committee seeks to ensure that the Company has policies and plans for executive compensation that are motivational and competitive, in order to attract, retain, and motivate the performance of executive management and other key personnel. The Compensation Committee typically meets quarterly, and at other intervals as necessary to fulfil its responsibilities. See “Statement of Executive Compensation” in this Information Circular.

8.	Other Board Committees

The Board currently has no standing committees other than the Audit Committee, the Compensation Committee, and the Governance and Nominating Committee.

9.	Director Assessments

The Board, its committees, and individual Directors are regularly assessed with respect to their effectiveness and contribution. On an annual basis, each Director is required to complete a questionnaire and self-evaluation in order to assess the effectiveness of the Board, each committee, and the individual Directors. The purpose of this annual review process is to assist the Board in assessing:

∎	Board structure, composition, diversity, experience, mandate and responsibilities, and effectiveness;

∎	committee meetings, composition, mandate, and effectiveness; and

∎	Director attendance, preparedness, contribution and participation, knowledge of the business, and required skills and expertise.

These surveys are collected by the Company’s legal counsel and the results are summarized and reported to the Governance and Nominating Committee. The Chair of the Governance and Nominating Committee presents an appropriate report to the Board, which may include recommendations for improvements.

In addition, the Board satisfies itself that the Board, its committees, and the individual Directors are performing effectively by conducting informal assessments from time to time.

10.	Director Term Limits and other Mechanisms of Board Renewal

The Company has not adopted term limits or other mechanisms to force Board renewal. Given the normal process of annual elections of individual Directors by the shareholders of the Company and the fact that individual Directors also undertake annual Director assessments, the Board has determined that term limits or a mandatory retirement policy is not necessary. Directors who have served on the Board for an extended period of time are in a unique position to provide valuable insight into the operations and future of the Company based on their experience with a perspective on the Company’s history, performance, and objectives. The Board believes it is important to have a balance between Directors who have tenure and an understanding of our company business and more recently-appointed Directors who bring new perspectives and ideas to the Board and the Company.

11.	Women on the Board and in Executive Officer Positions

The Company does not currently have a written policy regarding the representation of women on the Board or in executive officer positions. Accordingly, the Company does not currently have a set target for the number of women on the Board or in executive officer positions. However, the Governance and Nominating Committee, the Board, and the executive leadership are mindful of the benefits of gender and other forms of diversity in the Company’s leadership positions and throughout the Company’s workforce. In searches for new Directors and certain executive officers, the Governance and Nominating Committee considers the levels of female representation within the Company’s leadership team as one of several factors used in its search process. As at November 12, 2019, 29% of our Directors and 23% of our executive officers were women.

The Company is actively developing its talent management strategy for employees, executive officers, and Directors to ensure that diversity is appropriately reflected in every area of the Company, including succession planning, leadership, development, and talent identification. The Company is actively considering the adoption of a written policy on the representation of women on the Board and in executive officer positions, which may include set targets for same.

SCHEDULE “B”

NEW EMPLOYEE SHARE OWNERSHIP PLAN

2019 EMPLOYEE SHARE OWNERSHIP PLAN

of

Absolute Software Corporation

1400 – 1055 Dunsmuir Street

Vancouver, BC V7X 1K8

(the “Company”)

Date of Adoption: December 11, 2019

Article 1.	PURPOSE OF THE PLAN

The purpose of this Employee Share Ownership Plan (the “Plan”, as further defined below) is to:

(a)	facilitate the purchase of the Company’s shares by its employees;

(b)	continue the Company’s efforts to share Company success with all staff;

(c)	reward participants on the success of the Company;

(d)	improve the Company’s ability to retain a skilled workforce, and

(e)	encourage teamwork and cooperation among all members and units of the Company.

This Plan is intended to constitute an “employee stock purchase plan” as defined in Section 423(b) of the Code, and, for so long as the Company qualifies as an “Eligible Company” under the Act, as an “Employee Share Ownership Plan” under the Act. It is the intention of the Company and the Committee that the Plan and its administration comply in all respects with the Code, the Act, applicable securities laws and the Business Corporations Act (British Columbia).

This Plan is intended to provide Shares for investment and not for resale. The Company does not, however, intend to restrict or influence the conduct of any Participating Employee’s affairs. A Participating Employee, therefore, may sell Shares that are purchased under this Plan at any time, subject to compliance with all applicable federal, provincial or state tax and securities laws. B.C. Participating Employees who resell Shares purchased under the Plan prior to the end of a three year hold period may be required to repay tax credits received under the Act. THE PARTICIPATING EMPLOYEE ASSUMES THE RISK OF ANY MARKET FLUCTUATIONS IN THE PRICE OF THE SHARES.

Article 2.	DEFINITIONS

2.1	In this Plan, the following terms have the following meanings:

(a)

“Act” means the Employee Investment Act (British Columbia), as amended from time to time, together with its accompanying Regulations and Policy Statements; pursuant to and under which the British Columbia Employee Share Ownership Program is established and administered;

(b)	“Administrator” means the person designated under the Act to perform the duties of the administrator under the Act;

(c)

“Affiliated Corporation” means an “affiliate” of the Company as defined in the Act, and, for the purpose of this Plan, may include any affiliate of the Company designated by the Committee and whose employees are qualified participants in this Plan in accordance with the provisions of the Code or the Act;

(d)	“Appendix A” means Appendix A to this Plan, as it may be amended from time to time;

(e)	“Associate” has the meaning ascribed thereto in the Securities Act (British Columbia);

(f)	“B.C. Participating Employee” means a Participating Employee who is resident in British Columbia and is not a major shareholder (as defined in the Act) of the Company.

(g)	“Board” means the Board of Directors of the Company;

(h)	“Business Day” means a day other than a Saturday, Sunday or statutory holiday on which the Vancouver office of the Company is open for business;

(i)	“Code” means the Internal Revenue Code of 1986 (United States), as amended from time to time;

(j)	“Commitment Form” means the form of commitment for a monthly dollar contribution attached as Appendix C;

(k)	“Committee” means the Compensation Committee of the Board;

(l)	“Compensation” means a Participating Employee’s base salary.

(m)

“Disclosure Document” means a document delivered to Eligible Employees in connection with obtaining commitments to the purchase of Shares under the Plan, a general form of which is attached as Appendix B;

(n)

“Eligible Employee” means all employees employed by the Company (or a predecessor or an Affiliated Corporation of the Company) on a continuing basis for at least twenty (20) hours a week, provided, however, that non-employee service providers to the Company, non-employee members of the Board and highly compensated employees within the meaning of Section 414(q) of the Code who are members of the Board will not be eligible to participate in the Plan;

(o)	“Employee Contribution” means funds contributed by a Participating Employee solely by way of payroll deduction for the purpose of purchasing Shares pursuant to the Plan;

(p)	“Employee Shareholder” means, at any relevant time:

(i)	a Shareholder who continues to be an employee of the Company or any Affiliated Corporation; or

(ii)	a Shareholder which is a RRSP Trust where the annuitant or beneficiary of such Shareholder continues to be an employee of the Company or any Affiliated Corporation;

(q)

“Fair Market Value” of the Shares as of any day means the closing price (rounded to the next highest cent in the case of fractions of a cent) of the Shares on the Toronto Stock Exchange or any other stock market or exchange upon which the Shares are quoted or listed and where the majority of the Shares are traded (the “Market”), as reported on such day or, if such day is not a trading day, on the immediately preceding trading day on which the Shares traded on the Market. The Committee, in its sole discretion, shall make all determinations required by this definition;

(r)	“Financial Statements” means:

(i)	the financial statements of the Company filed with the Administrator in accordance with Section 2(1)(a) of the Act; or

(ii)	if more recent financial statements of the Company have subsequently been delivered to Eligible Employees by the Company, the most recent of those financial statements;

(s)	“Insider” has the meaning ascribed thereto in Part I of the Toronto Stock Exchange Company Manual;

(t)	“Offering Period” means a six month period commencing on January 1 or July 1 during which Eligible Employees may commit to the purchase of Shares hereunder, as further described in Appendix A;

(u)	“Outstanding Issue” means the number of Shares outstanding on a non-diluted basis;

(v)	“Participating Employee” means an Eligible Employee who has elected to commit to the purchase of Shares under the Plan;

(w)

“Plan” means this 2019 Employee Share Ownership Plan dated for reference December 11, 2019, including all appendices attached hereto, as supplemented and amended from time to time in accordance with the provisions hereof;

(x)	“Plan Year” means the twelve-month period commencing on July 1 of each year; provided, however, that the first Plan Year shall commence on January 1, 2020 and end June 30, 2020;

(y)	“Purchase Date” means the first Business Day following the end of an Offering Period;

(z)	“Purchase Price” means the lesser of;

(i)	85% of the Fair Market Value for the Shares on the first day of the Offering Period; or

(ii)	85% of the Fair Market Value for the Shares on the Purchase Date.

(aa)	“Regulations” means the regulations enacted pursuant to the Act in force from time to time;

(bb)	“RRSP Trust” means a trust governed by a registered retirement savings plan under the Income Tax Act (Canada) for which an Eligible Employee is the annuitant;

(cc)	“Shares” means common shares without par value of the Company;

(dd)	“Share Certificate” means a share certificate or an appropriate equivalent representing Shares purchased under the Plan;

(ee)	“Share Entitlement” means the calculation of the number of shares to be issued each Offering Period pursuant to the Plan as detailed in Appendix A;

(ff)	“Shareholder” means, at any relevant time:

(i)	any holder of Shares of the Company;

(ii)

a person who has committed to the purchase of Shares under the Plan, whether or not the Shares have been paid for in full or the Shares have been issued at that time, and continues to be entitled to receive the Shares when issued; or

(iii)	an RRSP Trust, which acquired Shares pursuant to this Plan, if at such time the RRSP Trust continues to hold any such Shares;

(gg)	“Security Based Compensation Arrangement” has the meaning ascribed thereto in Section 613(b) of the Toronto Stock Exchange Company Manual;

(hh)	“Subscription Form” means the form of subscription for Shares to be used by B.C. Participating Employees making purchases under the Plan eligible for tax credits under the Act;

(ii)	“Tax Credit Eligible Employee” means an individual who, at the time of subscribing for Shares under the Plan is:

(i)	resident in British Columbia;

(ii)	employed by the Company, (or the predecessor or Affiliated Corporation of the Company) on a continuing basis for an average of at least twenty hours a week;

(iii)	is not a major shareholder (as defined in the Act) of the Company; and

(iv)	meets other conditions as may be prescribed under the Regulations from time to time.

(jj)	“U.S. Participating Employee” means a Participating Employee who, by virtue of his citizenship or residence, or otherwise, is subject to taxation under the Code on his or her Compensation.

2.2	In this Plan, unless otherwise defined herein, words and phrases defined in the Act or the Regulations have the meanings given to them in the Act or the Regulations.

2.3	In this Plan, words (including defined terms) importing the singular number include the plural and vice versa and words importing the masculine gender include the feminine and neuter genders.

Article 3.	TERMS, TERMINATION AND AMENDMENT OF THE PLAN

3.1

The Company hereby confirms that (a) the Plan has been adopted as its 2019 Employee Share Ownership Plan for the benefit of its Eligible Employees, pursuant to approval by the Board on November 6, 2019 and by the shareholders of the Company on December 11, 2019; and (b) the Plan is intended to be a qualified plan pursuant to the provisions of the Act

3.2

In accordance with the terms of approval by the Board on November 6, 2019 and by the Company’s shareholders on December 11, 2019, the Plan is effective upon registration under the Act and shall continue until terminated in accordance with this Plan.

3.3

A maximum of 350,000 Shares are available for issuance under this Plan. The Committee, at its sole discretion, will determine when an offering under this Plan is made and the maximum number of Shares available for issuance during each Offering Period. In the event of any changes in the outstanding Shares by reason of stock dividends, stock splits, recapitalisation, mergers, consolidations, combinations or exchanges of Shares, split-ups, split-offs, spin-offs, liquidations or other similar changes in capitalization, or any distribution to shareholders other than cash dividends, the Committee shall make such adjustments, if any, in light of the change or distribution as the Committee in its sole discretion shall determine to be appropriate in the number and class of shares and the purchase prices of the Shares which may be purchased by Participating Employees during the current Offering Period. In the event of any such change in the outstanding Shares, the aggregate number and class of shares available under this Plan and the maximum number of shares which may be purchased and their purchase price shall be appropriately adjusted by the Committee.

3.4

Upon the happening of an event specified in Section 3.3, the class and aggregate number of Shares available under this Plan shall be appropriately adjusted to reflect the event. Notwithstanding the foregoing, such adjustments shall be made only to the extent that the Committee, based on advice of counsel for the Company, determines that such adjustments will not constitute a change requiring shareholder approval under Section 423(b)(2) of the Code, the Act, the rules of any stock exchange or market upon which the Shares are listed or quoted, or other applicable law.

3.5

The Board may terminate this Plan at any time, upon written notification to the Administrator, except that if the termination occurs after the conclusion of an Offering Period and before the issue of Shares to participating employees, the Company will complete the sale of all Shares subscribed for.

3.6

The Committee may terminate an Offering Period at any time prior to the conclusion of the Offering Period, provided that all deposits received during the Offering Period are returned to the Participating Employees.

3.7

Subject to Section 16.1, the Committee may, insofar as permitted by law and subject to any required approval of any stock exchange on which the Shares are then listed or quoted or the Administrator, amend, modify, revise or otherwise change the terms of the Plan, in whole or in part, provided that no amendment or revision may use or divert any Employee Contributions for purposes other than for the purchase of Shares pursuant to the Plan. For greater certainty, and without limiting this Section 3.7, the approval of the Company’s shareholders shall not be required for the following amendments, subject to any regulatory approvals including, where required, the approval of any stock exchange on which the Shares are then listed or quoted or the Administrator:

(a)

amendments of a “housekeeping” nature, including any amendment for the purpose of curing any ambiguity, error or omission in the Plan or to correct or supplement any provision of the Plan that is inconsistent with any other provision hereof;

(b)	amendments necessary to comply with the provisions of applicable law, including, without limitation, the rules, regulations and policies of the Toronto Stock Exchange, the Code and the Act;

(c)

amendments respecting administration of the Plan, including but not limited to changing the process by which an Eligible Employee may participate in the Plan, such as changing the manner in which Employee Contributions may be made; and

(d)	amendments to introduce vesting or retention periods in respect of Shares purchased under the Plan.

Any amendment referred to in Section 3.7 shall be effective at such date as the Committee may determine.

3.8	Notwithstanding Section 3.7, and subject to Section 16.1, the Company’s shareholders’ approval shall be required for:

(a)	any amendment to increase the number of Shares reserved for issuance under the Plan or the maximum amount of Shares available for issuance pursuant to the Plan;

(b)	any amendment to the definitions of Eligible Employee, Purchase Price and Shares;

(c)	any amendment to remove, exceed or increase the limits on Insider participation in the Plan established by Section 8.11;

(d)	any amendment to introduce Company matching of Employee Contributions;

(e)	any amendment to the restrictions on the transferability of Participating Employee’s rights under this Plan; and

(f)	any amendment to the provisions of Sections 3.7 or 3.8.

The threshold for the Company’s shareholders’ approval of an amendment, if required, shall be a majority of the Company’s shareholders present in person or by proxy and entitled to vote at a duly called meeting of the Company shareholders and shall, if and only to the extent required under applicable securities laws and regulatory requirements, exclude the votes cast by Insiders.

3.9	The Committee will determine all questions arising with respect to the administration of this Plan. The determination of the Committee will be conclusive and binding on all Participating Employees.

3.10

The Company’s obligation to sell and deliver Shares under this Plan is subject to the availability of registration and prospectus exemptions under applicable securities law, and the receipt of any required approval of any stock exchange or Market upon which the Shares are listed or quoted, and any approval by a governmental authority required in connection with the authorization, issuance or sale of such Shares, including the Code and the Act.

3.11

Upon (a) the dissolution or liquidation of the Company, (b) a merger, amalgamation, arrangement or other reorganization of the Company with one or more corporations as a result of which the Company will not be a surviving corporation, (c) the sale of all or substantially all of the assets of the Company or a material division of the Company, (d) a sale or other transfer, pursuant to a tender offer, takeover bid or otherwise, of more than fifty percent (50%) of the then outstanding Shares, or (e) any transaction similar to any of those listed in Section 3.11(a) to 3.11(d) (any of such events is herein referred to as a “Terminating Event”), the Committee may but shall not be required to:

(a)

make provision for the continuation of the Participating Employees’ rights under this Plan on such terms and conditions as the Committee determines to be appropriate and equitable, including where applicable, but not limited to, an arrangement for the substitution on an equitable basis, for each Share that could otherwise be purchased at the end of the Offering Period in progress at the time of the Terminating Event, of any consideration payable with respect to each then outstanding Share in connection with the Terminating Event; or

(b)	terminate all rights of Participating Employees under the Plan for such Payment Period and

(i)	return to the Participating Employees all of their payroll deductions for such Payment Period; and

(ii)

for each Share, if any, that could otherwise be purchased under the Plan by a Participating Employee at the end of such Offering Period (determined by assuming that payroll deductions at the rate elected by the Participating Employee were continued to the end of the Offering Period and used to purchase Shares based on the Fair Market Value of the Shares on the first day of the Offering Period) and with respect to which (A) the purchase price at which such Common Share could be purchased (determined with reference only to the Fair Market Value of the Shares on the first day of such Offering Period) is exceeded by (B) the Fair Market Value of Shares on the date of the Terminating Event, as determined by the Committee, pay to the Participating Employee an amount equal to such excess.

The Committee shall make all determinations necessary or advisable in connection with Terminating Events, and its determinations shall, in the absence of fraud or patent mistake, be conclusive and binding on all persons with any interest in the Plan.

Article 4.	REPRESENTATIONS AND WARRANTIES

4.1	The Company represents and warrants to each Eligible Employee that:

(a)	the Company is validly existing and in good standing under the laws pursuant to which it was incorporated;

(b)	the Company is eligible to register an employee share ownership plan under the Act;

(c)	the Company is not party to any agreement which prohibits or restricts it from adopting the Plan, completing any of the transactions contemplated hereunder and complying with the terms hereof;

(d)	all necessary corporate action has been taken to adopt the Plan as a valid and binding obligation of the Company;

(e)	as of the date of adoption of the Plan, the authorized share capital of the Company was as described in Appendix E;

(f)	the Shares are of a class of shares of the Company that:

(i)	carry voting rights under all circumstances;

(ii)	are not directly restricted in their right to share in the profits of the Company or in the division of the Company’s assets on dissolution or winding up; and

(iii)	do not have any rights and restrictions prohibited by the Regulations;

(g)	the Shares to be issued under the Plan will be from the treasury of the Company and will not have been previously issued;

(h)	the price per Share at which Shares will be purchased through treasury purchases by Eligible Employees will be the Purchase Price as calculated under this Plan;

(i)

the Financial Statements are prepared in accordance with international financial reporting standards, present fairly the financial position and condition of the Company as at the date thereof and do not omit to state any material liability or financial obligation of the Company as at the date thereof;

(j)	since the date of the Financial Statements there has been no material adverse change in the financial position or condition of the Company, except as disclosed in the Disclosure Document;

(k)	the Disclosure Document discloses all outstanding options, warrants and conversion rights granted by the Company in respect of its securities and contains no misrepresentations;

(l)	the Company is in good standing with the Toronto Stock Exchange and will advise the Administrator within 30 days of any discontinuance of such listing;

(m)	each Eligible Employee has an equal pro-rated right to purchase Shares under the Plan; and

(n)	the representations and warranties set out in paragraphs (a) to (m) above will be true and correct at the start of each Offering Period.

4.2

Each Eligible Employee will be deemed to have relied on the representations and warranties contained in paragraphs 4.1(a) to 4.1(n) above in electing to commit to the purchase of Shares under the Plan.

4.3

The availability of this Plan should not be considered a recommendation, invitation, inducement, encouragement or request by the Company, its agents, officers or directors to participate in the Plan; in particular, securities or other investments referred to in the Plan may not be suitable for an Eligible Employee and each Eligible Employee should take care to make any kind of investment decision only after having first obtained independent investment advice from a person authorized to give such advice.

4.4

Among the risks in investing in the Shares pursuant to the Plan, it is expressly declared by the Company that the Plan offers no guarantee or promise of gains or dividends, or protection against loss due to fluctuations in the market price of the Shares. Participation in this Plan will be on the express understanding that each Participating Employee accepts the risks inherent in the purchase of Shares, including risk of such market fluctuations.

4.5

Participation in this Plan will not be interpreted as the granting of a right to continued employment with the Company or any of its subsidiaries and the expectation of any benefit by continuing to be a Participating Employee will not be taken into account in determining any compensation to which a Participating Employee may be entitled by reason of wrongful dismissal.

Article 5.	OFFERING PERIODS AND ELIGIBILITY TO SUBSCRIBE FOR SHARES

5.1

The Company will offer Eligible Employees the right to participate in the Plan during the Offering Period under the terms and conditions set out in this Plan. Should the aggregate number of Shares to be issued to all Participating Employees for the Offering Period pursuant to the terms of this Plan exceed the aggregate Share Entitlement for the Offering Period, the Shares available for purchase will be distributed pro-rata to the Participating Employees. Excess Employee Contributions will be applied to future purchases or returned in accordance with paragraph 8.3. Fractional Shares cannot be purchased.

5.2

Each person who is an Eligible Employee at the commencement of an Offering Period will be eligible to commit to the purchase of a dollar value of Shares under the Plan during the Offering Period as described in Appendix A. Each person who becomes an Eligible Employee during an Offering Period will be eligible to commit to the purchase of a dollar value of Shares under the Plan during the Offering Period, pro rated to account for the duration of the Offering Period then remaining at the date of such Eligible Employee’s commitment to purchase Shares.

5.3	The Company will notify each Eligible Employee of his or her eligibility to purchase Shares under the Plan.

Article 6.	SUBSCRIPTION ENTITLEMENT

6.1

During an Offering Period each Eligible Employee has an equal entitlement opportunity to commit to the purchase of Shares by delivering a completed Commitment Form that designates the amount of his or her Employee Contribution for the Offering Period. This shall be subject to the limitation disclosed in this Plan and Appendix A, as well as Section 5.2 with respect to Eligible Employees who commence employment during an Offering Period.

6.2	The Company will deliver a Disclosure Document to an Eligible Employee before he or she enters into an agreement to commit to the purchase of Shares under the Plan.

Article 7.	CONTRIBUTIONS

7.1	Employee Contributions will be deducted from Participating Employees’ salary on a semi-monthly basis.

Article 8.	SHARE ENTITLEMENT

8.1	The Company, on the first Business Day following the end of each Offering Period, will be responsible for calculating each Participating Employee’s Share Entitlement in accordance with Appendix A.

8.2

The Company will hold all Employee Contributions in one pool and will thereby also determine at the end of each Offering Period the aggregate Share Entitlement for all Participating Employees. All purchases will be made in Canadian dollars and all contributions in a currency other than Canadian dollars will be converted into Canadian dollars at the Bank of Canada’s daily average exchange rate on the first Business Day of the Offering Period, or such other exchange rate determined by the Company, acting reasonably.

8.3

A Participating Employee who is enrolled in this Plan at the end of an Offering Period will, unless the Participating Employee gives notice of his or her intent to withdraw from the Plan, automatically be enrolled as a Participating Employee in the subsequent Offering Period (subject to the requirement for B.C. Participating Employees who wish to make purchases eligible for tax credits under the Act to deliver an executed Subscription Form prior to commencement of the Offering Period), and any portion of a Participating Employee’s accumulated Employee Contributions not used for the purchase of Shares at the end of an Offering Period will be applied to the purchase of Shares in the next Offering Period if the Participating Employee is participating in the Plan during that Offering Period, or returned to the Participating Employee. An investment confirmation will be issued to each Participating Employee by the Company within 50 Business Days of the Purchase Date, setting out the number of Shares purchased, the price paid per Share, the total amount paid, the name, address, telephone number and contact person at the Company, and for B.C. Participating Employees, the procedure for obtaining the tax credit certificate under the Act, and any other prescribed information required under the Regulations.

8.4

Any person who is properly enrolled as a Participating Employee at the beginning of an Offering Period, or becomes enrolled as a Participating Employee during an Offering Period, may elect, in accordance with any procedures prescribed by the Committee, to have the Company deduct a specified percentage of the Participating Employee’s Compensation via payroll deduction for the purchase of Shares pursuant to the Plan. An amount equal to the elected percentage of the Participating Employee’s Compensation, subject to the maximum amount set forth in Section 8.7, will be deducted on each regular pay day falling within the Offering Period. All amounts will be deducted from a Participating Employee’s Compensation on an after-tax basis.

8.5	No interest will be paid on payroll deductions accumulated under this Plan, which will be held on behalf of the Participating Employees by the Company.

8.6

B.C. Participating Employees who wish to enroll for purchases during an Offering Period eligible for tax credits under the Act must request a Disclosure Document to read, and must provide an executed Subscription Form prior to the Offering Period.

8.7

During any Offering Period the maximum amount of payroll deductions by a Participating Employee that can be used to purchase Shares may not exceed Cdn$7,500. During any calendar year, the maximum amount of payroll deductions by a Participating Employee that can be used to purchase Shares under this Plan, together with all other Security Based Compensation Arrangements of the Company, is Cdn$15,000.

8.8

Tax credits are available to B.C. Participating Employees under the Act in respect of the first Cdn$5,250,000, or such lesser amount as is allocated to the Company by the Administrator, in aggregate of subscriptions in any two year period, but are limited to 20% of the subscription price to a maximum for each B.C. Participating Employee of Cdn$2,000 annually.

8.9

No Participating Employee shall be permitted to subscribe for any Shares under this Plan if such Participating Employee, immediately after such subscription, owns Shares that account for (including all Shares that may be purchased under outstanding subscriptions under the Plan and any other outstanding options or other rights to purchase or receive Shares) five percent (5%) or more of the total combined voting power or value of all classes of shares of the Company. For the foregoing purposes the rules of Section 424(d) of the Code shall apply in determining share ownership. The dollar limitations set forth in Section 8.7 are intended to and shall be interpreted in such a manner so as to comply with Section 423(b)(8) of the Code. In the event the maximum amount of payroll deductions by a Participating Employee in a calendar year pursuant to the terms of this Plan exceeds US$25,000, such maximum amount of payroll deductions by such Participating Employee shall be reduced to US$25,000 in such calendar year.

8.10

B.C. Participating Employees who wish to remain eligible for tax credits under the Act may not hold more than ten percent (10%) of the issued share capital of the Company, calculated in the manner prescribed by the Act.

8.11

Notwithstanding any other provision contained in this Plan, no Shares shall be purchased under the Plan on behalf of a Participating Employee if, together with any other Security Based Compensation Arrangement of the Company, such purchase could result, at any time, in:

(a)	the number of Shares issuable to Insiders, at any time, exceeding 10% of the Outstanding Issue; or

(b)	the number of Shares issued to Insiders, within any one-year period, exceeding 10% of the Outstanding Issue.

Article 9.	ISSUANCE AND HOLDING OF SHARE CERTIFICATES

9.1

Subject to section 10.5 relating to any Insider trading restrictions, the Company, within twenty (20) Business Days of the end of each Offering Period, will cause Share Certificates to be issued representing those Shares either in the name of the Eligible Employee or, if the Shares are to be held by a RRSP Trust for the benefit of the Eligible Employee, in the name of the trustee of the RRSP Trust.

9.2

In accordance with section 4(1)(d) of the Act, each Share Certificate representing Shares acquired by a Tax Credit Eligible Employee who wishes to obtain a tax credit certificate under the Act will be held in the custody of an authorized depository for a period of three years from the date of issue of the Share Certificate.

9.3

Where an Eligible Employee is not a Tax Credit Eligible Employee, or does not wish to obtain a tax credit certificate under the Act, each Share Certificate will be delivered to the respective Eligible Employee within five (5) Business Days of receipt of the Share Certificates from the Company.

9.4

A Participating Employee or his or her legal representative may withdraw Shares from his or her account at any time, not sooner than 30 days after a Purchase Date; however any withdrawal by a U.S. Participating Employee within 2 years of the first day of the Offering Period and one year of the Purchase Date will be treated by the Company as a disqualifying disposition under Sections 421 and 423 of the Code and be reported on the Participating Employee’s tax Form W-2. B.C. Participating Employees who dispose of Shares within three years of the Purchase Date may be required to repay the tax credits received under the Act. Subject to Section 3.11, upon termination, all payroll deductions not used to purchase Shares will be refunded to the Participating Employee entitled thereto.

9.5

Within 50 Business Days of the end of each Offering Period, the Company will deliver to the Eligible Employee an investment confirmation setting out the information required by the Act and the Regulations.

Article 10.	WITHDRAWAL FROM PARTICIPATION

10.1

A Participating Employee may withdraw from participation in the purchase of Shares under the Plan by delivering written notice of such to the Company on or before the 10th Business Day prior to the end of the Offering Period. A notice of withdrawal pursuant to this paragraph will be effective upon delivery of such to the Company.

10.2

Upon termination of employment with the Company for any reason (including involuntary with or without cause, resignation, retirement or death), a Participating Employee will be deemed to have withdrawn from participation in the purchase of Shares under the Plan, effective the last day of employment. If a Participating Employee’s payroll deductions are interrupted by any garnishment or other legal process, the Participating Employee will be deemed to have elected to withdraw from the Plan for the Offering Period in which the interruption occurs.

10.3

A Participating Employee’s participation and payroll deductions will continue during a sick leave or other bona fide leave of absence, for up to three months, or for so long as the Participating Employee’s right to re-employment is guaranteed either by statute or contract, if longer than three months, unless the Participating Employee elects to stop his or her payroll deductions. Such participation will end automatically at the end of the current Offering Period. Such Eligible Employee may re-enroll to participate in subsequent Offering Periods which commence following the employee’s return from such leave.

10.4

Upon receipt of a notice of withdrawal or termination, as described in either paragraph 10.1 or 10.2, the Company will, within 10 Business Days, return all of the Participating Employee’s Employee Contributions which are being held at such time by the Company.

10.5

An Insider who is a Participating Employee may, at any time, advise the Company that they wish to suspend the purchase of Shares under the Plan if the Insider is of the view that such purchase would be contrary to any applicable insider trading provisions, and the Company may, on its initiative, also suspend sales to Insiders. Where the Company is precluded by this paragraph from acquiring Shares for an Insider, the monies that would have otherwise have been used to subscribe for such Shares will be credited to such Insider’s account and, subject to withdrawal by the Insider from the Plan, will be applied to future purchases of Shares under this Plan.

10.6

A Participating Employee’s rights under this Plan, including rights to accumulated Employee Contributions, may not be pledged, assigned, encumbered or otherwise transferred for any reason other than by will or the laws of descent and distribution. Any such attempt will be treated as an election by the Participating Employee to withdraw from this Plan.

Article 11.	APPLICATION FOR TAX CREDIT CERTIFICATES

11.1	If the Company has received from a Tax Credit Eligible Employee who subscribed for Shares under the Plan:

(a)	all required information; and

(b)	payment in full of the Purchase Price for the Shares;

then the Company will, on behalf of such person, apply to the Administrator in accordance with the Act and Regulations for a tax credit certificate in respect of the purchase of the Shares.

Article 12.	USE OF FUNDS

12.1	Subject to paragraph 12.2, the funds raised under this Plan will be used for general corporate operations including working capital and capital expenditures.

12.2	The Company will not use any funds received from the issue of Shares under the Plan for any purpose prohibited by the Act or the Regulations.

Article 13.	REPORTS TO EMPLOYEE SHAREHOLDERS

13.1

To allow Employee Shareholders to monitor their investment in the Company, the Company will make available to the Employee Shareholders all quarterly and annual public disclosure documents required to be filed and sent to the Company’s shareholders under applicable securities laws and Section 4(1)(g) of the Act.

13.2	Upon request by a Shareholder, the Company will provide the Shareholder with access to or copies of the Plan.

Article 14.	OTHER COVENANTS OF THE COMPANY

14.1	The Company covenants with the Eligible Employees that:

(a)	the Company will comply at all times with the Plan, the Act and the Regulations;

(b)	the Company will not enter into any agreement which would prohibit or restrict it from completing any of the transactions contemplated hereunder or complying with the terms hereof;

(c)	in any 2 year period, the amount of equity capital raised under the Plan will not exceed Cdn$5 million or such other amount as may be permitted by the Act from time to time; and

(d)

all required corporate action will be taken to duly allot and issue Shares purchased under this Plan from the treasury of the Company and, upon receipt by the Company of payment in full for Shares subscribed for hereunder, the Shares will be validly authorized and issued as fully-paid.

Article 15.	PURCHASE BY OR TRANSFER TO TRUSTS

15.1	Notwithstanding any other provision of this Plan, an Eligible Employee may:

(a)	purchase Shares under the Plan through a RRSP Trust; and

(b)	transfer Shares purchased under the Plan to a RRSP Trust.

15.2

Where an Eligible Employee purchases Shares under the Plan through a RRSP Trust, the provisions of the Plan shall apply to the purchase by the RRSP Trust as if the purchase was being made by the Eligible Employee.

Article 16.	AMENDMENTS FOR ELIGIBILITY UNDER THE EMPLOYEE INVESTMENT ACT

16.1

For continuation under the Act, no alteration will be made to the Plan in accordance with Section 3.7 or Section 3.8 without prior approval of the Administrator and a majority of Employee Shareholders.

Article 17.	LIABILITY

17.1

Neither the Company or any subsidiary of the Company, nor any directors, officers or employees of any of them will be liable for anything done or omitted by such person to any other person with respect to the price, time, quantity or other conditions or circumstances of the purchase of Shares under this Plan or with respect to any fluctuation in the price or value of Shares, or in any other manner in connection with this Plan, unless such act or omission constitutes willful misconduct on such person’s part.

Article 18.	GENERAL

18.1

The Plan will be construed and enforced in accordance with the laws of British Columbia. The Company and each Participating Employee irrevocably and exclusively attorns to the jurisdiction of the courts of British Columbia and all courts having appellate jurisdiction thereover, and any proceeding commenced or maintained by a party in respect of this Plan will be commenced or maintained only in such of those courts as is appropriate.

18.2

The Administrator has not reviewed the investment merits of the Shares and in no way guarantees an investment in Shares. Assessment of the investment merit, adequacy of this Plan, and due diligence review is entirely the responsibility of Participating Employees.

18.3	Time will be of the essence in respect of this Plan.

18.4	The Plan will be binding upon the Company, its successors and assigns and will enure to the benefit of each Eligible Employee and their respective personal representatives and assignees.

Appendix A. Plan Data

All Shares issued under this Plan will be from the un-issued and authorized treasury of the Company. All purchases will be made at the end of each Offering Period, in accordance with this Appendix A. The Shares purchased will be free trading, subject to any Toronto Stock Exchange imposed restrictions. The terms of each Share offering will be determined by the Committee and disclosed in the Disclosure Document. The general terms are as follows:

1. The Committee will determine the commencement date and term of each Offering Period. The typical Offering Period will be for six months and are anticipated to be as follows:

•	January 1 to June 30
•	July 1 to December 31

2. Maximum contribution per Participating Employee per Offering Period is Cdn$7,500 (Cdn$15,000/year).

3. The aggregate Share Entitlement for an Offering Period will be determined by the Committee at the time each offering is made to a maximum of 350,000 Shares over the term of this Plan. The total number of Shares available for issue in any Offering Period is calculated as the lesser of:

•	The aggregate Shares Entitlement set by the Committee for the Offering Period;
•	The sum of all Employee Contributions for the Offering Period divided by the Purchase Price; and
•	The remaining number of Shares available for issue.

Where the start or end date of the Offering Period falls on a non-trading or non-Business Day, the Fair Market Value of the prior Business Day in which the Shares were traded will be used in determining the Purchase Price.

4. The Share Entitlement for each Participating Employee for the Offering Period is calculated as the lesser of:

•	the number of Shares obtained by dividing the Participating Employee’s Contributions by the Purchase Price, rounded down to the nearest Share; and
•

the pro-rated Share Entitlement calculated as the Participating Employee’s Contributions for the Offering Period, divided by the aggregate of all Employee Contributions for the Offering Period, and multiplied by the aggregate number of shares calculated in Section 3 of this Appendix, rounded down to the nearest Share.

5. Estimated number of employees covered by the Plan:

•	500

6. Plan withdrawal deadline:

•	10 Business Days before the end of each Offering Period

7. Offering Period termination deadline:

•	The Committee may terminate any Offering Period up to 10 Business Days before the end of each Offering Period, and repay all Participating Employee contributions.

Appendix B. General Form of Disclosure Document

DISCLOSURE DOCUMENT

Eligible Employees (and/or their professional advisors) should carefully review the information contained in this document before making an investment decision. Defined terms used but not otherwise defined herein shall have the meanings ascribed thereto in the 2019 Employee Share Ownership Plan.

Absolute Software Corporation

Suite 1400, Four Bentall Centre, 1055 Dunsmuir Street

Vancouver, BC Canada V7X 1K8

(the “Company”)

Total Plan	350,000 Common Shares

The Board will determine when offerings to purchase the Common Shares are made and will detail the particulars of each offering in a Disclosure Document provided to each Eligible Employee. The offerings are for a maximum of six months with the following anticipated Offering Period dates, and with the following maximum contribution and Share Entitlement limits:

Share Offering Period (1)	Maximum Individual CDN$ Contribution	Maximum Total Plan Allotment per period (2)
Jan. 1 – Jun 30	$7,500	350,000
Jul. 1 – Dec. 31	$7,500	350,000

(1)

Subject to the provisions of the Act (as defined below) respecting revocation, the Board may terminate an Offering Period at any time prior to the conclusion of the Offering Period. If an Offering Period is terminated, all Employee Contributions will be returned to the Participating Employees.

(2)

The total number of common shares issuable in any Offering Period is the lesser of (a) 350,000 shares; (b) the total Share Entitlement set by the Board for the Offering Period; (c) the total of all Employee Contributions divided by the Purchase Price; and (d) the remaining number of Shares available for issue under the Plan.

Purpose of the Plan

The Company adopted its 2019 Employee Share Ownership Plan (the “Plan”) on December 11, 2019 with the following objectives in mind:

•	Provide an opportunity for Eligible Employees to participate in the ownership of the Company;
•	To enable Eligible Employees to share in the Company’s success;
•	To improve the Company’s ability to retain a skilled work force; and
•	To encourage teamwork and cooperation among all members and units of the Company.

The Plan was registered under the Employee Investment Act (British Columbia) (the “Act”) so that Tax Credit Eligible Employees could receive a 20% employee investment tax credit on Share purchases under the Plan. See the section headed “Summary of EIA Tax Assistance” on page 3 for details. Where Eligible Employees wish to participate in the tax credit, the offering and transfer of Shares issued under the Plan is governed by the Act.

Eligible Employees

An employee who is eligible to purchase Shares under the Plan is referred to in this disclosure document as an “Eligible Employee”. They are: employees of the Company or its Affiliate Corporations, excluding non-employee service providers to the Company, non-employee members of the Board and highly compensated employees within the meaning of Section 414(q) of the Internal Revenue Code of 1986 (United States), employed on a continuing basis for at least twenty (20) hours a week:

See the Section headed “Summary of EIA Tax Assistance” below for details concerning the investment tax credits available to “Tax Credit Eligible Employees”, meaning those employees who, at the time of subscribing for Shares are:

(a)	resident in British Columbia;

(b)	employed by the Company, (or the predecessor or Affiliated Corporation of the Company) on a continuing basis for an average of at least twenty hours a week;

(c)	is not a major shareholder (as defined in the Act) of the Company; and

(d)	meets other conditions as may be prescribed under the means the regulations enacted pursuant to the Act in force from time to time (the “Regulations”).

Subscription Entitlement

The Plan allows Share offerings to be made to Eligible Employees from time to time. The number of Shares available and period of the current Share offering to Eligible Employees are shown on the first page. The characteristics of the Shares offered are described in the section headed “Share Capital” below.

The Plan provides that each Eligible Employee has an equal right to subscribe for Shares.

The maximum permitted participation by an employee in the offering is Cdn$7,500 per Offering Period to a maximum of Cdn$15,000 per annum. Eligible Employees can commit to the purchase of Shares by committing semi-monthly payroll deductions up to this maximum. Eligible Employees who want to commit to the purchase of Shares in this Offering Period must complete the Commitment Form accompanying this Disclosure Document and return it to the accounting department of the Company.

Share Purchases

Eligible Employees who purchase Shares pursuant to the Plan will receive free trading common shares in the Company, subject to any TSX imposed holding period, issued from the treasury of the Company. The Share certificates are delivered to employees within 20 Business Days of the end of any Offering Period, unless Tax Credit Eligible Employee applies for the investment tax credit as discussed further in the “Summary of EIA Tax Assistance” section below.

Once delivered, the share certificates are available for deposit with a broker and disposition, subject to any TSX imposed holding period.

The number of Shares purchased is calculated by dividing the Employee Contributions made during the Offering Period by the Purchase Price. The Purchase Price is calculated as 85 % of the lower of:

•	the Fair Market Value on the first day of the Offering Period, and
•	the Fair Market Value on the Purchase Date,

provided that if there is no Fair Market Value on the relevant day, the Fair Market Value will be calculated as of the last day on which there was a Fair Market Value immediately before the relevant date.

The number of Shares actually purchased may be reduced if the maximum Share allotment for that Offering Period is reached. Any excess funds due to this restriction will be either returned to the Eligible Employee or used in the purchase of Shares during the next Offering Period, as decided by the Eligible Employee.

A copy of the Company’s most recent annual Financial Statements is attached to this Disclosure Document.

Right to Review Plan

The Plan itself is a detailed legal document. Any Eligible Employee who wishes to examine the Plan may obtain a copy from the Company upon request.

Summary of EIA Tax Assistance

(Tax credits are only available to those Eligible Employees who meet the criteria set for Tax Credit Eligible Employees.)

The Plan is registered under the Act (referred to from this point forward as the “EIA”). The Province of British Columbia (the “Province”) enacted the EIA to encourage employee investment for the purposes of job creation, job protection and employee participation in corporate ownership. The EIA encourages employee investment by providing for employee investment tax credits to be issued to Tax Credit Eligible Employees who purchase shares under registered employee share ownership plans.

A summary of the key characteristics of the tax credit is set out below:

*	the credit is equal to 20% of the share subscription proceeds received by the Company from the Tax Credit Eligible Employee.

*	the maximum credit is $2,000 for a calendar year (per person) (= $10,000 of investment/yr.).

*	credit towards B.C. income tax otherwise payable.

*	unused credits cannot be carried forward or back or be refunded in cash.

*

if a Share purchase under the Plan is made during the first 60 days of a calendar year, the Tax Credit Eligible Employee may claim the tax credit for that calendar year or the previous calendar year or allocate the Shares purchased between both years.

*	the value of the tax credit will not be included in the Tax Credit Eligible Employee’s income for tax purposes or reduce the adjusted cost base of the Shares acquired.

*	the tax credit is only available to the first purchaser of the Shares (i.e. it is only available with respect to Shares issued from treasury of the Company).

The Company will apply to the Province for tax credit certificates on behalf of Tax Credit Eligible Employees. The tax credit certificate may then be claimed on and filed with a Tax Credit Eligible Employee’s income tax return.

A Tax Credit Eligible Employee’s investment tax credit must be repaid to the Province if a Tax Credit Eligible Employee sells Shares purchased under the Plan within 3 years of buying them. The EIA seeks to encourage longer term, committed investment. Therefore, tax assistance is withdrawn in the case of investments, which prove to be short term. The Tax Credit Eligible Employee is also jointly and severally liable with the Company to repay the credits. As a result, any Shares that a Tax Credit Eligible Employee wishes to sell will not be released from escrow until the tax credit has been repaid. After expiry of the 3-year period, the Shares may be sold without repayment of the tax credit.

To enable monitoring of Share transactions, the Province requires that the certificates representing the Shares issued under the Plan to Tax Credit Eligible Employees be held in the custody of the Company during the 3 year hold period. Purchasers will receive an investment confirmation within 50 Business Days of paying for the Shares. Shares may be released prior to the 3-year period upon repayment of the tax credit.

The extent of the Province’s involvement in the Plan has been to register it under the EIA to allow Tax Credit Eligible Employees to receive the tax assistance described above. The Province has not reviewed the investment merit of the Shares being offered by the Company and in no way guarantees an investment in the Shares. Assessment of investment merit, adequacy of the Plan, and due diligence review is entirely the responsibility of the Tax Credit Eligible Employees.

If the legislation governing the Plan is amended or repealed, any approval provided by the Ministry in connection with the Plan, including any approval relating to payment of tax credits to Tax Credit Eligible Employees who purchased Shares under the Plan, could be subject to variation or cancellation by the Administrator.

Cost Sharing For Employee Groups

The EIA allows for Provincial cost sharing assistance to employee groups that obtain independent professional advice relating to the negotiation, evaluation and implementation of a registered employee share ownership plan. Reimbursement of 50% of eligible costs up to $2,500 may be applied for. For more information about cost sharing for employee groups, contact the Investment Capital Branch of the Ministry of Economic Development at toll free 1-800-665-6597.

Share Capital

The authorized share capital of the Company consists of 100,000,000 common shares without par value.

The issued and outstanding share capital of the Company as at June 30, 2019 consisted of 41,645,552 common shares without par value, listed and posted for trading on the TSX under the symbol “ABT”.

The holders of common shares are entitled to one vote for each share held on all matters to be voted on by the shareholders of the Company and are entitled to receive such dividends as may be declared by the Board. In the event of the dissolution, liquidation, winding-up, or other distribution of the assets of the Company, the shareholders are entitled to receive, on a pro-rata basis, all of the assets of the Company remaining after payment of all of the Company’s liabilities. The common shares carry no pre-emptive or conversion rights.

Outstanding Convertible Securities (June 30, 2018)

Plan Category	Number of securities to be issued under equity compensation plans (a)	Weighted-average exercise price of outstanding options (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by securityholders
Option Plan	1,151,213	CAD$7.82	2,173,897
PRSU Plan	1,580,257	N/A	2,173,897
Current ESOP	N/A	N/A	92,099
Total	2,731,470	CAD$7.82	2,173,897

Use of Proceeds

The net proceeds of the offering will be used by the Company for general corporate purposes.

Prospectus Exemption

The issuance of securities to residents of British Columbia is subject to the Securities Act (British Columbia) (the “Securities Act”), which normally requires a prospectus to be prepared and delivered to the purchaser. The Securities Act provides a prospectus exemption where the purchaser is an Eligible Employee, so long as the purchaser’s participation in the distribution is voluntary.

A purchaser under this exemption is not subject to a hold period pursuant to the Securities Act or the regulations thereunder.

Shareholder Communication

As a shareholder, or an Eligible Employee of the Company participating in the Plan, you will be eligible to elect to receive all reporting information sent to public shareholders. This will include all quarterly and annual filings, as well as the information set forth in Section 4(1)(g) of the EIA. You may also view the Company’s public filings on www.sedar.com.

Board of Directors

The Board has authority over management of the Company. The Board is elected each year by the shareholders at the Company’s annual general meeting. There are 6 positions on the Board presently filled by the following persons:

Name of Director	Principal Occupation

Christy Wyatt	Chief Executive Officer of Absolute

Gregory Monahan	Senior Managing Director of Crescendo Partners and Portfolio Manager of Jamarant Capital

Lynn Atchison	Corporate Director

Daniel Ryan	Chief Executive Officer of CiBO Technologies

Salvatore Visca	Chief Technical Officer of Elastic Path Software

Gerhard Watzinger	Corporate Director

Principal Shareholders

To the knowledge of the Company, as of November 6, 2019, Lynrock Lake LP held 6,247,066 common shares, or approximately 14.9% of the outstanding common shares, and Trigran Investments, Inc. held 6,246,800 common shares, or approximately 14.9% of the outstanding common shares. To the knowledge of the Company, no other person or corporation beneficially owns, directly or indirectly, or exercises control or direction over, Common Shares carrying more than 10% of the voting rights attached to all outstanding Common Shares.

Adverse Material Changes

There have been no adverse material changes in the financial position of the Company that have occurred since the date of the Financial Statements attached hereto.

Recent Information Releases

The Company is listed on the TSX (TSX: ABT). Copies of the Company’s most recent Financial Statements are attached to this Disclosure Document.

The following documents filed with the securities commission or similar regulatory authority in each of the provinces of Canada, are specifically incorporated by reference in, and form an integral part of, this disclosure document:

(a)

the audited Financial Statements of the Company for the last three fiscal years, together with the auditors’ report thereon, and management’s discussion and analysis in respect of those financial statements;

(b)	the interim unaudited Financial Statements of the Company for each period since the end of the most recent fiscal year, and management’s discussion and analysis in respect of these statements;

(c)	the Information Circular for the last annual meeting of shareholders of the Company;

(d)	the Company’s current Annual Information Form;

(e)	any material change report (other than any confidential material change reports) filed by the Company since the date of the Company’s current Annual Information Form.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for the purposes of this disclosure document to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes that statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any information set forth in the document that it modifies or supersedes. The making of a modifying or superseding statement will not be deemed an admission that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission of a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made. A statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this Disclosure Document.

Copies of documents incorporated by reference herein may be obtained upon request without charge from the Company or by accessing the disclosure documents available through the Internet on SEDAR, which can be accessed at www.sedar.com. Eligible Employees who wish to examine the whole of the Company’s public file may also do so by visiting the relevant sections of the Company’s website at www.absolute.com.

Risks and Uncertainties

In considering an investment in the Common Shares, prospective investors should evaluate the associated risks and uncertainties in addition to other information contained in this Disclosure Document. Please refer to the Company’s current Annual Information Form for a detail list of the risks and uncertainties.

Certificate

This document contains no untrue statement of a material fact and does not omit to state a material fact that is necessary to prevent a statement that is made from being false or misleading in the circumstances in which it was made.

Dated: [●], 2020

Christy Wyatt Chief Executive Officer
Errol Olsen Chief Financial Officer

The Company’s Most Recent Financial Statements

Appendix C: Commitment Form

Additional Form for Tax Credit Eligible Employees

Tax Credit Questionnaire

EMPLOYEE TREASURY SHARE PURCHASE PLAN COMMITMENT FORM

This commitment form must be completed and signed by Eligible Employees of Absolute Software Corporation (the “Company”) who wish to purchase shares under the Company’s 2019 Employee Share Ownership Plan (the “Plan”) during the offer period from          to         .

Employee Information

Participant: Mr./Mrs./Ms. (Circle) Last Name First Name Initial Address: No. and Street Name Apt. City Province/State Postal Code/ZIP SIN / SSN Date of Birth (MM / DD / YY)

Contributions

I received and read the Disclosure Document the Company gave me. I agree to commit Cdn$                 for the purchase of common shares (the “Shares”) of the Company under the Plan, paid by payroll deductions, for which I authorize the Company to deduct from my wages and salary in 22 equal semi-monthly installments. My contributions will be invested as indicated in my instructions below until such time as a request for change is made. My contributions will be invested in Absolute Software Corporation’s shares as subscribed for in the Plan.

Allocation of future contributions only:

Registered Retirement Savings Plan (RRSP)%
Note: Group RRSP Application form must be completed

Non-Registered Plan (NRP)%

Total	100%

Designation of Beneficiary (where permitted by law)

In the event of my death, I hereby designate                                          as my beneficiary, if living, to receive benefits payable under the Plan, otherwise such benefits shall be payable to my estate. I hereby revoke all prior beneficiary designations. I assume full responsibility for ensuring that this designation is valid under applicable law.

Caution

In some provinces/states, designation of a beneficiary by means of a designation form will not be revoked or changed automatically by any future marriage or divorce. Should you wish to change your beneficiary in the event of a future marriage or divorce, you will have to do so by means of new designation.

Note: I agree with full knowledge, to permit the Ministry of Economic Development (B.C.) and Absolute Software Corporation to use the information collected about me in relation to the Plan, or otherwise, for any purpose relating to the Plan. I also hereby authorize them to communicate the information held on me to any person deemed necessary for the administration of the Plan. I acknowledge that my “plan participant file” will be held at the employer’s and the Ministry of Economic Development (B.C.) offices or at any other location as indicated from time to time on the understanding that I will be given access to examine and correct such information as prescribed by law.

Acceptance of Terms and Conditions

I hereby accept all of the terms and conditions of the Plan, a copy of which I have received and read. I declare all of the above information is accurate and I confirm that I am an Eligible Employee in accordance with the terms and conditions of the Plan.

Employee Signature:

Date:

For Office Use Only

Approved by Employer Representative: Date:

EMPLOYEE TREASURY SHARE PURCHASE PLAN

ADDITIONAL FORM FOR TAX CREDIT ELIGIBLE EMPLOYEES

(Only Tax Credit Eligible Employees need complete this Additional Form

This additional form must be completed and signed by Tax Credit Eligible Employees of Absolute Software Corporation (the “Company”) who wish to purchase shares under the Company’s Employee Share Ownership Plan (the “Plan”) during the offer period from          to        .

Employee Information (Please type or print clearly)

Name (first, initials, last name): Social Insurance Number: Phone: Address:

Note: Tax credit certificates will only be issued at the end of each calendar year after the last payment is made and the shares are issued.

Tax Credit Matters (This only applies to Tax Credit Eligible Employees. Check box below, if applicable.)

☐ Yes, I meet the criteria for a “Tax Credit Eligible Employee” set out on page 1 of the Plan share disclosure document.

I authorize the Company to apply for tax credit certificates for me and to provide the Administrator under the Act with all necessary information. I have attached my completed Tax Credit Questionnaire and confirm it is accurate. I acknowledge that under the Employee Investment Act (British Columbia) share certificates issued to Tax Credit Eligible Employees under the Plan must be held by an authorized depository (currently Royal Trust) for three years after purchase. I direct the Company to deliver the share certificate for the Shares to the depository and agree to be bound by the terms of the escrow agreement with the depository about holding of the share certificates under the Plan. I irrevocably appoint the Company as my attorney for the sole purpose of matters related to the escrow agreement.

I understand that it is my responsibility to notify the Ministry of Economic Development (B.C.) (the “Ministry”) immediately of any name or address changes.

Dated the day of , 20 .

Employee Signature

Attached:	Tax Credit Questionnaire
Absolute Software Employee Share Purchase Form

A FALSE OR MISLEADING STATEMENT IS AN OFFENCE UNDER THE EMPLOYEE INVESTMENT ACT

Absolute Software Corporation

EMPLOYEE SHARE OWNERSHIP PLAN

Tax Credit Questionnaire

(Only Tax Credit Eligible Employees need complete this Questionnaire.)

Employee Name:                                                                        SIN:

Previous Tax Credit Related Share Transactions

I confirm that as a result of this Share purchase I will not receive credit certificates under the Act totaling more than $2,000 in value in respect of any one calendar year; and

Note:          Provincial tax credits received as a result of investments in the Working Opportunity Fund and/or B.C. Medical Innovations Fund are included in the above calculation.

A FALSE OR MISLEADING STATEMENT IS AN OFFENCE UNDER THE EMPLOYEE INVESTMENT ACT

SCHEDULE “C”

BLACKLINE OF NEW SHARE OWNERSHIP PLAN TO CURRENT SHARE OWNERSHIP PLAN

See attached

~~2005~~2019 EMPLOYEE SHARE OWNERSHIP PLAN

of

Absolute Software Corporation

~~800~~1400 – ~~111~~1055 Dunsmuir Street

Vancouver, BC V~~6B 6A3~~7X 1K8

(the “Company”)

Date of Adoption: December ~~16~~11, ~~2005~~2019

Article 1.	PURPOSE OF THE PLAN

The purpose of this Employee Share Ownership Plan (the “Plan”, as further defined below) is to:

(a)	facilitate the purchase of the Company’s shares by its employees ~~at Fair Market Value (as defined below)~~;

(b)	continue the Company’s efforts to share Company success with all staff;

(c)	reward participants on the success of the ~~whole~~ Company;

(d)	improve the Company’s ability to retain a skilled workforce, and

(e)	encourage teamwork and cooperation among all members and units of the Company.

This Plan is intended to constitute an “employee stock purchase plan” as defined in Section 423(b) of the Code, and, for so long as the Company qualifies as an ~~‘~~“ Eligible Company~~’~~” under the Act, as an “Employee Share Ownership Plan” under the Act. It is the intention of the Company and the Committee that the Plan and its administration comply in all respects with the Code, theAct, applicable securities laws and the Business Corporations Act (British Columbia).

This Plan is intended to provide Shares for investment and not for resale. The Company does not, however, intend to restrict or influence the conduct of any Participating Employee’s affairs. A Participating Employee, therefore, may sell Shares that are purchased under this Plan at any time, subject to compliance with all applicable federal, provincial or state tax and securities laws. B.C. Participating Employees who resell Shares purchased under the Plan prior to the end of a three year hold period may be required to repay tax credits received under the Act. THE PARTICIPATING EMPLOYEE ASSUMES THE RISK OF ANY MARKET FLUCTUATIONS IN THE PRICE OF THE ~~COMMON~~ SHARES.

Article 2.	DEFINITIONS

2.1	In this Plan, the following terms have the following meanings:

(a)

“Act” means the Employee Investment Act ~~of~~ (British Columbia~~, R.S.B.C. 1996, c.112~~), as amended from time to time, together with its accompanying Regulations and Policy Statements; pursuant to and under which the British Columbia Employee Share Ownership Program is established and administered;

(b)	“Administrator” means the person designated under the Act to perform the duties of the administrator under the Act;

(c)

“Affiliated Corporation” means an “affiliate” of the Company as defined in the Act, and, for the purpose of this Plan, may include any affiliate of the Company designated by the Committee and whose employees are qualified participants in this ~~ESPP~~Plan in accordance with the provisions of the Code or the Act;

(d)	“Appendix A” means Appendix A to this Plan, as it may be amended from time to time;

(e)	~~(d)~~ “Associate” has the meaning ascribed thereto in the Securities Act (British Columbia);

(f)	~~(e)~~ “B.C. Participating Employee” means a Participating Employee who is resident in British Columbia and is not a major shareholder (as defined in the Act) of the Company.

(g)	~~(f)~~ “Board” means the ~~board~~Board of ~~directors~~Directors of the Company;

(h)	~~(g)~~ “Business Day” means a day other than a Saturday, Sunday or statutory holiday on which the Vancouver office of the Company is open for business;

(i)	~~(h)~~ “Code” means the Internal Revenue Code of 1986 (United States), as amended from time to time;

(j)	~~(i)~~ “Commitment Form” means the form of commitment for a monthly dollar contribution attached as Appendix C;

(k)	~~(j)~~ “Committee” means the Compensation Committee of the Board;

(l)	~~(k)~~ “Compensation” means a Participating Employee’s base salary ~~plus any bonuses and commissions paid~~.

(m)

~~(l)~~ “Disclosure Document” means a document delivered to Eligible Employees in connection with obtaining commitments to the purchase of Shares under the Plan, a general form of which is attached as Appendix B;

(n)

~~(m)~~ “Eligible Employee” means all employees employed by the Company (or a predecessor or an Affiliated Corporation of the Company) ~~for a period of at least three months~~ on a continuing basis for at least twenty (20) hours a week ~~who are~~:

~~(i)~~	~~Tax Credit Eligible Employees;~~

~~(ii)~~	~~Other Eligible Employees; or~~

~~(iii)~~	~~Employees that the Board determines are eligible to participate in the Plan;~~

~~provided, however, that the~~, provided, however, that non-employee service providers to the Company, non-employee members of the Board and highly compensated employees within the meaning of Section 414(q) of the Code who are members of the Board will not be eligible to participate in the Plan;

(o)	~~(n)~~ “Employee Contribution” means funds contributed by a Participating Employee solely by way of payroll deduction for the purpose of purchasing Shares pursuant to the Plan;

(p)	~~(o)~~ “Employee Shareholder” means, at any relevant time:

(i)	a Shareholder who continues to be an employee of the Company or any Affiliated Corporation; or

(ii)	a Shareholder which is a RRSP Trust where the annuitant or beneficiary of such Shareholder continues to be an employee of the Company or any Affiliated Corporation;

(q)

~~(p)~~ “Fair Market Value” of the Shares as of any day means the closing price (rounded to the next highest cent in the case of fractions of a cent) of the Shares on the ~~TSX – Venture~~Toronto Stock Exchange or any other stock market or exchange upon which the Shares are quoted or listed and where the majority of the Shares are traded (the “Market”), as reported on such day or, if such day is not a trading day, on the immediately preceding trading day on which the Shares traded on the Market. The Committee, in its sole discretion, shall make all determinations required by this definition;

(r)	~~(q)~~ “Financial Statements” means:

(i)	the financial statements of the Company filed with the Administrator in accordance ~~to section~~with Section 2(1)(a) of the Act; or

(ii)	if more recent financial statements of the Company have subsequently been delivered to Eligible Employees by the Company, the most recent of those financial statements;

(s)	~~(r)~~ “Insider” ~~means an insider~~has the meaning ascribed thereto in Part I of the Toronto Stock Exchange Company ~~as defined in the Securities Act (British Columbia)~~Manual;

(t)

~~(s)~~ “Offering Period” means a six month period commencing on January 1 or July 1 during which Eligible Employees may commit to the purchase of Shares hereunder, as further described in Appendix A ~~and as amended from time to time~~;

(u)	~~(t)~~ “Outstanding Issue” means the number of ~~Common~~ Shares outstanding on a non-diluted basis~~, less Common Shares issued pursuant to a Share Compensation Arrangement in the preceding 12 month period~~;

(v)	~~(u)~~ “Participating Employee” means an Eligible Employee who has elected to commit to the purchase of Shares under the Plan;

(w)

~~(v)~~ “Plan” means this ~~2005~~2019 Employee Share Ownership Plan dated for reference December ~~16~~11, ~~2005~~2019, including all appendices attached hereto, as supplemented and amended from time to time in accordance with the provisions hereof;

(x)	~~(w)~~ “Plan Year” means the twelve-month period commencing on July 1 of each year; provided, however, that the first Plan Year shall commence on January 1, ~~2006~~2020 and end June 30, ~~2006~~2020;

(y)	~~(x)~~ “Purchase Date” means the first Business Day following the end of an Offering Period;

(z)	~~(y)~~ “Purchase Price” means the lesser of;

(i)	85% of the Fair Market Value for the ~~Common~~ Shares on the first day of the Offering Period; or

(ii)	85% of the Fair Market Value for the ~~Common~~ Shares on the Purchase Date.

(aa)	~~(z)~~ “Regulations” means the regulations enacted pursuant to the Act in force from time to time;

(bb)	~~(aa)~~ “RRSP Trust” means a trust governed by a registered retirement savings plan under the Income Tax Act (Canada) for which an Eligible Employee is the annuitant;

(cc)	~~(bb)~~ “Shares” means common shares without par value of the Company;

(dd)	~~(cc)~~ “Share Certificate” means a share certificate or an appropriate equivalent representing Shares purchased under the Plan;

(ee)	~~(dd)~~ “Share Entitlement” means the calculation of the number of shares to be issued each Offering Period pursuant to the Plan as detailed in Appendix A;

(ff)	~~(ee)~~ “Shareholder” means, at any relevant time:

(i)	~~Any~~any holder of Shares of the Company;

(ii)

~~A~~a person who has committed to the purchase of Shares under the Plan, whether or not the Shares have been paid for in full or the Shares have been issued at that time, and continues to be entitled to receive the Shares when issued; or

(iii)	~~A~~an RRSP Trust, which acquired Shares pursuant to this Plan, if at such time the RRSP Trust continues to hold any such Shares;

~~(ff)~~

~~“Share Compensation Arrangement” means any stock option, stock option plan, employee stock purchase plan, share distribution plan or any other compensation or incentive mechanism involving the issuance or potential issuance of shares to any director, officer or employee of the Company, including a share purchase from treasury which is financially assisted by the Company by way of a loan, guaranty or otherwise;~~

(gg)

~~“Share Option Plan” means the Company’s 2000 Share Option Plan dated March 16, 2000 and amended on May 11, 2000;~~“Security Based Compensation Arrangement” has the meaning ascribed thereto in Section 613(b) of the Toronto Stock Exchange Company Manual;

(hh)	“Subscription Form” means the form of subscription for Shares to be used by B.C. Participating Employees making purchases under the Plan eligible for tax credits under the Act;

(ii)	“Tax Credit Eligible Employee” means an individual who, at the time of subscribing for Shares under the Plan is:

(i)	resident in British Columbia;

(ii)	employed by the Company, (or the predecessor or Affiliated Corporation of the Company) on a continuing basis for an average of at least twenty hours a week;

(iii)	is not a major shareholder (as defined in the Act) of the Company; and

(iv)	meets other conditions as may be prescribed under the Regulations from time to time.

~~(jj)~~	~~“Treasury Purchase” means the purchase of Shares from the treasury of the Company;~~

~~(kk)~~	~~“Trustee” means the trust company selected by the Board, subject to review and substitution from time to time at the Board’s discretion, to administer the Plan; and~~

(jj)	~~(ll)~~ “U.S. Participating Employee” means a Participating Employee who, by virtue of his citizenship or residence, or otherwise, is subject to taxation under the Code on his or her Compensation.

2.2	In this Plan, unless otherwise defined herein, words and phrases defined in the Act or the Regulations have the meanings given to them in the Act or the Regulations.

2.3	In this Plan, words (including defined terms) importing the singular number include the plural and vice versa and words importing the masculine gender include the feminine and neuter genders.

Article 3.	TERMS, TERMINATION AND AMENDMENT OF THE PLAN

3.1

The Company hereby confirms that (a) the Plan has been adopted as its 2019 Employee Share ~~Purchase~~Ownership Plan for the benefit of its Eligible Employees, pursuant to approval by the Board on November ~~4~~6, ~~2005~~2019 and by the ~~Shareholders~~shareholders of the Company on December ~~16~~11, ~~2005~~2019; and (b) the Plan is intended to be a qualified plan pursuant to the provisions of the Act

3.2

In accordance with the terms of approval by the Board on November ~~4~~6, ~~2005~~2019 and by the ~~Shareholders~~Company’s shareholders on December ~~16~~11, ~~2005~~2019, the Plan is effective upon registration under the Act and shall continue until terminated in accordance with this Plan.

3.3

A maximum of ~~1,000,000~~350,000 Shares are available for issuance under this Plan ~~and the Company may, from time to time, as it sees fit, authorize and allot additional Shares for issuance under the Plan~~. The ~~Board~~Committee, at its sole discretion, will determine when an offering under this Plan is made and the maximum number of Shares available for issuance during each Offering Period. In the event of any changes in the outstanding Shares ~~of the Company~~ by reason of stock dividends, stock splits, recapitalisation, mergers, consolidations, combinations or exchanges of Shares, split-ups, split-offs, spin-offs, liquidations or other similar changes in capitalization, or any distribution to shareholders other than cash dividends, the Committee shall make such adjustments, if any, in light of the change or distribution as the Committee in its sole discretion shall determine to be appropriate in the number and class of shares and the purchase prices of the Shares which may be purchased by Participating Employees during the current Offering Period. In the event of any such change in the outstanding Shares ~~of the Company~~, the aggregate number and class of shares available under this Plan and the maximum number of shares which may be purchased and their purchase price shall be appropriately adjusted by the Committee.

3.4

Upon the happening of an event specified in Section 3.3, the class and aggregate number of ~~shares~~Shares available under this Plan shall be appropriately adjusted to reflect the event. Notwithstanding the foregoing, such adjustments shall be made only to the extent that the Committee, based on advice of counsel for the Company, determines that such adjustments will not constitute a change requiring shareholder approval under Section 423(b)(2) of the Code, the Act, the rules of any stock exchange or market upon which the Shares are listed or quoted, or other applicable ~~Canadian~~ law.

3.5

The Board may terminate this Plan at any time, upon written notification to the Administrator, except that if the termination occurs after the conclusion of an Offering Period and before the issue of ~~shares~~Shares to participating employees, the Company will complete the sale of all ~~shares~~Shares subscribed for.

3.6

The ~~Board~~Committee may terminate an Offering Period at any time prior to the conclusion of the Offering Period, provided that all deposits received during the Offering Period are returned to the Participating Employees.

3.7

~~The Board~~Subject to Section 16.1, the Committee may ~~amend any terms under the Plan upon 60 days written notice~~, insofar as permitted by law and subject to ~~the receipt of~~ any required ~~regulatory~~ approval~~, and approval from the Administrator and a majority of the Employee Shareholders.~~ of any stock exchange on which the Shares are then listed or quoted or the Administrator, amend, modify, revise or otherwise change the terms of the Plan, in whole or in part, provided that no amendment or revision may use or divert any Employee Contributions for purposes other than for the purchase of Shares pursuant to the Plan. For greater certainty, and without limiting this Section 3.7, the approval of the Company’s shareholders shall not be required for the following amendments, subject to any regulatory approvals including, where required, the approval of any stock exchange on which the Shares are then listed or quoted or the Administrator:

(a)

amendments of a “housekeeping” nature, including any amendment for the purpose of curing any ambiguity, error or omission in the Plan or to correct or supplement any provision of the Plan that is inconsistent with any other provision hereof;

(b)	amendments necessary to comply with the provisions of applicable law, including, without limitation, the rules, regulations and policies of the Toronto Stock Exchange, the Code and the Act;

(c)

amendments respecting administration of the Plan, including but not limited to changing the process by which an Eligible Employee may participate in the Plan, such as changing the manner in which Employee Contributions may be made; and

(d)	amendments to introduce vesting or retention periods in respect of Shares purchased under the Plan.

Any amendment referred to in Section 3.7 shall be effective at such date as the Committee may determine.

3.8	Notwithstanding Section 3.7, and subject to Section 16.1, the Company’s shareholders’ approval shall be required for:

(a)	any amendment to increase the number of Shares reserved for issuance under the Plan or the maximum amount of Shares available for issuance pursuant to the Plan;

(b)	any amendment to the definitions of Eligible Employee, Purchase Price and Shares;

(c)	any amendment to remove, exceed or increase the limits on Insider participation in the Plan established by Section 8.11;

(d)	any amendment to introduce Company matching of Employee Contributions;

(e)	any amendment to the restrictions on the transferability of Participating Employee’s rights under this Plan; and

(f)	any amendment to the provisions of Sections 3.7 or 3.8.

The threshold for the Company’s shareholders’ approval of an amendment, if required, shall be a majority of the Company’s shareholders present in person or by proxy and entitled to vote at a duly called meeting of the Company shareholders and shall, if and only to the extent required under applicable securities laws and regulatory requirements, exclude the votes cast by Insiders.

3.9

~~3.8~~ The ~~Board~~Committee will determine all questions arising with respect to the administration of this Plan. The determination of the ~~Board~~Committee will be conclusive and binding on all Participating Employees.

3.10

~~3.9~~ The Company’s obligation to sell and deliver ~~the~~ Shares under this Plan is subject to the availability of registration and prospectus exemptions under applicable securities law, and the receipt of any required approval of any stock exchange or Market upon which the Shares are listed or quoted, and any approval by a governmental authority required in connection with the authorization, issuance or sale of such Shares, including the Code and the Act.

3.11

~~3.10~~ Upon (a) the dissolution or liquidation of the Company, (b) a merger, amalgamation, arrangement or other reorganization of the Company with one or more corporations as a result of which the Company will not be a surviving corporation, (c) the sale of all or substantially all of the assets of the Company or a material division of the Company, (d) a sale or other transfer, pursuant to a tender offer, takeover bid or otherwise, of more than fifty percent (50%) of the then outstanding ~~Common~~ Shares ~~of the Company~~, or (e) ~~an acquisition by the Company resulting in an extraordinary expansion of the Company’s business or the addition of a material new line of business~~any transaction similar to any of those listed in Section 3.11(a) to 3.11(d) (any of such events is herein referred to as a “Terminating Event”), the Committee may but shall not be required to:

(a)

make provision for the continuation of the Participating Employees’ rights under this ~~ESPP~~Plan on such terms and conditions as the Committee determines to be appropriate and equitable, including where applicable, but not limited to, an arrangement for the substitution on an equitable basis, for each ~~Common~~ Share that could otherwise be purchased at the end of the Offering Period in progress at the time of the Terminating Event, of any consideration payable with respect to each then outstanding ~~Common~~ Share in connection with the Terminating Event; or

(b)	terminate all rights of Participating Employees under the ~~ESPP~~Plan for such Payment Period and

(i)	return to the Participating Employees all of their payroll deductions for such Payment Period; and

(ii)

for each ~~Common~~ Share, if any, that could otherwise be purchased under the ~~ESPP~~Plan by a Participating Employee at the end of such Offering Period (determined by assuming that payroll deductions at the rate elected by the Participating Employee were continued to the end of the Offering Period and used to purchase ~~Common~~ Shares based on the Fair Market Value of the ~~Common~~ Shares on the first day of the Offering Period) and with respect to which (A) the purchase price at which such Common Share could be purchased (determined with reference only to the Fair Market Value of the ~~Common~~ Shares on the first day of ~~the Absolute Software Corporation Employee Share Ownership Plan~~such Offering Period) is exceeded by (B) the Fair Market Value of ~~Common~~ Shares on the date of the Terminating Event, as determined by the Committee, pay to the Participating Employee an amount equal to such excess.

The Committee shall make all determinations necessary or advisable in connection with Terminating Events, and its determinations shall, in the absence of fraud or patent mistake, be conclusive and binding on all persons with any interest in the ~~ESPP~~Plan.

Article 4.	REPRESENTATIONS AND WARRANTIES

4.1	The Company represents and warrants to each Eligible Employee that:

(a)	the Company is validly existing and in good standing under the laws pursuant to which it was incorporated;

(b)	the Company is eligible to register an employee share ownership plan under the Act;

(c)	the Company is not party to any agreement which prohibits or restricts it from adopting the Plan, completing any of the transactions contemplated hereunder and complying with the terms hereof;

(d)	all necessary corporate action has been taken to adopt the Plan as a valid and binding obligation of the Company;

(e)	as of the date of adoption of the Plan, the authorized share capital of the Company was as described in Appendix E;

(f)	the Shares are of a class of shares of the Company that:

(i)	carry voting rights under all circumstances;

(ii)	are not directly restricted in their right to share in the profits of the Company or in the division of the Company’s assets on dissolution or winding up; and

(iii)	do not have any rights and restrictions prohibited by the Regulations;

(g)	the Shares to be issued under the Plan will be from the treasury of the Company and will not have been previously issued;

(h)	the price per Share at which Shares will be purchased through ~~Treasury Purchases~~treasury purchases by Eligible Employees will be the Purchase Price as calculated under this Plan;

(i)

the Financial Statements are prepared in accordance with ~~generally accepted accounting principles~~international financial reporting standards, present fairly the financial position and condition of the Company as at the date thereof and do not omit to state any material liability or financial obligation of the Company as at the date thereof;

(j)	since the date of the Financial Statements there has been no material adverse change in the financial position or condition of the Company, except as disclosed in the Disclosure Document;

(k)	the Disclosure Document discloses all outstanding options, warrants and conversion rights granted by the Company in respect of its securities and contains no misrepresentations;

(l)	the Company is in good standing with the ~~TSX – Venture~~Toronto Stock Exchange and will advise the Administrator within 30 days of ~~the~~any discontinuance of such listing;

(m)	each Eligible Employee has an equal pro-rated right to purchase ~~shares~~Shares under the ~~plan~~Plan; and

(n)	the representations and warranties set out in paragraphs (a) to (m) above will be true and correct at the start of each Offering Period.

4.2

Each Eligible Employee will be deemed to have relied on the representations and warranties contained in paragraphs 4.1(a) to 4.1(n) above in electing to commit to the purchase of ~~shares~~Shares under the Plan.

4.3

The availability of this Plan should not be considered a recommendation, invitation, inducement, encouragement or request by the Company, its agents, officers or directors to participate in the Plan; in particular, securities or other investments referred to in the Plan may not be suitable for an Eligible Employee and each Eligible Employee should take care to make any kind of investment decision only after having first obtained independent investment advice from a person authorized to give such advice.

4.4

Among the risks in investing in the Shares pursuant to the Plan, it is expressly declared by the Company that ~~this plan~~the Plan offers no guarantee or promise of gains or dividends, or protection against loss due to fluctuations in the market price of the Shares. Participation in this Plan will be on the express understanding that each Participating Employee accepts the risks inherent in the purchase of Shares, including risk of such market fluctuations.

4.5

Participation in this Plan will not be interpreted as the granting of a right to continued employment with the Company or any of its subsidiaries and the expectation of any benefit by continuing to be a Participating Employee will not be taken into account in determining any compensation to which a Participating Employee may be entitled by reason of wrongful dismissal.

Article 5.	OFFERING PERIODS AND ELIGIBILITY TO SUBSCRIBE FOR SHARES

5.1

~~Subject to the annual share allotment as described in Appendix A, the~~The Company will offer Eligible Employees the right to participate in the Plan during the Offering Period under the terms and conditions set out in this Plan. Should the aggregate ~~Share Entitlement by~~number of Shares to be issued to all Participating Employees for the Offering Period pursuant to the terms of this Plan ~~Year~~ exceed the ~~annual allotment~~aggregate Share Entitlement for the Offering Period, the Shares available for purchase will be distributed pro-rata to the ~~participants~~Participating Employees.

Excess Employee Contributions will be applied to future purchases or returned in accordance with paragraph 8.3. Fractional Shares cannot be purchased.

5.2

Each person who is an Eligible Employee at the commencement of an Offering Period will be eligible to commit to the purchase of a dollar value of Shares under the Plan during the Offering Period as described in Appendix A. Each person who becomes an Eligible Employee during an Offering Period will be eligible to commit to the purchase of a dollar value of Shares under the Plan during the Offering Period, pro rated to account for the duration of the Offering Period then remaining at the date of such Eligible Employee’s commitment to purchase Shares.

5.3	The Company will notify each Eligible Employee of his or her eligibility to purchase Shares under the Plan.

Article 6.	SUBSCRIPTION ENTITLEMENT

6.1

During an Offering Period each Eligible Employee has an equal entitlement opportunity to commit to the purchase of Shares by delivering a completed Commitment Form that designates the amount of his or her Employee Contribution for the Offering Period. This shall be subject to the ~~dollar~~ limitation~~. This dollar limitation is as~~ disclosed in this Plan and Appendix A, as ~~amended by the Board from time to time~~well as Section 5.2 with respect to Eligible Employees who commence employment during an Offering Period.

6.2	The Company will deliver a Disclosure Document to an Eligible Employee before he or she enters into an agreement to commit to the purchase of Shares under the Plan.

Article 7.	CONTRIBUTIONS

7.1	Employee Contributions will be deducted from Participating Employees’ salary on a semi-monthly basis ~~and delivered by the Company to the Trustee within five (5) Business Days of the end of each month~~.

Article 8.	SHARE ENTITLEMENT

8.1

The ~~Trustee~~Company, on the first Business Day following the end of each Offering Period, will be responsible for calculating each Participating Employee’s Share Entitlement in accordance with Appendix A.

8.2

The ~~Trustee~~Company will hold all Employee Contributions in one pool and will thereby also determine at the end of each Offering Period the aggregate Share Entitlement for all Participating Employees. All purchases will be made in Canadian dollars and all contributions in a currency other than Canadian dollars will be converted into Canadian dollars at the ~~rate quoted by its principal bankers for transactions with~~Bank of Canada’s daily average exchange rate on the first Business Day of the Offering Period, or such other exchange rate determined by the Company, acting reasonably.

8.3

~~At~~A Participating Employee who is enrolled in this Plan at the ~~conclusion~~end of ~~each~~an Offering Period~~, the Company~~ will, unless the Participating Employee gives notice of his or her intent to withdraw from the Plan, automatically ~~re-enroll each~~be enrolled as a Participating Employee in the ~~next~~subsequent Offering Period (subject to the requirement for B.C. Participating Employees who wish to make purchases eligible for tax credits under the Act to deliver an executed Subscription Form prior to commencement of the Offering Period), and any portion of a Participating

Employee’s accumulated Employee Contributions not used for the purchase of Shares at the end of an Offering Period will be applied to the purchase of Shares in the next Offering Period if the Participating Employee is participating in the Plan during that Offering Period, or returned to the Participating Employee. An investment confirmation will be issued to each Participating Employee by the Company within ~~30 days~~50 Business Days of the Purchase Date, setting out the number of Shares purchased, the price paid per Share, the total amount paid, the name, address, telephone number and contact person at the ~~Trustee~~Company, and for B.C. Participating Employees, the procedure for obtaining the tax credit certificate under the Act, and any other prescribed information required under the Regulations.

8.4

Any person who is properly enrolled as a Participating Employee at the beginning of an Offering Period, or becomes enrolled as a Participating Employee during an Offering Period, may elect, in accordance with any procedures prescribed by the Committee, to have the Company deduct a specified percentage of the Participating Employee’s Compensation via payroll deduction for the purchase of Shares pursuant to the Plan. ~~The maximum rate of deduction that a Participating Employee may elect for any Offering Period is 10% of Compensation accrued or paid during the Offering Period, provided that the maximum rate of deduction for B.C. Participating Employees during any Offering Period shall be the greater of 10% of Compensation or Cdn. $5,250.~~ An amount equal to the elected percentage of the Participating Employee’s Compensation, subject to the maximum amount set forth in Section 8.7, will be deducted on each regular pay day falling within the Offering Period. All amounts will be deducted from a Participating Employee’s Compensation on an after-tax basis.

8.5

No interest will be paid on payroll deductions accumulated under this Plan, which will be held ~~in trust for~~on behalf of the Participating Employees by the ~~Trustee. A Participating Employee who is enrolled in this Plan at the end of an Offering Period will, unless the Participating Employee gives notice of his or her intent to withdraw from the Plan, automatically be enrolled as a Participating Employee in the subsequent Offering Period.~~Company.

8.6

B.C. Participating Employees who wish to enroll for purchases during an Offering Period eligible for tax credits under the Act must request a Disclosure Document to read, and must provide an executed Subscription Form prior to the Offering Period.

8.7

During any Offering Period the maximum amount of payroll deductions by a Participating Employee that can be used to purchase Shares may not exceed Cdn$~~10,500 in the currency applicable to the Participating Employee’s compensation~~7,500. During any calendar year, the maximum amount of payroll deductions by a Participating Employee that can be used to purchase Shares under this Plan, together with all other ~~employee stock purchase plans~~Security Based Compensation Arrangements of the Company~~, its parents, subsidiaries and affiliates (including any Share Compensation Arrangement)~~, is Cdn$~~10,500 in the currency applicable to the Participating Employee’s compensation. With respect to U.S. Participating Employees, the foregoing limitations are intended to and shall be interpreted in such a manner as will comply with Section 423(b)(8) of the Code.~~15,000.

8.8

Tax credits are available to B.C. Participating Employees under the Act in respect of the first Cdn$5,250,000, or such lesser amount as is allocated to the Company by the Administrator, in aggregate of subscriptions in any two year period, but are limited to 20% of the subscription price to a maximum for each B.C. Participating Employee of Cdn$2,000 annually.

8.9	No ~~U.S.~~ Participating Employee shall be permitted to subscribe for any Shares under this Plan if such Participating Employee, immediately after such subscription, owns Shares that account for

(including all Shares that may be purchased under outstanding subscriptions under the Plan and any other outstanding options or other rights to purchase or receive Shares) five percent (5%) or more of the total combined voting power or value of all classes of shares of the Company. For the foregoing purposes the rules of Section 424(d) of the Code shall apply in determining share ownership. The dollar limitations set forth in Section 8.7 are intended to and shall be interpreted in such a manner so as to comply with Section 423(b)(8) of the Code. In the event the maximum amount of payroll deductions by a Participating Employee in a calendar year pursuant to the terms of this Plan exceeds US$25,000, such maximum amount of payroll deductions by such Participating Employee shall be reduced to US$25,000 in such calendar year.

8.10

~~8.10~~ B.C. Participating Employees who wish to remain eligible for tax credits under the Act may not hold more than ten percent (10%) of the issued share capital of the Company, calculated in the manner prescribed by the Act.

8.11

~~Purchases of Shares that may be issued or reserved for issuance under~~Notwithstanding any other provision contained in this Plan, no Shares shall be purchased under the Plan on behalf of a Participating Employee if, together with ~~all~~any other ~~employee stock purchase plans of the Company, its parents, subsidiaries and affiliates (including any Share~~Security Based Compensation Arrangement~~):~~

~~(a)~~	~~to Insiders~~ of the Company, ~~in total and within a one year period, may not exceed~~such purchase could result, at any time, in:

(a)	the number of Shares issuable to Insiders, at any time, exceeding 10% of the Outstanding Issue ~~at that time, and~~; or

(b)	~~to any Insider and his or her Associates~~the number of Shares issued to Insiders, within ~~a~~any one-year period, ~~may not exceed~~exceeding 10% of the Outstanding Issue ~~at that time~~.

Article 9.	ISSUANCE AND HOLDING OF SHARE CERTIFICATES

9.1

Subject to section ~~10.4~~10.5 relating to any Insider trading restrictions, the ~~Trustee will submit the Employee Contributions and Share Entitlement of each Participating Employee to the~~ Company, within ~~5 business days~~twenty (20) Business Days of the end of each Offering Period~~.~~

~~9.2~~

~~Upon receipt of the Employee Contributions and the Share Entitlement from the Trustee, the Company~~, will cause Share Certificates to be issued ~~to the Trustee~~ representing those Shares either in the name of the Eligible Employee or, if the Shares are to be held by a RRSP Trust for the benefit of the Eligible Employee, in the name of the trustee of the RRSP Trust. ~~Such Share Certificates will be issued within fifteen (15) Business Days of the receipt of the contributions from the Trustee.~~

9.2

~~9.3~~ In accordance with section 4(1)(d) of the Act, each Share Certificate representing Shares acquired by a Tax Credit Eligible Employee who wishes to obtain a tax credit certificate under the Act will be held in the custody of an authorized depository ~~on the terms set forth in Appendix D~~ for a period of three years from the date of issue of the Share Certificate.

9.3

~~9.4~~ Where an Eligible Employee is not a Tax Credit Eligible Employee, or does not wish to obtain a tax credit certificate under the Act, each Share Certificate will be delivered to the respective Eligible ~~Employees~~Employee within five (5) ~~business days~~Business Days of receipt of the Share Certificates from the Company.

9.4

~~9.5~~ A Participating Employee or his or her legal representative may withdraw ~~Common~~ Shares from his or her account ~~held by the Trustee~~ at any time, not sooner than 30 days after a Purchase Date; however any withdrawal by a U.S. Participating Employee within 2 years of the first day of the Offering Period and one year of the Purchase Date will be treated by the Company as a disqualifying disposition under Sections 421 and 423 of the Code and be reported on the Participating Employee’s tax Form W-2. B.C. Participating Employees who dispose of Shares within three years of the Purchase Date may be required to repay the tax credits received under the Act. ~~Upon~~Subject to Section 3.11, upon termination, all payroll deductions not used to purchase Shares will be refunded to the Participating Employee entitled thereto.

9.5

~~9.6~~ Within ~~30 business days of receiving Share Certificates under paragraph 9.2~~50 Business Days of the end of each Offering Period, the ~~Trustee~~Company will deliver to the Eligible Employee an investment confirmation setting out the information required by the Act and the Regulations.

Article 10.	WITHDRAWAL FROM PARTICIPATION

10.1

A Participating Employee may withdraw from participation in the purchase of ~~shares~~Shares under the Plan by delivering written notice of such to the Company ~~and the Trustee~~ on or before the 10th Business Day prior to the end of the Offering Period. A notice of withdrawal pursuant to this paragraph will be effective upon delivery of such to the ~~Trustee~~Company.

10.2

Upon termination of employment with the Company for any reason (including involuntary with or without cause, resignation, retirement or death), ~~an employee~~a Participating Employee will be deemed to have withdrawn from participation in the purchase of ~~shares~~Shares under the Plan, effective the ~~date~~last day of ~~termination~~employment. If a Participating Employee’s payroll deductions are interrupted by any garnishment or other legal process, the Participating Employee will be deemed to have elected to withdraw from the Plan for the Offering Period in which the interruption occurs. ~~The Company will promptly advise the Trustee if an employee’s participation rights are terminated under this paragraph.~~

10.3

A Participating Employee’s participation and payroll deductions will continue during a ~~paid~~sick leave or other bona fide leave of absence, for up to three months, or for so long as the Participating Employee’s right to re-employment is guaranteed either by statute or contract, if longer than three months, unless the Participating Employee elects to stop his or her payroll deductions. Such participation will end automatically at the end of the current Offering Period. ~~A Participating~~Such Eligible Employee may re-enroll to participate in subsequent Offering Periods which commence following the employee’s return from ~~the~~such leave ~~of absence~~.

10.4

Upon receipt of a notice of withdrawal or termination, as described in either paragraph 10.1 or 10.2, the ~~Trustee~~Company will, within 10 Business Days, return all of the Participating Employee’s Employee Contributions which are being held at such time by the ~~Trustee~~Company.

10.5

An Insider who is a Participating Employee may, at any time, advise the ~~Trustee~~Company that they wish to ~~postpone~~suspend the purchase of ~~shares~~Shares under the Plan if the Insider is of the view that such purchase would be contrary to any applicable insider trading provisions, and the Company may, on its initiative, also suspend sales to Insiders. Where the ~~Trustee~~Company is precluded by this paragraph from acquiring Shares for an Insider, the monies that would have otherwise have been used to subscribe for such ~~shares~~Shares will be credited to such Insider’s account and, subject to withdrawal by the Insider from the Plan, will be applied to future purchases of Shares under this Plan.

10.6

A Participating Employee’s rights under this Plan, including rights to accumulated Employee Contributions, may not be pledged, assigned, encumbered or otherwise transferred for any reason other than by will or the laws of descent and distribution. Any such attempt will be treated as an election by the Participating Employee to withdraw from this Plan.

Article 11.	APPLICATION FOR TAX CREDIT CERTIFICATES

11.1	If the Company has received from a Tax Credit Eligible Employee who subscribed for Shares under the Plan:

(a)	all required information; and

(b)	payment in full of the Purchase Price for the Shares;

then the Company will, on behalf of such person, apply to the Administrator in accordance with the Act and Regulations for a tax credit certificate in respect of the purchase of the Shares.

Article 12.	USE OF FUNDS

12.1	Subject to paragraph 12.2, the funds raised under this Plan will be used for general corporate operations including working capital and capital expenditures.

12.2	The Company will not use any funds received from the issue of Shares under the Plan for any purpose prohibited by the Act or the Regulations.

Article 13.	REPORTS TO EMPLOYEE SHAREHOLDERS

13.1

To allow Employee Shareholders to monitor their investment in the Company, the Company will ~~provide~~make available to the Employee Shareholders ~~with~~ all quarterly and annual public disclosure documents required to be filed and sent to the Company’s shareholders under applicable securities laws and Section 4(1)(g) of the Act.

13.2	Upon request by a Shareholder, the Company will provide the Shareholder with access to or copies of the Plan.

Article 14.	OTHER COVENANTS OF THE COMPANY

14.1	The Company covenants with the Eligible Employees that:

(a)	the Company will comply at all times with the Plan, the Act and the Regulations;

(b)	the Company will not enter into any agreement which would prohibit or restrict it from completing any of the transactions contemplated hereunder or complying with the terms hereof;

(c)	in any 2 year period, the amount of equity capital raised under the Plan will not exceed Cdn$5 million or such other amount as may be permitted by the Act from time to time; and

(d)

all required corporate action will be taken to duly allot and issue Shares purchased under this Plan from the treasury of the Company and, upon receipt by the Company of payment in full for Shares subscribed for hereunder, the Shares will be validly authorized and issued as fully-paid.

Article 15.	PURCHASE BY OR TRANSFER TO TRUSTS

15.1	Notwithstanding any other provision of this Plan, an Eligible Employee may:

(a)	purchase Shares under the Plan through a RRSP Trust; and

(b)	transfer Shares purchased under the Plan to a RRSP Trust.

15.2

Where an Eligible Employee purchases Shares under the Plan through a RRSP Trust, the provisions of the Plan shall apply to the purchase by the RRSP Trust as if the purchase was being made by the Eligible Employee.

Article 16.	AMENDMENTS FOR ELIGIBILITY UNDER THE EMPLOYEE INVESTMENT ACT

16.1

For continuation under the ~~Employee Investment~~ Act, no alteration will be made to the Plan in accordance with Section 3.7 or Section 3.8 without prior approval of the Administrator and a majority of Employee Shareholders~~, notice of which must be at least 60 business days~~.

Article 17.	LIABILITY

17.1

Neither ~~the Trustee,~~ the Company or any subsidiary of the Company, nor any directors, ~~officer~~officers or ~~employee~~employees of any of them will be liable for anything done or omitted by such person ~~of by~~to any other person with respect to the price, time, quantity or other conditions or circumstances of the purchase of Shares under this Plan or with respect to any fluctuation in the price or value of Shares, or in any other manner in connection ~~under~~with this Plan, unless such act or omission constitutes ~~wilful~~willful misconduct on such person’s part.

Article 18.	GENERAL

18.1

The Plan will be construed and enforced in accordance with the laws of British Columbia. The Company and each Participating Employee irrevocably and exclusively attorns to the jurisdiction of the courts of British Columbia and all courts having appellate jurisdiction thereover, and any proceeding commenced or maintained by a party in respect of this Plan will be commenced or maintained only in such of those courts as is appropriate.

18.2

The Administrator has not reviewed the investment merits of the Shares and in no way guarantees an investment in Shares. Assessment of the investment merit, adequacy of this Plan, and due diligence review is entirely the responsibility of Participating Employees.

18.3	~~18.2~~ Time will be of the essence in respect of this Plan.

18.4	~~18.3~~ The Plan will be binding upon the Company, its successors and assigns and will enure to the benefit of each Eligible Employee and their respective personal representatives and assignees.

~~IN WITNESS WHEREOF the Company has adopted the Plan under its seal as of the day and year first written above.~~

~~The common seal of the Company~~	~~)~~
~~was hereto affixed in the presence of:~~ 	~~)~~
~~)~~

	~~)~~	 ~~c/s~~
~~)~~
~~Authorized Signatory~~	~~)~~
~~)~~
~~)~~
~~)~~
~~Authorized Signatory~~	~~)~~

Appendix A. Plan Data

All ~~common shares of the Company~~Shares issued under this Plan will be from the un-issued and authorized treasury of the Company. All purchases will be made at the end of each Offering Period, in accordance with this Appendix A. The Shares purchased will be free trading, subject to any ~~TSX-Venture~~Toronto Stock Exchange imposed restrictions. The terms of each Share offering will be determined by the ~~Board~~Committee and disclosed in the Disclosure Document. The general terms are as follows:

1. The ~~Board~~Committee will determine the commencement date and term of each ~~Share~~ Offering Period. The typical Offering Period will be for six months and are anticipated to be as follows:

•	January 1 to June 30

•	July 1 to December 31

2. Maximum contribution per Participating Employee per Offering Period~~:~~

•	~~Canadian Employees~~ is Cdn~~.~~$~~5,250~~7,500 (Cdn~~.~~$~~10,500 per~~ 15,000/year)~~; and~~

•	~~U.S. Employees U.S.$ 5,250 (U.S.$10,500 per year)~~

3. The aggregate Share Entitlement for an Offering Period will be determined by the ~~Board~~Committee at the time each offering is made to a maximum of ~~1,000,000~~350,000 Shares over the term of this Plan. The total number of Shares available for issue in any Offering Period is calculated as the lesser of:

•	The aggregate Shares Entitlement set by the ~~Board~~Committee for the Offering Period;

•	The sum of all Employee Contributions for the Offering Period divided by the Purchase Price; and

•	The remaining number of ~~shares~~Shares available for issue.

Where the start or end date of the Offering Period falls on a non-trading or non-~~business day~~Business Day, the Fair Market Value of the prior ~~business day~~Business Day in which the Shares were traded will be used in determining the Purchase Price.

4. The Share Entitlement for each Participating Employee for the Offering Period is calculated as the lesser of:

•	the number of Shares obtained by dividing the Participating Employee’s Contributions by the Purchase Price, rounded down to the nearest ~~50 Shares~~Share; and

•	the pro-rated Share Entitlement calculated as the Participating Employee’s Contributions for the Offering Period, divided by the aggregate of all Employee Contributions for the Offering Period, and multiplied by the aggregate number of shares calculated in Section 3 of this Appendix, rounded down to the nearest ~~50 Shares~~Share.

5. Estimated number of employees covered by the Plan:

•	~~85 to 100~~

~~6. Plan enrollment deadline:~~

•	~~10 business days before the beginning of each Offering Period~~500

6. ~~7.~~ Plan withdrawal deadline:

•	10 ~~business days~~Business Days before the end of each Offering Period

7. ~~8.~~ Offering Period termination deadline:

•	The ~~Board~~Committee may terminate any Offering Period up to 10 ~~business days~~Business Days before the end of each Offering Period, and repay all Participating Employee contributions.

Appendix B. General Form of Disclosure Document

DISCLOSURE DOCUMENT

Eligible ~~employees~~Employees (and/or their professional advisors) should carefully review the information contained in this document before making an investment decision. Defined terms used but not otherwise defined herein shall have the meanings ascribed thereto in the 2019 Employee

Share Ownership Plan.

Absolute Software Corporation

~~800 – 111~~Suite 1400, Four Bentall Centre, 1055 Dunsmuir Street

Vancouver, BC Canada V~~6B 6A3~~7X 1K8

(the ~~“~~”Company~~”~~”)

Total Plan	~~1,000,000~~350,000 Common Shares

The Board will determine when offerings to purchase the Common Shares are made and will detail the particulars of each offering in a Disclosure Document provided to each Eligible Employee. The offerings are for a maximum of six months with the following anticipated Offering Period dates, and with the following maximum contribution and Share Entitlement limits:

Share Offering Period (1)	Maximum Individual CDN$ Contribution	Maximum Total Plan Allotment per period (2)
Jan. 1 – Jun 30	~~$5,250~~$7,500	~~500,000~~350,000
Jul. 1 – Dec. 31 ~~(1)~~	~~$5,250~~$7,500	~~500,000~~350,000

(1)        Subject to the provisions of the Act (as defined below) respecting revocation, the Board may terminate an Offering Period at any time ~~with notice at least 10 days~~ prior to the conclusion of the Offering Period. If an Offering Period is terminated, all Employee Contributions will be returned to the Participating Employees.

(2)        ~~(2)~~ The total number of common shares issuable in any Offering Period isthe lesser of (a) ~~500,000~~350,000 shares; (b) the total Share Entitlement set by the Board for the Offering Period; (c) the total of all ~~employee contributions~~Employee Contributions divided by the ~~purchase price~~Purchase Price; and (d) the remaining number of ~~shares~~Shares available for issue under the Plan.

~~PURPOSE OF THE PLAN~~

Purpose of the Plan

The Company adopted its 2019 Employee Share Ownership Plan (the ~~“~~”Plan~~”~~ ”) on December ~~16~~11, ~~2005~~2019 with the following objectives in mind:

•	Provide an opportunity for ~~employees~~Eligible Employees to participate in the ownership of the Company;
•	~~Enable employees~~To enable Eligible Employees to share in the Company~~’~~’s success;
•	~~Improve~~To improve the Company~~’~~’s ability to retain a skilled work force; and
•	~~Encourage~~To encourage teamwork and cooperation among all members and units of the Company.

The Plan was registered under the Employee Investment Act ~~of~~ (British Columbia) (the “Act”) so that Tax Credit Eligible Employees could receive a 20% employee investment tax credit on Share purchases under the Plan. See the section headed ~~“~~”Summary of EIA Tax Assistance~~”~~” on page 3 for details. Where ~~employees~~Eligible Employees wish to participate in the tax credit, the offering and transfer of Shares issued under the Plan is governed by the ~~Employee Investment~~ Act.

Eligible Employees ~~of the Company or its Affiliate Companies, excluding directors of the Company, who fall into one of the following two groups and have been employed by the Company (or a predecessor or an affiliate of the Company) for a period of at least three months are eligible to purchase Shares under the Plan if they meet the following criteria:~~

An employee who is eligible to purchase Shares under the Plan is referred to in this disclosure document as an “Eligible Employee”. They are: employees of the Company or its Affiliate Corporations, excluding non-employee service providers to the Company, non-employee members of the Board and highly compensated employees within the meaning of Section 414(q) of the Internal Revenue Code of 1986 (United States), employed on a continuing basis for at least twenty (20) hours a week:

~~1.        They are~~ “See the Section headed “Summary of EIA Tax Assistance” below for details concerning the investment tax credits available to “Tax Credit Eligible Employees~~”~~”, meaning those employees who, at the time of subscribing for Shares ~~are~~is:

(a)	resident in British Columbia ~~residents,~~;

(b)	employed by the Company, (or ~~a~~the predecessor or ~~an Affiliate~~Affiliated Corporation of the Company~~,~~) on a continuing basis for an average of at least ~~20~~twenty hours ~~each~~a week~~, and~~;

(c)	is not ~~already “~~a major ~~shareholders”~~shareholder (as defined in the Act) of the Company~~.~~; and

~~(A “major shareholder” means any person who, together with his or her relatives, trusts or companies, holds 10% or more of the Shares of the Company. Employees who think they might be a “major shareholder” should check the precise legal definition in section 1 of the Employee Investment Act to be sure).~~

~~2.~~	~~They are “Other Eligible Employees” meaning employees who are not British Columbia residents and who otherwise comply with paragraphs (b) and (c) of the definition of “Tax Credit Eligible Employees”.~~

~~3.~~	~~An employee who the Board of Directors determines is eligible to participate in the Plan.~~

~~An employee who is eligible to purchase shares under this Plan is referred to in this disclosure document as an “Eligible Employee”.~~

~~See the Section headed “Summary of ETA Tax Assistance” below for details concerning the investment tax credits available to Tax Credit Eligible Employees.~~

~~SUBSCRIPTION ENTITLEMENT~~

(d)	meets other conditions as may be prescribed under the means the regulations enacted pursuant to the Act in force from time to time (the “Regulations”).

Subscription Entitlement

The Plan allows Share offerings to be made to Eligible Employees from time to time. The number of Shares available and period of the current Share offering to Eligible Employees are shown on the ~~face~~first page. The characteristics of the Shares offered are described in the section headed ~~“~~”Share Capital~~”~~” below.

The Plan provides that each Eligible Employee has an equal right to subscribe for Shares.

The maximum permitted participation by an employee in the offering is Cdn$~~5,250~~7,500 per Offering Periodto a maximum of Cdn$~~10,500~~15,000 per annum. Eligible Employees can commit to the purchase of ~~shares~~Shares by committing semi-monthly payroll deductions up to this maximum. Eligible Employees who want to commit to the purchase of ~~shares~~Shares in this ~~offering period~~Offering Period must complete the Commitment Form accompanying this Disclosure Document and return it to the ~~Accounting~~accounting department ~~by 10 business days prior to the start~~ of the ~~offering period~~Company.

Share Purchases

~~Free~~Eligible Employees who purchase Shares pursuant to the Plan will receive free trading common shares in the Company, subject to any TSX~~-Venture Exchange~~ imposed holding period, ~~are generally purchased~~issued from the treasury of the Company ~~and the~~. The Share ~~Certificates~~certificates are delivered to employees within ~~30 days~~20 Business Days of the end of any Offering Period, unless Tax Credit Eligible Employee applies for the investment tax credit as discussed further in the “Summary of EIA Tax Assistance” section below.

Once delivered, the ~~Share Certificates~~share certificates are available for deposit with a broker and disposition, subject to any TSX~~-Venture Exchange~~ imposed holding period.

The number of Shares purchased is calculated by dividingthe ~~contributions~~Employee Contributions made during the Offering Period by the ~~Share~~ Purchase Price. The ~~Share~~ Purchase Price is calculated as 85 % of the lower of:

●	the Fair Market Value on the first day of the Offering Period, and
●	the Fair Market Value on the ~~last day on the~~ Purchase Date,

provided that if there is no Fair Market Value on the relevant day, the Fair Market Value ~~price~~ will be calculated as of the last day on which there was a Fair Market Value immediately before the relevant date.

The number of Shares actually purchased may be reduced if the maximum Share allotment ~~per~~for that Offering Period is reached. Any excess funds due to this restriction will be either returned to the ~~employee~~Eligible Employee or used in the purchase of Shares during the next Offering Period, as decided by the ~~employee~~Eligible Employee.

A copy of the Company~~’~~’s most recent annual Financial Statements is attached ~~as~~ to this Disclosure Document.

Right to Review Plan

The Plan itself is a detailed legal document. Any Eligible Employee who wishes to examine the Plan may obtain a copy from the Company upon request.

~~SUMMARY OF EIA TAX ASSISTANCE~~

Summary of EIA Tax Assistance

(Tax ~~Credits~~credits are only available to those ~~employees~~Eligible Employees who meet the criteria set for Tax Credit Eligible Employees.)

The Plan is registered under the ~~Employee Investment Act of British Columbia~~Act (referred to from this point forward as the ~~“ETA”~~“EIA” ). The Province of British Columbia (the “Province”) enacted the ETAEIA to encourage employee investment for the purposes of job creation, job protection and employee participation in corporate ownership. The ~~ETA~~EIA encourages employee investment by providing for employee investment tax credits to be issued to Tax Credit Eligible Employees who purchase shares under registered employee share ownership plans.

A summary of the key characteristics of the tax credit is set out below:

*	~~●~~ the credit is equal to 20% of the share subscription proceeds received by the Company from the Tax Credit Eligible Employee.

*	~~●~~ the maximum credit is $2,000 for a calendar year (per person) (= $10,000 of investment/yr.).

*	~~●~~ credit towards B.C. income tax otherwise payable.

*	~~●~~ unused credits cannot be carried forward or back or be refunded in cash.

*

~~●~~ if a ~~share~~Share purchase under the Plan is made during the first 60 days of a calendar year, the Tax Credit Eligible Employee may claim the tax credit for that calendar year or the previous calendar year or allocate the ~~shares~~Shares purchased between both years.

*	~~●~~ the value of the tax credit will not be included in the Tax Credit Eligible Employee’s income for tax purposes or reduce the adjusted cost base of the ~~shares~~Shares acquired.

*	~~●~~ the tax credit is only available to the first purchaser of the ~~shares~~Shares (i.e. it is only available with respect to Shares issued from treasury of the Company).

The Company will apply to the Province for tax credit certificates on behalf of Tax Credit Eligible Employees. The tax credit certificatemay then be claimed on and filed with a Tax Credit Eligible Employee’s income tax return.

~~An employee~~A Tax Credit Eligible Employee’s investment tax credit must be repaid to the Province if a Tax Credit Eligible Employee sells ~~shares~~Shares purchased under the Plan within 3 years of buying them. The ~~ETA~~EIA seeks to encourage longer term, committed investment. Therefore, tax assistance is withdrawn in the case of investments, which proveto be short term. The ~~buyer of the shares~~Tax Credit Eligible Employee is also jointly and severally liable with the ~~seller~~Company to repay the credits ~~and the shares~~. As a result, any Shares that a Tax Credit Eligible Employee wishes to sell will not be released from escrow until the tax credit has been repaid. After expiry of the 3-year period, the ~~shares~~Shares may be sold without repayment of the tax credit.

To enable monitoring of ~~share~~Share transactions, the ~~ETA~~Province requires that the certificates representing ~~shares~~the Shares issued under the Plan to Tax Credit Eligible Employees be held in the custody of ~~an authorized depository~~the Company during the 3 year hold period. ~~Royal Trust Corporation of Canada will be the authorized depository.~~ Purchasers will receive an investment confirmation within ~~30 days~~50 Business Days of paying for the ~~shares~~Shares. Shares may be released prior to the 3-year period upon repayment of the ~~Tax Credit~~tax credit.

The extent of the Province’s involvement in the Plan has been to register it under the EIA to allow Tax Credit Eligible Employees to receive the tax assistance described above. The Province has not reviewed the investment merit of the ~~shares~~Shares being offered by the Company and in no way guarantees an investment in the Shares. Assessment of investment merit, adequacy of the Plan, and due diligence review is entirely the responsibility of the ~~investor~~Tax Credit Eligible Employees.

If the legislation governing the ~~Employee Share Ownership program~~Plan is amended or repealed, any approval provided by the Ministry in connection with the ~~Company’s~~ Plan, including any approval relating to payment of ~~Tax Credits~~tax credits to Tax Credit Eligible Employees who purchased ~~shares~~Shares under the Plan, could be subject to variation orcancellation by the Administrator.

Cost Sharing For Employee Groups

The ~~ETA~~EIA allows for Provincial cost sharing assistance to employee groups that obtain independent professional advice relating to the negotiation, evaluation and implementation of a registered employee share ownership plan. Reimbursement of 50% of eligible costs up to $2,500 may be applied for. For more informationabout cost sharing for employee groups, contact the ~~Tnvestment~~Investment Capital Branch of the Ministry of EconomicDevelopment at toll free 1-800-665-~~5457~~6597.

Share Capital

The authorized share capital of the Company consists of~~:~~

~~i.~~	~~50,000,000~~ 100,000,000 common shares without par value~~; and~~

~~ii.~~	~~20,000,000 preference shares, redeemable.~~

The issued and outstanding share capital of the Company as at June 30, ~~2005 consists of:~~2019 consisted of 41,645,552 common shares without par value, listed and posted for trading on the TSX under the symbol “ABT”.

~~1. Common Shares (TSX-V: ABT)~~	~~20,985,773~~
~~2. Preferred Shares~~	~~nil~~

~~Common Shares~~

The holders of common shares are entitled to one vote for each share held ~~at~~on all ~~meetings of~~matters to be voted on by the shareholders of the Company ~~(other than special class meetings at which only holders of another class of shares are entitled to vote) and, subject to the rights attached to the preferred shares,~~and are entitled to receive~~, pro-rata with all other holders of common shares,~~ such dividends as may be declared by the ~~directors of the Company on the common shares and the remaining assets of the Company in~~Board. In the event of ~~its~~the dissolution, liquidation, ~~dissolution or~~ winding-up~~.~~

~~Preferred Shares~~

~~The Preference shares are issuable in series and the Board of Directors is entitled to determine the designation, preferences, rights, conditions, restrictions, limitations and prohibitions to be attached to each series of such shares. The Preference shares are entitled to priority over the Common shares with respect to the payment of dividends and distributions in the event of the dissolution, liquidation or winding-up~~, or other distribution of the assets of the Company, the shareholders are entitled to receive, on a pro-rata basis, all of the assets of the Company remaining after payment of all of the Company’s liabilities. The ~~holders of Preference~~common shares ~~are entitled to receive notice of any meeting of the shareholders of Absolute and to attend and vote thereat, except as otherwise provided in the rights and restrictions attached to the shares by the Board~~carry no pre-emptive or conversion rights.

Outstanding ~~Options~~Convertible Securities (June 30, 2018)
Plan Category	Number of securities to be issued under equity compensation plans(1) (a)	Weighted-average exercise price of outstanding options (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by securityholders
Option Plan	1,151,213	CAD$7.82	2,173,897
PRSU Plan	1,580,257	N/A	2,173,897
Current ESOP	N/A	N/A	92,099
~~Number of Options~~	~~Exercise Price~~ 	~~Weighted Average  Price~~ 	~~Weighted Average  Years to Expiry~~
~~735,246~~ 	~~$5.00~~	~~$5.00~~ 	~~1.25~~
~~201,500~~ 	~~$1.15 to $2.10~~	~~$1.72~~ 	~~1.72~~
~~2,302,000~~ 	~~$0.25 to $0.81~~	~~$0.39~~ 	~~3.32~~
Total~~: 3,238,246~~	2,731,470	~~$1.52~~CAD$7.82	~~2.75~~2,173,897

Use of Proceeds

The net proceeds of the offering will be used by the Company for general corporate purposes.

Prospectus Exemption

The issuance of securities to residents of British Columbia is subject to the Securities Act (British Columbia) (the ~~“~~”Securities Act~~”~~”), which normally requires a prospectus to be prepared and delivered to the purchaser. The Securities Act provides a prospectus exemption where the purchaser is an Eligible Employee, so long as the purchaser ~~is not induced to purchase securities by the expectation of employment or continued employment~~’s participation in the distribution is voluntary.

A purchaser under this exemption is not subject to a hold period pursuant to the Securities Act or ~~Regulation. The TSX – Venture Exchange imposes a four month trading restriction for shares purchased under this plan. The Share Certificates will bear a legend restricting transfer~~the regulations thereunder.

Shareholder Communication

As a shareholder, or an ~~employee~~Eligible Employee of the Company participating in the Plan, ~~the Company~~you will ~~provide~~be eligible to elect to receive all reporting information sent to public shareholders. This will include all quarterly and annual filings, as well as the information set forth in Section 4(1)(g) of the EIA.

You may also view the Company’s public filings on www.sedar.com.

Board ~~Of~~of Directors

The Board ~~of Directors of the Company~~ has authority over management of the Company. The Board ~~of Directors~~ is elected each year by the shareholders at the Company’s annual general meeting. There are ~~5~~6 positions on the Board presently filled by the following persons:

Name of Director	Principal Occupation

Christy Wyatt	Chief Executive Officer of Absolute

Gregory Monahan	Senior Managing Director of Crescendo Partners and Portfolio Manager of Jamarant Capital

Lynn Atchison	Corporate Director

Daniel Ryan	Chief Executive Officer of CiBO Technologies

Salvatore Visca	Chief Technical Officer of Elastic Path Software

Gerhard Watzinger	Corporate Director

~~Name of Director~~ 	~~Occupation (for past 5 years)~~
~~John Livingston~~ 	~~Chairman and Chief Executive Officer of Absolute~~
~~Christian Cotichini~~ 	~~Chief Executive Officer of Make Technologies, Inc.~~
~~Terry Libin~~ 	~~President of Highfield Development Ltd.~~
~~Ian Reid~~ 	~~President of Rastus Holdings Ltd.~~

Principal Shareholders

~~No~~To the knowledge of the Company, as of November 6, 2019, Lynrock Lake LP held 6,247,066 common shares, or approximately 14.9% of the outstanding common shares, and Trigran Investments, Inc. held 6,246,800 common shares, or approximately 14.9% of the outstanding common shares. To the knowledge of the Company, no other person or corporation beneficially owns, directly or indirectly, ~~holds~~or exercises control or direction over, Common Shares carrying more than ~~20~~10% of the ~~Company’s~~voting rights attached to all outstanding ~~voting securities~~Common Shares.

Adverse Material Changes

There have been no adverse material changes in the financial position of the Company that ~~has~~have occurred since the date of the Financial Statements attached hereto.

Recent Information Releases

The Company is listed on the TSX ~~– Venture Exchange~~ (TSX~~-V~~: ABT). Copies of the Company~~’~~’s most recent Financial Statements are attached to this Disclosure Document.

The following documents filed with the securities commission or similar regulatory authority in each of the provinces of Canada, are specifically incorporated by reference in, and form an integral part of, this disclosure document:

(a)

the audited Financial Statements of the Company for the last three fiscal years, together with the auditors’ report thereon, and management’s discussion and analysis in respect of those financial statements;

(b)	the interim unaudited Financial Statements of the Company for each period since the end of the most recent fiscal year, and management’s discussion and analysis in respect of these statements;

(c)	the Information Circular for the last annual meeting of shareholders of the Company; ~~and~~

(d)	the Company~~’~~’s current Annual Information Form;

(e)	any material change report (other than any confidential material change reports) filed by the Company since the date of the Company’s current Annual Information Form.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for the purposes of this disclosure document to the extent that a statement contained herein or in any othersubsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes that statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any information set forth in the document that it modifies or supersedes. The making of a modifying or superseding statement will not be deemed an admission that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission of a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made. A statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this ~~prospectus~~Disclosure Document.

Copies of documents incorporated by reference herein may be obtained upon request without charge from the Company or by accessing the disclosure documents available through the Internet on SEDAR, which can be accessed at ~~www.sedar.com~~www.sedar.com . Eligible Employees who wish to examine the whole of the Company~~’~~’s public file may also do so by visiting the relevant sections of the Company~~’~~’s website at ~~www~~www.absolute.com. ~~absolute.com.~~

Risks and Uncertainties

In considering an investment in the Common Shares, prospectiveinvestors should evaluate the associated risks and uncertainties in addition to other information contained in this ~~disclosure document~~Disclosure Document. Please refer to the Company~~’~~’ s ~~annual report~~current Annual Information Form for a detail list of the risks and uncertainties.

Certificate

This document contains no untrue statement of a material fact and does not omit to state a material fact that is necessary to prevent a statement that is made from being false or misleading in the circumstances in which it was made.

Dated:     [●], 2020

~~(Signature of Chief Executive Officer)~~

~~(Signature of Chief Financial Officer)~~

Christy Wyatt

Chief Executive Officer
Errol Olsen

Chief Financial Officer

The Company’s Most Recent Financial Statements

Appendix C: Commitment Form

Additional Form for Tax Credit Eligible Employees

Tax Credit Questionnaire

EMPLOYEE TREASURY SHARE PURCHASE PLAN COMMITMENT FORM

This commitment form must be completed and signed by Eligible Employees of Absolute Software Corporation (the “Company”) who wish to purchase shares under the Company’s ~~employee treasury share purchase plan~~2019 Employee Share Ownership Plan (the “Plan”) during the offer period from          to         .

Employee Information

Participant: Mr./Mrs./Ms.
(Circle)	Last Name	First Name	Initial

Address:
	No. and Street Name	Apt.	City	Province/State	Postal Code/ZIP

SIN / SSN	Date of Birth
(MM / DD / YY)

Contributions

I received and read the Disclosure Document the Company gave me. I agree to commit Cdn$                                          for the purchase of common shares (the “Shares”) of the Company under the Plan, paid by payroll deductions, for which I authorize the Company to deduct from my wages and salary in 22 equal semi-monthly installments. My contributions will be invested as indicated in my instructions below until such time as a request for change is made. My contributions will be invested in Absolute Software Corporation’s shares as subscribed for in the ~~Employee Treasury Share Purchase~~ Plan.

Allocation of future contributions only:

Registered Retirement Savings Plan (RRSP)%
Note: Group RRSP Application form must be completed

Non-Registered Plan (NRP)%

Total	100%

Designation of Beneficiary (where permitted by law)

In the event of my death, I hereby designate                                                       as my beneficiary, if living, to receive benefits payable under the Plan, otherwise such benefits shall be payable to my estate. I hereby revoke all prior beneficiary designations. I assume full responsibility for ensuring that this designation is valid under applicable law.

Caution

In some provinces/states, designation of a beneficiary by means of a designation form will not be revoked or changed automatically by any future marriage or divorce. Should you wish to change your beneficiary in the event of a future marriage or divorce, you will have to do so by means of new designation.

Note: I agree with full knowledge, to permit the Ministry of Economic Development (B.C.) and Absolute Software Corporation to use the information collected about me in relation to the Plan, or otherwise, for any purpose relating to the Plan. I also hereby authorize them to communicate the information held on me to any person deemed necessary for the administration of the Plan. I acknowledge that my “plan participant file” will be held at the employer’s and the Ministry of Economic Development (B.C.) offices or at any other location as indicated from time to time on the understanding that I will be given access to examine and correct such information as prescribed by law.

Acceptance of Terms and Conditions

I hereby accept all of the terms and conditions of the ~~Employee Share Ownership~~ Plan, a copy of which I have received and read. I declare all of the above information is accurate and I confirm that I am an Eligible Employee in accordance with the terms and conditions of the Plan.

Employee Signature:	Date:

For Office Use Only

Approved by Employer Representative:		Date:
Authorized Signature

EMPLOYEE TREASURY SHARE PURCHASE PLAN

ADDITIONAL FORM FOR TAX CREDIT ELIGIBLE EMPLOYEES

(Only Tax Credit Eligible Employees need complete this Additional Form

This additional form must be completed and signed by Tax Credit Eligible Employees of Absolute Software Corporation (the “Company”) who wish to purchase shares under the Company’s ~~employee treasury share purchase plan~~Employee Share Ownership Plan (the “Plan”) during the offer period from          to         .

Employee Information (Please type or print clearly)

Name (first, initials, last name):

Social Insurance Number:	Phone:

Address:

Note: Tax credit certificates will only be issued at the end of each calendar year after the last payment is made and the shares are issued.

Tax Credit Matters (This only applies to Tax Credit Eligible Employees. Check box below, if applicable.)

☐ Yes, I meet the criteria for a “Tax Credit Eligible Employee” set out on page 1 of the Plan share disclosure document.

I authorize the Company to apply for tax credit certificates for me and to provide the Administrator under the Act with all necessary information. I have attached my completed Tax Credit Questionnaire and confirm it is accurate. I acknowledge that under the Employee Investment Act (British Columbia) share certificates issued to Tax Credit Eligible Employees under the Plan must be held by an authorized depository (currently Royal Trust) for three years after purchase. I direct the Company to deliver the share certificate for the Shares to the depository and agree to be bound by the terms of the escrow agreement with the depository about holding of the share certificates under the Plan. I irrevocably appoint the Company as my attorney for the sole purpose of matters related to the escrow agreement.

I understand that it is my responsibility to notify the Ministry of Economic Development (B.C.) (the “Ministry”) immediately of any name or address changes.

Dated the                  day of                                 , 20    .

Employee Signature

Attached:	Tax Credit Questionnaire
Absolute Software Employee Share Purchase Form

A FALSE OR MISLEADING STATEMENT IS AN OFFENCE UNDER THE EMPLOYEE INVESTMENT ACT

Absolute Software Corporation

EMPLOYEE SHARE OWNERSHIP PLAN

Tax Credit Questionnaire

(Only Tax Credit Eligible Employees need complete this Questionnaire.)

Employee Name:                                                                           SIN:

Previous Tax Credit Related Share Transactions

I confirm that as a result of this Share purchase I will not receive credit certificates under the Act totaling more than $2,000 in value in respect of any one calendar year; and

Note:              Provincial tax credits received as a result of investments in the Working Opportunity Fund and/or B.C. Medical Innovations Fund are included in the above calculation.

A FALSE OR MISLEADING STATEMENT IS AN OFFENSE UNDER THE EMPLOYEE INVESTMENT ACT

~~APPENDIX D – ESCROW AGREEMENT – TO BE ATTACHED~~